Exhibit 10.4

EXECUTION VERSION

AMENDMENT NO. 5 TO CREDIT AGREEMENT

AMENDMENT NO. 5 TO CREDIT AGREEMENT, dated as of October 19, 2022 (this “Agreement”), is entered into by and among FOGO DE CHÃO, INC., a Delaware corporation (the “Borrower”), FOGO DE CHÃO INTERMEDIATE HOLDINGS INC. (formerly known as Prime Cut Intermediate Holdings Inc.), a Delaware corporation (“Holdings”), the undersigned guarantors (together with Holdings, the “Guarantors”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent on behalf of the lenders party to the Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”), the lenders party hereto and the letter of credit issuers party hereto.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower, Holdings, the Administrative Agent and certain lenders entered into that certain Credit and Guaranty Agreement, dated as of April 5, 2018 (as amended, amended and restated, supplemented, waived or otherwise modified prior to the date hereof, the “Credit Agreement” and as further amended pursuant to this Agreement, the “Amended Credit Agreement”; capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement);

WHEREAS, the Borrower has requested that the Administrative Agent, each of the undersigned Revolving Lenders which constitute all of the Revolving Lenders (collectively, the “Revolving Lenders”) and each of the undersigned L/C Issuers which constitute all of the L/C Issuers (collectively, the “L/C Issuers”) consent to certain amendments to the Credit Agreement; and

WHEREAS, the Borrower, Holdings, the Administrative Agent, the Revolving Lenders and the L/C Issuers have agreed to amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement.

(a) Each of the parties hereto hereby agrees that, effective on the Amendment No. 5 Effective Date (as defined below), the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto, except that any Schedule, Exhibit or other attachment to the Credit Agreement not amended pursuant to the terms of this Agreement or otherwise included as part of said Exhibit A shall remain in effect without any amendment or other modification thereto (other than as provided in Section 2 below).

(b) Each of the parties hereto hereby agrees that, effective on the Amendment No. 5 Effective Date, (i) all Revolving Loans outstanding as of the Amendment No. 5 Effective Date that are Eurodollar Rate Loans (as defined in the Credit Agreement, the “Existing Eurodollar Rate Revolving Loans”) shall, as of the Amendment No. 5 Effective Date, automatically and without any further action by any party be converted to SOFR Loans with an Interest Period commencing on the Amendment No. 5 Effective Date and ending on October 31, 2022 and shall accrue interest based on Adjusted Term SOFR and be administered as SOFR Loans in accordance with the Amended Credit Agreement and (ii) the Interest Period applicable to the Existing Eurodollar Rate Revolving Loans in effect immediately prior to the Amendment No. 5 Effective Date shall expire on the Amendment No. 5 Effective Date.

1	Amendment No. 5 to Credit Agreement

SECTION 2. Reference to and Effect on the Credit Documents.

(a) On and after the Amendment No. 5 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement, as amended by this Agreement. For the avoidance of doubt, this Agreement shall also constitute a Credit Document under the Amended Credit Agreement.

(b) The Credit Agreement, as specifically amended by this Agreement, and the other Credit Documents are, and shall continue to be, in full force and effect, and are hereby in all respects ratified and confirmed (including, without limitation, the execution and delivery of any Credit Document by any Credit Party under its prior legal name, where applicable).

(c) Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Credit Document, nor shall it constitute a waiver of any provision of the Credit Agreement or any Credit Document.

SECTION 3. Conditions of Effectiveness for this Agreement. This Agreement shall become effective as of the date (the “Amendment No. 5 Effective Date”) on which the following conditions shall have been satisfied (or waived by the Administrative Agent):

(a) the Administrative Agent shall have received counterparts of:

(i) this Agreement executed by the Borrower, Holdings, the other Guarantors, each Revolving Lender and each L/C Issuer; and

(ii) the fee letter dated as of the date of this Agreement executed by the Borrower in relation to this Agreement;

(b) the Administrative Agent shall have received a certificate of the Borrower dated as of the Amendment No. 5 Effective Date signed on behalf of the Borrower by an Authorized Officer of the Borrower, certifying on behalf of the Borrower that:

(i) immediately before and after giving effect to this Agreement and the transactions contemplated hereby, the representations and warranties set forth in Section 4 hereof and in Section 4 of the Amended Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the Amendment No. 5 Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and

(ii) as of the Amendment No. 5 Effective Date, no event has occurred and is continuing or would result from the effectiveness of this Agreement that would constitute an Event of Default;

2	Amendment No. 5 to Credit Agreement

(c) the Administrative Agent shall have received good standing (or equivalent document to the extent such concept or a similar concept exists under the laws of such jurisdiction) certificates for each Credit Party organized under Delaware law or any other law of the United States, any state thereof or the District of Columbia, as of a recent date from the Secretary of State (or other similar official, register or notary of the jurisdiction of its organization, to the extent readily available in the relevant jurisdiction) and such certificates or resolutions or incumbency certificates of the Credit Parties as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Agreement;

(d) all accrued and unpaid interest on the outstanding principal amount of each Revolving Loan and all accrued fees as of the Amendment No. 5 Effective Date shall have been paid to the Administrative Agent;

(e) (x) except as otherwise specified in the immediately following sub-clause (y), to the extent invoiced at least two Business Days prior to the Amendment No. 5 Effective Date, all accrued fees and reasonable and documented fees and out-of-pocket expenses payable to the Administrative Agent or any Revolving Lender, as applicable, shall have been paid in accordance with Section 5 of this Agreement and Section 10.5 of the Credit Agreement or as otherwise separately agreed with the Administrative Agent or any Revolving Lender and (y) all fees provided for in the fee letter referred to in Section 3(a)(ii) of this Agreement shall have been paid to the Administrative Agent for the account of each Revolving Lender in accordance with the terms thereof;

(f) the Administrative Agent shall have received customary legal opinions, addressed to the Administrative Agent, the Revolving Lenders and the L/C Issuers, in form and substance reasonably acceptable to the Administrative Agent, from Sullivan & Cromwell LLP, New York counsel to the Borrower and Fox Rothschild LLP, Texas counsel to the Borrower;

(g) the Administrative Agent shall have received a Solvency Certificate executed by a Financial Officer of Holdings; and

(h) the Administrative Agent shall have received, at least four Business Days prior to the Amendment No. 5 Effective Date, (i) all documentation and other information about the Credit Parties that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including the U.S.A. PATRIOT Act and the Proceeds of Crime Act to the extent reasonable and customary and requested in writing by the Administrative Agent or any Revolving Lender or any L/C Issuer at least ten (10) Business Days prior to the Amendment No. 5 Effective Date and (ii) if the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), a certification regarding beneficial ownership with respect to the Borrower as required by the Beneficial Ownership Regulation.

SECTION 4. Representations and Warranties. Each Credit Party party hereto hereby represents and warrants to the Administrative Agent, the Revolving Lenders and the L/C Issuers that:

(a) on and as of the date hereof (i) it has all requisite corporate or other power and authority to enter into and perform its obligations under this Agreement, the Credit Agreement as amended hereby and the other Credit Documents to which it is a party, and (ii) this Agreement has been duly authorized, executed and delivered by it;

(b) the representations and warranties set forth in Section 4 of the Amended Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the

3	Amendment No. 5 to Credit Agreement

Amendment No. 5 Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and

(c) this Agreement, and the Credit Agreement as amended hereby, constitute legal, valid and binding obligations of such party, enforceable against it in accordance with their respective terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing.

SECTION 5. Costs and Expenses. The Borrower agrees that all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder or in connection herewith (which, in the case of fees and expenses of counsel, shall be limited to the reasonable, documented and invoiced fees and expenses of Shearman & Sterling LLP) are expenses that the Borrower is required to pay or reimburse pursuant to, and in accordance with, Section 10.5 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement.

Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

SECTION 7. Governing Law and Waiver of Right of Trial by Jury. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. This Agreement is subject to the provisions of Sections 10.11 and 10.15 of the Credit Agreement relating to waiver of trial by jury, submission to jurisdiction and venue and service of process, the provisions which are by this reference incorporated herein in full mutatis mutandis.

SECTION 8. Credit Party Affirmation. Each Guarantor party hereto hereby acknowledges and consents to this Agreement and the Amended Credit Agreement. The Borrower and each Guarantor party hereto hereby (a) ratifies and confirms all of its respective obligations and liabilities under the Credit Documents (as amended by this Agreement) to which it is a party (including, without limitation, under any prior legal name, where applicable) and ratifies and confirms that such obligations and liabilities remain in full force and effect and, in the case of each Guarantor party hereto, extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the obligations of the Borrower under the Amended Credit Agreement and the other Credit Documents; and (b) acknowledges and confirms that the liens and security interests granted by it pursuant to the Collateral Documents to which it is a party (including, without limitation, under any prior legal name, where applicable) are and continue to be valid and perfected liens and security interests in the Collateral (subject only to Liens permitted under the Credit

4	Amendment No. 5 to Credit Agreement

Documents) that secure all of the obligations of such Credit Party under the Credit Documents (as amended by this Agreement) to which it is a party to the same extent that such liens and security interests in the Collateral were valid and perfected immediately prior to giving effect to the execution and delivery of this Agreement.No Novation. This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority of any Collateral Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or any instrument securing the same, which shall remain in full force and effect. Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Credit Parties under any Credit Document from any of its obligations and liabilities as a Borrower, Guarantor or pledgor under any of the Credit Documents.

The Borrower further confirms, acknowledges and agrees that any amounts owed to any Secured Party under the Amended Credit Agreement are part of the definition of “Obligations of the Borrower” (as defined in the Credit Agreement).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

5	Amendment No. 5 to Credit Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment No. 5 to Credit Agreement to be executed by their respective authorized officers as of the date first above written.

FOGO DE CHÃO, INC., as Borrower

By:	/s/ Anthony Laday
	Name:	Anthony Laday
	Title:	Chief Financial Officer

Signature Page to

Amendment No. 5 to Credit Agreement

FOGO DE CHÃO INTERMEDIATE HOLDINGS INC., as Holdings

By:	/s/ Anthony Laday
	Name:	Anthony Laday
	Title:	Chief Financial Officer

Signature Page to

Amendment No. 5 to Credit Agreement

BRASA (PURCHASER) INC., BRASA (HOLDINGS) INC., as Guarantors

By:	/s/ Anthony Laday
	Name:	Anthony Laday
	Title:	Chief Financial Officer

FOGO DE CHÃO CHURRASCARIA (BELLEVUE) INC., as Guarantor

By:	/s/ Anthony Laday
	Name:	Anthony Laday
	Title:	Chief Financial Officer

FOGO DE CHÃO (HOLDINGS) INC., as Guarantor

By:	/s/ Anthony Laday
	Name:	Anthony Laday
	Title:	Chief Financial Officer

Signature Page to

Amendment No. 5 to Credit Agreement

FOGO DE CHÃO CHURRASCARIA (BALTIMORE) LLC,
FOGO DE CHÃO CHURRASCARIA (DENVER) LLC,
FOGO DE CHÃO CHURRASCARIA (INDIANAPOLIS) LLC,
FOGO DE CHÃO CHURRASCARIA (KANSAS CITY) LLC,
FOGO DE CHÃO CHURRASCARIA (GEC) LLC,
FOGO DE CHÃO CHURRASCARIA (PORTLAND) LLC,
FOGO DE CHÃO CHURRASCARIA (SAN FRANCISCO) LLC,
FOGO DE CHÃO CHURRASCARIA (LAS VEGAS) LLC,
FOGO DE CHÃO CHURRASCARIA (WASHINGTON, D.C.) LLC,
FOGO DE CHÃO CHURRASCARIA (MIAMI) LLC,
FOGO DE CHAO CHURRASCARIA (MINNEAPOLIS) LLC,
FOGO DE CHAO CHURRASCARIA (ORLANDO) LLC,
FOGO DE CHÃO CHURRASCARIA (PHILADELPHIA) LLC,
FOGO DE CHAO CHURRASCARIA (PHOENIX) LLC,
FOGO DE CHÃO CHURRASCARIA (LOS ANGELES) LLC,
FOGO DE CHÃO CHURRASCARIA (DUNWOODY ATLANTA) LLC, as Guarantors

By:	/s/ G. Barry McGowan
	Name:	G. Barry McGowan
	Title:	Manager

Signature Page to

Amendment No. 5 to Credit Agreement

FOGO DE CHÃO CHURRASCARIA (NAPERVILLE) LLC,
FOGO DE CHÃO CHURRASCARIA (ROSEMONT) LLC,
FOGO DE CHÃO 53RD STREET, NEW YORK LLC,
FOGO DE CHÃO CHURRASCARIA (SAN JOSE) LLC,
FOGO DE CHÃO CHURRASCARIA (BOSTON) LLC,
FOGO DE CHÃO CHURRASCARIA (SAN DIEGO) LLC,
FOGO DE CHÃO CHURRASCARIA (PITTSBURGH) LLC,
FOGO DE CHÃO CHURRASCARIA (KING OF PRUSSIA) LLC,
FOGO DE CHÃO CHURRASCARIA (NEW ORLEANS) LLC,
FOGO DE CHÃO (MEXICO) LLC,
FOGO DE CHÃO CHURRASCARIA (TYSONS) LLC,
FOGO DE CHÃO CHURRASCARIA (JACKSONVILLE) LLC,
FOGO DE CHÃO CHURRASCARIA (TROY) LLC,
FOGO DE CHÃO CHURRASCARIA (LONG ISLAND) LLC,
FOGO DE CHÃO CHURRASCARIA (WHITE PLAINS) LLC,
FOGO DE CHAO CHURRASCARIA (CA HOLDINGS) LLC,
FOGO DE CHÃO CHURRASCARIA (PARK MEADOW) LLC, as Guarantors

By:	/s/ G. Barry McGowan
	Name:	G. Barry McGowan
	Title:	Manager

Signature Page to

Amendment No. 5 to Credit Agreement

FOGO DE CHÃO CHURRASCARIA (ONE UPTOWN), LLC,
FOGO DE CHÃO CHURRASCARIA (WOODLANDS) LLC,
FOGO DE CHAO CHURRASCARIA (LEGACY PLANO) LLC,
FOGO DE CHÃO CHURRASCARIA (AUSTIN) LLC,
FOGO DE CHAO CHURRASCARIA (SAN ANTONIO) LLC,
FOGO DE CHAO CHURRASCARIA (TEXAS GP) LLC,
FOGO DE CHÃO CHURRASCARIA (DALLAS) LLC,
VARZEA ALEGRE (DALLAS) LLC,
FOGO DE CHÃO CHURRASCARIA (HOUSTON) LLC,
VARZEA ALEGRE II (HOUSTON) LLC,
FOGO DE CHAO CHURRASCARIA (ATLANTA) LLC,
FOGO DE CHAO CHURRASCARIA (CALIFORNIA), LLC,
FOGO DE CHÃO CHURRASCARIA (CHICAGO) LLC,
FOGO DE CHÃO CHURRASCARIA (CORAL GABLES) LLC,
FOGO DE CHÃO CHURRASCARIA (AUSTIN CONGRESS) LLC,
FOGO DE CHÃO CHURRASCARIA (FORT LAUDERDALE) LLC,
FOGO DE CHÃO CHURRASCARIA (PARAMUS) LLC,
FOGO DE CHÃO CHURRASCARIA (ELMHURST) LLC, as Guarantors

By:	/s/ G. Barry McGowan
	Name:	G. Barry McGowan
	Title:	Manager

Signature Page to

Amendment No. 5 to Credit Agreement

FOGO DE CHÃO CHURRASCARIA (PASADENA), LLC,
FOGO DE CHÃO CHURRASCARIA (BAYBROOK), LLC,
FOGO DE CHÃO CHURRASCARIA (RESTON), LLC,
FOGO DE CHÃO (HEADQUARTERS), LLC,
FOGO DE CHÃO CHURRASCARIA (HUNTINGTON BEACH), LLC,
FOGO DE CHÃO CHURRASCARIA (WOODLAND HILLS), LLC,
FOGO DE CHÃO US FRANCHISE LLC,
FOGO DE CHÃO INTERNATIONAL LLC,
FOGO DE CHÃO CHURRASCARIA (BREA), LLC,
FOGO DE CHÃO CHURRASCARIA (LYNNWOOD), LLC,
FOGO DE CHÃO CHURRASCARIA (NH), LLC,
FOGO DE CHÃO CHURRASCARIA (PROVIDENCE), LLC,
FOGO DE CHÃO CHURRASCARIA (SCHAUMBURG), LLC, as Guarantors

By:	/s/ G. Barry McGowan
	Name:	G. Barry McGowan
	Title:	Manager

Signature Page to

Amendment No. 5 to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ D. Andrew Maletta
	Name:	D. Andrew Maletta
	Title:	Authorized Signatory

By:	/s/ Jessica Gavarkovs
	Name:	Jessica Gavarkovs
	Title:	Authorized Signatory

Signature Page to

Amendment No. 5 to Credit Agreement

CREDIT SUISSE AG, NEW YORK BRANCH, as Revolving Lender and L/C Issuer

By:	/s/ D. Andrew Maletta
	Name:	D. Andrew Maletta
	Title:	Authorized Signatory

By:	/s/ Jessica Gavarkovs
	Name:	Jessica Gavarkovs
	Title:	Authorized Signatory

Signature Page to

Amendment No. 5 to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Revolving Lender and L/C Issuer

By:	/s/ Darcy McLaren
	Name:	Darcy McLaren
	Title:	Director

Signature Page to

Amendment No. 5 to Credit Agreement

Exhibit A

(Amended Credit Agreement attached)

EXECUTION VERSION

~~CONFORMED FOR~~EXHIBIT A TO AMENDMENT NO. 45

CREDIT AND GUARANTY AGREEMENT

dated as of April 5, 2018

as amended by Refinancing Amendment No. 1, dated as of October 10, 2018,

Amendment No. 2, dated as of June 9, 2020,

Incremental Amendment No. 3, dated as of August 11, 2020,

~~and~~ Amendment No. 4, dated as of October 13, 2020,

and Amendment No. 5, dated as of October 19, 2022

among

FOGO DE CHÃO, INC.,

as Borrower

~~PRIME CUT~~FOGO DE CHÃO INTERMEDIATE HOLDINGS INC. (formerly known as

Prime Cut Intermediate Holdings Inc.),

as Holdings,

and

CERTAIN SUBSIDIARIES OF FOGO DE CHÃO, INC.,

as Guarantors,

THE LENDERS PARTY HERETO,

CREDIT SUISSE LOAN FUNDING LLC

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent and Collateral Agent

$324,187,500 2018 Refinancing Term Loans

$32,500,000 2020 Initial Incremental Term Loans

$8,500,000 2020 Delayed Draw Incremental Term Loan Commitments and

$40,000,000 Revolving Commitments

TABLE OF CONTENTS

Page
SECTION 1.	DEFINITIONS AND INTERPRETATION	1
1.1	Definitions	1
1.2	Accounting Terms	~~63~~72
1.3	Interpretation, Etc.	~~63~~73
1.4	Letter of Credit Amounts	~~63~~73
1.5	Currency Translation	~~63~~73
1.6	Elections	~~64~~73
1.7	Pro Forma Calculations	~~65~~74
1.8	Rates	74

SECTION 2.	LOANS AND LETTERS OF CREDIT	~~65~~75
2.1	Term Loans	~~65~~75
2.2	Revolving Loans	~~66~~76
2.3	Letters of Credit	~~67~~78
2.4	Pro Rata Shares; Availability of Funds	~~77~~88
2.5	Evidence of Debt; Register; Disqualified Persons; Lenders’ Books and Records; Notes	~~78~~89
2.6	Interest on Loans	~~79~~90
2.7	Conversion/Continuation	~~80~~92
2.8	Default Interest	~~81~~92
2.9	Commitment Fees	~~81~~93
2.10	Scheduled Payments	~~82~~93
2.11	Voluntary Prepayments/Commitment Reductions; Call Protection	~~83~~94
2.12	Mandatory Prepayments	~~84~~99
2.13	General Provisions Regarding Payments	~~88~~102
2.14	Ratable Sharing	~~89~~103
2.15	Making or Maintaining Eurodollar Rate Loans or SOFR Loans	~~90~~104
2.16	Increased Costs; Capital Adequacy	~~92~~106
2.17	Taxes; Withholding, Etc.	~~93~~108
2.18	Mitigation Obligations; Replacement of a Lender	~~96~~111
2.19	Defaulting Lenders	~~98~~112
2.20	Incremental Facilities or Commitments	~~100~~114
2.21	Refinancing Amendments	~~106~~121
2.22	Extensions of Loans	~~113~~128
2.23	Benchmark Replacement Setting	132

SECTION 3.	CONDITIONS PRECEDENT	~~118~~134
3.1	Closing Date	~~118~~134
3.2	Conditions to Any Revolving Credit Extension After the Closing Date	~~121~~137
3.3	Conditions to the 2020 Delayed Draw Incremental Term Loans	138

-i-

SECTION 4.	REPRESENTATIONS AND WARRANTIES	~~122~~139
4.1	Organization; Powers	~~122~~139
4.2	Authorization	~~122~~139
4.3	Enforceability	~~122~~139
4.4	Governmental Approvals	~~122~~140
4.5	Financial Statements	~~123~~140
4.6	No Material Adverse Effect	~~123~~140
4.7	Title to Properties	~~123~~140
4.8	Equity Interests and Ownership of Subsidiaries	~~123~~141
4.9	Litigation; Compliance with Laws	~~124~~141
4.10	Federal Reserve Regulations	~~124~~141
4.11	Investment Company Act	~~124~~142
4.12	Use of Proceeds	~~125~~142
4.13	Tax Returns	~~125~~142
4.14	No Material Misstatements	~~125~~142
4.15	Employee Benefit Plans	~~126~~143
4.16	Environmental Matters	~~126~~143
4.17	Collateral Documents	~~127~~144
4.18	Solvency	~~128~~145
4.19	Intellectual Property	~~128~~145
4.20	Anti-Terrorism Laws	~~129~~146
4.21	Foreign Corrupt Practices Act	~~129~~146

SECTION 5.	AFFIRMATIVE COVENANTS	~~129~~146
5.1	Existence; Material Properties	~~129~~146
5.2	Insurance	~~129~~147
5.3	Taxes	~~131~~148
5.4	Financial Statements, Reports, Etc.	~~131~~148
5.5	Litigation and Other Notices	~~133~~150
5.6	Compliance with Laws	~~133~~150
5.7	Maintaining Records; Access to Properties and Inspections	~~133~~150
5.8	Use of Proceeds	~~133~~150
5.9	Compliance with Environmental Laws	~~133~~150
5.10	Further Assurances; Additional Security	~~133~~151
5.11	Maintenance of Ratings	~~135~~153

SECTION 6.	NEGATIVE COVENANTS	~~136~~153
6.1	Indebtedness	~~136~~153
6.2	Liens	~~140~~158
6.3	Investments, Loans and Advances	~~145~~163
6.4	Mergers, Consolidations, Sales of Assets and Acquisitions	~~148~~167
6.5	Restricted Payments	~~151~~170
6.6	Transactions with Affiliates	~~154~~174

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6.7	Business of Borrower and Its Restricted Subsidiaries	~~157~~176
6.8	Limitation on Modifications and Payments of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Etc.	~~157~~177
6.9	Fiscal Year	~~160~~180
6.10	Financial Maintenance ~~Covenant~~Covenants	~~160~~180
6.11	Transfers of Intellectual Property	180

Section 6A.	HOLDINGS NEGATIVE COVENANT	~~160~~181
6A.1	Holdings Negative Covenant	~~160~~181

SECTION 7.	GUARANTY	~~161~~181
7.1	Guaranty of the Obligations	~~161~~181
7.2	Contribution by Guarantors	~~161~~181
7.3	Payment by Guarantors	~~162~~182
7.4	Liability of Guarantors Absolute	~~162~~183
7.5	Waivers by Guarantors	~~164~~185
7.6	Guarantors’ Rights of Subrogation, Contribution, Etc.	~~165~~185
7.7	Subordination of Other Obligations	~~166~~186
7.8	Continuing Guaranty	~~166~~186
7.9	Authority of Guarantors or Borrower	~~166~~186
7.10	Financial Condition of Borrower	~~166~~186
7.11	Bankruptcy, Etc.	~~167~~187
7.12	Keepwell	~~167~~188

SECTION 8.	EVENTS OF DEFAULT	~~168~~188
8.1	Events of Default	~~168~~188
8.2	Right to Cure	~~171~~192

SECTION 9.	AGENTS	~~172~~192
9.1	Authorization and Action	~~172~~192
9.2	Agent’s Reliance, Etc.	~~172~~193
9.3	Credit Suisse and Its Affiliates	~~173~~193
9.4	Lender Credit Decision	~~173~~194
9.5	Indemnification of Agents	~~174~~194
9.6	Successor Agents	~~174~~195
9.7	Lead Arrangers Have No Liability	~~175~~196
9.8	Administrative Agent May File Proofs of Claim	~~175~~196
9.9	Collateral and Guaranty Matters	~~176~~197
9.10	Withholding	~~177~~197
9.11	Intercreditor Agreements	~~177~~198
9.12	Certain ERISA Matters	~~178~~198

SECTION 10.	MISCELLANEOUS	~~180~~201
10.1	Notices; Communications	~~180~~201
10.2	Survival of Agreement	~~181~~202

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10.3	Binding Effect	~~182~~202
10.4	Successors and Assigns	~~182~~202
10.5	Expenses; Indemnity	~~190~~210
10.6	Right of Set-off	~~192~~212
10.7	Applicable Law	~~192~~213
10.8	Waivers; Amendment	~~192~~213
10.9	Interest Rate Limitation	~~195~~216
10.10	Entire Agreement	~~195~~216
10.11	WAIVER OF JURY TRIAL	~~196~~216
10.12	Severability	~~196~~217
10.13	Counterparts	~~196~~217
10.14	Headings	~~196~~217
10.15	Jurisdiction; Consent to Service of Process	~~196~~217
10.16	Confidentiality	~~197~~218
10.17	Platform; Borrower Materials	~~198~~219
10.18	Release of Liens and Guarantees	~~199~~219
10.19	Judgment	~~200~~221
10.20	USA PATRIOT Act Notice	~~200~~221
10.21	Acknowledgements	~~200~~221
10.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~201~~222

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APPENDICES:	A-1	Term Loan Commitments
	A-2	Revolving Commitments

SCHEDULES:	1.1(a)	Immaterial Subsidiaries
	1.1(c)	Unrestricted Subsidiaries
	4.4	Filings and Governmental Approvals
	4.8	Equity Interests
	4.9	Actions, Suits and Proceedings
	4.16	Environmental Matters
	4.19	Intellectual Property Rights
	6.1(a)	Certain Indebtedness
	6.2(a)	Certain Liens
	6.3(h)	Certain Investments
	6.5(c)	Certain Restricted Payments
	6.6(b)	Certain Affiliate Transactions
	10.1	Notice Addresses

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	B-1	Term Loan Note
	B-2	Revolving Loan Note
	C	Compliance Certificate
	D	Joinder Agreement
	E	Assignment Agreement
	F	Certificate re Non-Bank Status
	G	Solvency Certificate
	H	Non-Sponsor Affiliated Institutional Lender Assignment Agreement
	I	Pledge and Security Agreement

-v-

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT, dated as of April 5, 2018, is entered into by and among PRIME CUT MERGER SUB INC., a Delaware corporation (“Initial Borrower”), ~~PRIME CUT~~FOGO DE CHÃO INTERMEDIATE HOLDINGS INC. (formerly known as Prime Cut Intermediate Holdings Inc.), a Delaware corporation (“Holdings”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the Lenders party hereto from time to time and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”) as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”) and as Collateral Agent (together with its permitted successor in such capacity, “Collateral Agent”).

RECITALS:

WHEREAS, Rhone Capital V L.P. has formed Holdings and Initial Borrower, and pursuant to the Agreement and Plan of Merger, dated as of February 20, 2018 (the “Acquisition Agreement”), by and among Holdings, Initial Borrower and Fogo de Chão, Inc., a Delaware corporation (“Target”), Holdings on the Closing Date will acquire 100% of the issued and outstanding shares of common stock of Target, par value $0.01 per share, pursuant to a reverse triangular merger (the “Acquisition”) whereby Initial Borrower will be merged with and into Target, with Target as the surviving entity and a wholly owned subsidiary of Holdings;

WHEREAS, upon consummation of the Acquisition, Target will accede as successor in interest by operation of law to this Agreement and become Borrower; and

WHEREAS, Lenders have agreed to extend certain credit facilities to Borrower consisting of (i) $325,000,000 aggregate principal amount of Term Loans and (ii) $40,000,000 aggregate principal amount of Revolving Commitments.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“2018 Refinancing Term Loan” means a Refinancing Term Loan extended by a Term Loan Lender on the Refinancing Amendment Effective Date to refinance or replace Term Loans outstanding immediately prior to the effectiveness of Refinancing Amendment No. 1.

“2020 Delayed Draw Incremental Commitment Period” means the period commencing on the Incremental Amendment No. 3 Effective Date and ending on (but excluding) December 31, 2021.

“2020 Delayed Draw Incremental Term Loan” means an Incremental Term Loan extended by a Term Loan Lender in accordance with Section 2.1(a)(iii).

“2020 Delayed Draw Incremental Term Loan Commitment” means, in the case of a 2020 Incremental Term Loan Lender, the commitment of such Lender to make or otherwise fund a 2020 Delayed Draw Incremental Term Loan, as set forth in Schedule I to Incremental Amendment No. 3.

“2020 Incremental Transactions” means the entering into the Incremental Amendment No. 3 by the Credit Parties, the borrowings thereunder on the Incremental ~~a~~ Amendment No. 3 Effective Date and the borrowings in respect of the 2020 Delayed Draw Term Commitments.

“2020 Incremental Term Loan” means a 2020 Initial Incremental Term Loan or a 2020 Delayed Draw Incremental Term Loan.

“2020 Incremental Term Loan Commitment” means, in the case of a 2020 Incremental Term Loan Lender, such Lender’s 2020 Initial Incremental Term Loan Commitment and such Lender’s 2020 Delayed Draw Term Loan Commitment.

“2020 Incremental Term Loan Lender" means at any time, a Lender that has a 2020 Incremental Term Loan Commitment or holds a 2020 Incremental Term Loan, in each case, at such time.

“2020 Initial Incremental Term Loan” means an Incremental Term Loan extended by a Term Loan Lender pursuant to Section 2.(a)(ii) and Section 1(b) of Incremental Amendment No. 3 on the Incremental Amendment No. 3 Effective Date.

“2020 Initial Incremental Term Loan Commitment” means, in the case of the 2020 Incremental Term Loan Lender, the commitment of such Lender to make or otherwise fund a 2020 Initial Incremental Term Loan, as set forth in Schedule I to Incremental Amendment No. 3.

“Acquisition” as defined in the recitals hereto.

“Acquisition Agreement” as defined in the recitals hereto.

“Acquisition Agreement Representations” means such of the representations and warranties made by Target in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that a breach of such representations and warranties results in a failure of a condition precedent to Initial Borrower’s (or its Affiliates’) obligation to consummate the Acquisition pursuant to the terms of the Acquisition Agreement or Initial Borrower (or its Affiliates) having the right to terminate its obligation to consummate the Acquisition under the Acquisition Agreement.

“Additional Lender” means any person (other than a natural person) that is not an existing Lender and that has agreed to provide Incremental Commitments pursuant to Section 2.20 or Refinancing Commitments pursuant to Section 2.21 (including any Sponsor Affiliated Lender).

“Adjusted Eurodollar Rate” means, with respect to Term Loans, for any Interest Rate Determination Date with respect to an Interest Period in relation to a Eurodollar Rate Loan denominated in Dollars, the rate per annum obtained by dividing (i)(a) the London interbank offered rate administered by the ICE Benchmark Association Limited (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, for the relevant Interest Period displayed on page LIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate); provided that if such Reuters page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower, or (b) if no such rate is available for the Interest Period of the Loan, the Interpolated Screen Rate as of the Interest Rate Determination Date for Dollars and for a period equal in length to the Interest Period of the Loan; provided that if (a) and (b) are not available, the terms of Section 2.15(a) shall apply; by (ii) an amount equal to (x) one minus (y) the Applicable Reserve Requirement; provided, however, that notwithstanding the foregoing, the Adjusted Eurodollar Rate with respect to ~~(A)~~ the Term Loans shall at no time be less than 1.00% per annum (subject, in the case of the 2020 Incremental Term Loans, to the 2020 Incremental MFN Provision) ~~and (B) the Revolving Loans shall at no time be less than 0.00% per annum~~.

“Adjusted Term SOFR” means, with respect to Revolving Loans, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor (if any), then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” as defined in the preamble hereto.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.

“Agent(s)” means each of the Administrative Agent and the Collateral Agent.

“Aggregate Amounts Due” as defined in Section 2.14.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Credit and Guaranty Agreement, dated as of April 5, 2018, as it may be amended, restated, supplemented or otherwise modified from time to time (including by Refinancing Amendment No. 1, Amendment No. 2, Incremental Amendment No. 3 ~~and~~, Amendment No. 4 and Amendment No. 5).

“All-In-Yield” means, as to any Indebtedness, the yield thereof, as determined by Borrower in good faith consistent with generally accepted financial practices, whether in the form of interest rate, margin, original issue discount, upfront fees ~~or~~, an Adjusted Eurodollar Rate floor or an Adjusted Term SOFR floor (in the case of an Incremental Revolving Commitment, to the extent the operation of such Adjusted ~~Eurodollar Rate~~Term SOFR floor would increase the yield on drawn amounts under any applicable existing Revolving Commitment on the proposed date of the initial availability thereof, regardless of whether such amounts are drawn or not on the date of calculation), or otherwise, in each case, incurred or payable by Borrower generally to all the lenders or holders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); provided, further, that “All-In-Yield” shall not include ticking fees, unused line fees, amendment fees, arrangement fees, structuring fees, commitment fees, underwriting fees and similar fees (regardless of whether paid, in whole or in part, to any or all lenders or holders of such Indebtedness) or other fees not paid generally to all lenders or holders of such Indebtedness.

“Amendment No. 2” means that certain Amendment No. 2 to Credit Agreement, dated as of June 9, 2020, among the Borrower, Holdings, the other Guarantors, the Administrative Agent and the Revolving Lenders party thereto.

“Amendment No. 4” means that certain Amendment No. 4 to Credit Agreement, dated as of October 13, 2020, among the Borrower, Holdings, the other Guarantors, the Administrative Agent and the Revolving Lenders party thereto.

“Amendment No. 5” means that certain Amendment No. 5 to Credit Agreement, dated as of October 19, 2022, among the Borrower, Holdings, the other Guarantors, the Administrative Agent, the Revolving Lenders party thereto and the L/C Issuers party thereto.

“Amendment No. 2 Effective Date” means the “Amendment No. 2 Effective Date” as such term is defined in Amendment No. 2.

“Amendment No. 4 Effective Date” means the “Amendment No. 4 Effective Date” as such term is defined in Amendment No. 4.

“Applicable Margin” means (a) with respect to Term Loans (other than the 2020 Incremental Term Loans), (i) (A) for Eurodollar Rate Loans, 4.25% per annum and (B) for Base Rate Loans, 3.25% per annum;

(b) with respect to 2020 Incremental Term Loans, subject to the 2020 Incremental MFN Provision, (i) (A) for Eurodollar Rate Loans, 12.50% per annum and (B) for Base Rate Loans, 11.50% per annum; and

(c) with respect to Revolving Loans, Unused Commitment Fees and Letter of Credit Fees for standby Letters of Credit, (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 5.4, (A) for ~~Eurodollar Rate~~SOFR Loans, 4.50% per annum, (B) for Base Rate Loans, 3.50% per annum, (C) for Letter of Credit Fees, 4.50% per annum and (D) for Unused Commitment Fees, 0.500% per annum, and (ii) thereafter, the following percentages per annum, based upon the Total Net

Leverage Ratio as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.4(c):

Applicable Margin for Revolving Loans
Pricing Level	Total Net Leverage Ratio	~~Eurodollar Rate~~SOFR Loans and Letter of Credit Fees	Base Rate Loans	Unused Commitment Fees
1	> 4.70:1.00	4.50%	3.50%	0.500%
2	> 4.70:1.00 but > 4.20:1.00	4.25%	3.25%	0.375%
3	< 4.20:1.00	4.00%	3.00%	0.250%

Any increase or decrease in the Applicable Margin resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.4(c); provided that “Pricing Level 1” in each table immediately above shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) or (y) at the option of the Administrative Agent, as of the first Business Day after an Event of Default shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

In the event that after the Incremental Amendment No. 3 Effective Date, the Borrower incurs Incremental Term Loans or Incremental Equivalent Debt in reliance on the Incremental Starter Amount (other than any such Indebtedness that is secured on a junior basis, unsecured or subordinated in right of payment or security), and the All-In-Yield applicable to such Incremental Term Loans or Incremental Equivalent Debt (with any original issue discount and upfront fees being equated to interest on the basis of (i) in the case of the 2020 Initial Incremental Term Loans, a three-year average life and (ii) in the case of the 2020 Delayed Draw Incremental Term Loan, a four-year average life) is greater than the applicable All-In-Yield payable pursuant to the terms of this Agreement with respect to the 2020 Incremental Term Loans, then the Applicable Margin (together with, as provided in the proviso below, Adjusted Eurodollar Rate or Base Rate floor) with respect to the 2020 Incremental Term Loans shall be automatically increased so as to cause the then applicable All-In-Yield under this Agreement on such 2020 Incremental Term Loans to equal the All-In-Yield then applicable to such Incremental Term Loans or Incremental Equivalent Debt; provided that any increase in All-In-Yield to the 2020 Incremental Term Loans due to the application of an Adjusted Eurodollar Rate floor or Base Rate floor on any Incremental Term Loan or Incremental Equivalent Debt shall be effected solely through an increase in (or implementation of, as applicable) any Adjusted Eurodollar Rate floor or Base Rate floor applicable to the 2020 Incremental Term Loans (this paragraph, the “2020 Incremental MFN Provision”).

“Applicable Premium” shall mean with respect to any 2020 Incremental Term Loans that are voluntarily prepaid, including pursuant to distribution under any chapter 11 plan or otherwise under the Bankruptcy Code, by the Borrower pursuant to Section 2.11(a) or mandatorily prepaid by the Borrower pursuant to Section 2.12(a)(ii) or the subject of acceleration on any date, including without limitation, any automatic acceleration pursuant to Sections 8.1(g) and (h) and the last paragraph of Section 8.1 (the date of such prepayment, the “Prepayment Date”) prior to February 11, 2023, the fraction, expressed as a percentage, consisting of (A) (a) the sum, at such Prepayment Date, of (I) the present value of the price at which such 2020 Incremental Term Loan could be voluntarily prepaid on February 11, 2023 in accordance with Section 2.11(a) (including any premium required pursuant to Section 2.11(b)), and (II) the present value of each scheduled payment of interest to be made on such 2020 Incremental Term Loan on or after such Prepayment Date through February 11, 2023 (but, in the case of the first such scheduled payment of interest, excluding any amount of interest accrued prior to the Prepayment Date), in each case, discounted to the Prepayment Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate as of such Prepayment Date plus 50 basis points, over (b) the principal amount of such 2020 Incremental Term Loan, divided by (B) the principal amount of such 2020 Incremental Term Loan. Calculation of the Applicable Premium will be made by the Borrower or on behalf of the Borrower by such Person as the Borrower shall designate (and the amount of the Applicable Premium shall be provided by the Borrower to the Administrative Agent promptly following the calculation thereof); provided that such calculation or the correctness thereof shall not be a duty or obligation of the Administrative Agent. “Treasury Rate” means the rate per annum equal to the yield to maturity at the time of computation of the United States Treasury securities with a constant maturity as compiled and published in the most recent Federal Reserve Statistical Release H 15 (519) that has become publicly available at least two Business Days prior to such time (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from such date of prepayment to February 11, 2023. For the avoidance of doubt, the term Applicable Premium shall include the 2020 Incremental Prepayment Premium.

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Appropriate Lender" means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class and (b) with respect to any Letters of Credit, the relevant L/C Issuers and the Revolving Lenders.

“Approved Fund” as defined in Section 10.4(b).

“Asset Sale" means any sale, transfer or other disposition (other than by way of license or lease) of any Collateral by Borrower or any Restricted Subsidiary. Notwithstanding the foregoing, none of the following shall constitute “Asset Sales”: (1) issuances of Equity Interests by Borrower or Holdings, (2) issuances of Equity Interests by any subsidiary of Borrower to Borrower or any other subsidiary of Borrower to the extent such issuances do not result in a reduction of the percentage of such subsidiary directly or indirectly owned by Borrower, or (3) any disposition of assets permitted by Section 6.4(d), (e), (f), (i), (k), (l), (m), (n), (o), (q), (s), (t), (u), (v)(i) and (v)(ii).

“Assignment Agreement” means an assignment and assumption agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by the Administrative Agent and Borrower.

“Assignor” as defined in Section 10.4(b).

“Authorized Agent” as defined in Section 10.15(c).

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief financial officer or treasurer of such Person or other individual with express authority to act on behalf of such Person as designated (i) by the board of directors or other managing authority of such Person and (ii) in writing to the Administrative Agent.

“Auto-Extension Letter of Credit” as defined in Section 2.3(b)(iii).

“Auto-Reinstatement Letter of Credit” as defined in Section 2.3(b)(iv).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.23(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1.0%, (b) the Prime Rate in effect for such day as announced from time to time ~~and~~, (c) in the case of Term Loans, the Adjusted Eurodollar Rate for a one-month Interest Period for a deposit in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0% and (d) in the case of Revolving Loans, the Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.0%. Any change in such rate due to a change in the Prime Rate, the Federal Funds Effective Rate ~~or~~, the Adjusted Eurodollar Rate or Adjusted Term SOFR shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate ~~or~~, the Adjusted Eurodollar Rate or Adjusted Term SOFR, as the case may be; provided that for the purpose of clause (c), the Adjusted Eurodollar Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time)~~.~~ and, provided that for the purpose of clause (d), the Adjusted Term SOFR for any day shall be based on the rate determined on such day at approximately 5:00 a.m. (Chicago time).

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Below Threshold Asset Sale Proceeds” as defined in the definition of “Net Cash Proceeds”.

“Benchmark” means, in the case of Revolving Loans, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.23(a).

“Benchmark Replacement” means, in the case of Revolving Loans, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) the sum of (i) Daily Simple SOFR and (ii) 0.10% (10 basis points); or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.23 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.23.

“Beneficiary” means each Agent, L/C Issuer, Lender and Lender Counterparty.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Bookrunning Managers” means the Lead Arrangers, in their capacity as lead arrangers and bookrunning managers under the Commitment Letter.

“Borrower” means (i) Initial Borrower and (ii) upon the merger of Initial Borrower into Target, Target as the surviving entity.

“Borrower Materials” as defined in Section 10.17.

“Building” means a building or structure with at least two walls and a roof or any such building or structure in the course of construction.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close ~~and~~, (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market~~.~~ and (iii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Term SOFR or any SOFR Loans, the term “Business Day” means any day which is a Business Day described in clause (i) and which is also a U.S. Government Securities Business Day.

“Capital Lease Obligations” of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided that any obligations that would not be accounted for as Capital Lease Obligations under GAAP as of the Closing Date shall not be included in Capital Lease Obligations after the Closing Date due to any changes in GAAP or interpretations thereunder or otherwise.

“Cash Collateral Account” means a blocked account at Credit Suisse (or any successor Administrative Agent or another commercial bank selected by the Administrative Agent and reasonably acceptable to Borrower) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, applicable L/C Issuer and the Lenders, as collateral for L/C Obligations, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the applicable L/C Issuer benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer.

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (iv) certificates of deposit, Dollar-denominated time deposits, overnight bank deposits or bankers’ acceptances (or, in the case of Foreign Subsidiaries, the foreign equivalent) maturing within one year after such date and issued or accepted by any Revolving Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000 (or, in the case of Foreign Subsidiaries, any local office of any commercial bank organized under the law of the relevant jurisdiction or any political subdivision thereof which has combined capital and surplus and undivided profits in excess of the Dollar Equivalent of $250,000,000); (v) repurchase obligations for underlying securities of the types described in clauses (i) through (iv) above; and (vi) shares of any money market mutual or similar fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iii) above, (b) has net assets of not less than $250,000,000, and (c) has one of the two highest ratings obtainable from either S&P or Moody’s; provided that, in the case of any Investment by any Foreign Subsidiary of Borrower, “Cash Equivalents” shall also include: (x) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), in each case maturing within a year after such date and having, at the time of the acquisition thereof, a rating equivalent to at least A-2 from S&P and at least P-2 from Moody’s, (y) investments of the type and maturity described in clauses (i) through (vi) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (z) shares of money market mutual or similar funds substantially all of the assets of which are invested in assets otherwise satisfying the requirements of this definition (including this proviso).

“Cash Management Agreement” means any agreement to provide to Borrower or any of its subsidiaries cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant cards, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services allocation.

“Cash Management Bank” shall mean any Person that is an Agent, a Lender, a Lead Arranger or an Affiliate of any of the foregoing on the Closing Date (with respect to any Secured Cash Management Agreement entered into on or prior to the Closing Date) or at the time it enters into a Secured Cash Management Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender, a Lead Arranger or an Affiliate of any of the foregoing; provided, that at the time of entering into a Secured Cash Management Agreement, no Cash Management Bank shall be a Defaulting Lender.

“Casualty Event” means any settlement of, or payment in respect of, any property or casualty insurance claim or any condemnation proceeding relating to any asset of Borrower or any Restricted Subsidiary.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit F.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code that is owned, directly or indirectly, wholly or in part, by the Borrower or a Domestic Subsidiary that is a “United States shareholder” with respect to such controlled foreign corporation within the meaning of Section 951(b) of the Code.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.8, by any lending office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority, made or issued after the Closing Date; provided, however, that, notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any equivalent European Union regulation, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, and any compliance by a Lender with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, or European Parliament and European Council, in each case pursuant to Basel III or CRD IV, shall in each case be deemed to be a “Change in Law”.

“Change of Control” means:

(a) at any time prior to the consummation of a Qualified IPO, the Permitted Holders cease to beneficially own, in the aggregate, directly or indirectly, at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Borrower (in each case, determined on a fully diluted basis but not giving effect to contingent voting rights that have not vested);

(b) at any time upon or after the consummation of a Qualified IPO, (1) any person (other than one or more Permitted Holders or any underwriter or placement agent participating in a Qualified IPO) or (2) persons (other than one or more Permitted Holders or any underwriter or placement agent participating in a Qualified IPO) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of Borrower and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the beneficial owner, directly or indirectly, of Equity Interests representing more than 35.0% of the aggregate ordinary voting power for the election of directors represented by the issued and outstanding Equity Interests of Borrower (or if Borrower is or becomes a direct or indirect wholly owned subsidiary of another person, such person or their publicly listed parent entity) (in each case, determined on a fully diluted basis but not giving effect to contingent voting rights that have not vested) and the percentage of aggregate ordinary voting power for the election of directors so held is greater than the percentage of the aggregate ordinary voting power for the election of directors represented by the Equity Interests of Holdings beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders (in each case, determined on a fully diluted basis but not giving effect to contingent voting rights that have not vested);

unless, in the case of either clause (a) or (b) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors of Borrower; or

(c) at any time, Holdings ceases to own, directly or indirectly, beneficially, 100.0% of the issued and outstanding voting Equity Interests of Borrower.

Notwithstanding the foregoing, a transaction shall not be considered to involve a “Change of Control” under clause (a) or (b) above if (i) Holdings becomes a direct or indirect wholly-owned subsidiary of another person and (ii) immediately following such transaction, no person or persons constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of Holdings and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any Permitted Holder, is the beneficial owner, directly or indirectly, of, prior to a Qualified IPO, a majority or, following a Qualified IPO, 35.0% of the outstanding voting Equity Interests of such other person, measured by voting power rather than number of shares.

“Charges” as defined in Section 10.9.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders have Loans or Commitments with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Term Loan Commitments, Revolving Commitments, Incremental Revolving Commitments, Refinancing Revolving Commitments, Extended Revolving Commitments of a given Extension Series, Incremental Term Commitments, Refinancing Term Commitments or Commitments in respect of Extended Term Loans of a given Extension Series, in each case, not designated part of another existing Class and (c) when used with respect to Loans, refers to whether such Loans are Term Loans, Revolving Loans, Incremental Term Loans, Incremental Revolving Loans, Refinancing Revolving Loans, Extended Term Loans, Loans made pursuant to Extended Revolving Commitments or Refinancing Term Loans, in each case, not designated part of another existing Class. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Closing Date” means the date that all of the conditions set forth in Section 4.1 are satisfied or waived and the Transactions have been consummated.

“Closing Date Revolving Commitments” means the aggregate amount of Revolving Commitments existing as of the Closing Date, which is $40,000,000.

“Collateral” means, all the “Collateral” (or equivalent term) as defined in any Collateral Document.

“Collateral Agent” as defined in the preamble hereto.

“Collateral and Guarantee Requirement” means the requirement that:

(a) on the Closing Date (subject to the Limited Conditionality Provisions), the Administrative Agent shall have received from each Credit Party a counterpart of each Collateral Document and of this Agreement duly executed and delivered on behalf of such Credit Party;

(b) on the Closing Date, (i) the Administrative Agent shall have received, subject to the exceptions set forth in the Pledge and Security Agreement, a pledge of all the issued and outstanding Equity Interests of each Domestic Subsidiary (other than any Unrestricted Subsidiary or Immaterial Subsidiary) owned on the Closing Date directly by any Credit Party and (ii) the Administrative Agent (or a designated bailee thereof) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) (i) on the Closing Date, all Indebtedness of Borrower and each Domestic Subsidiary having, in the case of each instance of Indebtedness, an aggregate principal amount in excess of $5,000,000 (other than (A) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings and its subsidiaries or (B) to the extent that a pledge of such promissory note or instrument would violate applicable law) that is owing to any Credit Party shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the Pledge and Security Agreement (or other applicable Collateral Document as reasonably required by the Administrative Agent) and (ii) the Administrative Agent (or a designated bailee thereof) shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(d) in the case of any person that becomes or is required to become a Credit Party after the Closing Date, the Administrative Agent shall have received a Joinder Agreement and supplements to the Pledge and Security Agreement and the other applicable Credit Documents, in each case, substantially in the form specified therein, duly executed and delivered on behalf of such Credit Party;

(e) after the Closing Date, subject to the exceptions set forth in the Pledge and Security Agreement, (i) all the outstanding Equity Interests of (A) any person that becomes a Credit Party after the Closing Date and (B) subject to Section 5.10(c), all the Equity Interests that are acquired and held directly by a Credit Party after the Closing Date, shall have been pledged pursuant to the Pledge and Security Agreement; provided that in no event shall any Credit Party be required to pledge more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary or of any Foreign Subsidiary Holding Company directly owned by such Credit Party; and (ii) the Administrative Agent (or a designated bailee thereof) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, to the extent required by the Pledge and Security Agreement;

(f) except as otherwise contemplated by the Collateral Documents, subject to the Limited Conditionality Provisions, on and after the Closing Date, all documents and instruments, including UCC financing statements, filings with the United States Patent and Trademark Office, filings with the United States Copyright Office, and all other actions reasonably requested by the Administrative Agent to be filed, registered, recorded or delivered to create the Liens intended to be created by the Collateral Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents, shall have been delivered to the Administrative Agent (or a designated bailee thereof) for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Collateral Document;

(g) except as otherwise contemplated by any Collateral Document, each Credit Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Collateral Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder; and

(h) after the Closing Date, the Administrative Agent shall have received (i) such other Collateral Documents as may be required to be delivered pursuant to Section 5.10 and (ii) upon reasonable request by the Administrative Agent, evidence of compliance with any other requirements of Section 5.10.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Credit Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in particular assets of the Credit Parties, or the provision of guarantees by any subsidiary, if, and for so long as the Collateral Agent and Holdings reasonably agree in writing that the cost, burden, difficulty or consequence of creating or perfecting such pledges or security interests in such assets or providing such guarantees (taking into account any adverse tax consequences to Holdings and its Affiliates (including the imposition of withholding or other material taxes)), is excessive in relation to the benefits to be obtained by the Lenders therefrom; (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents; (c) in no event shall control agreements or other control or similar arrangements be required with respect to cash, Permitted Investments, other deposit accounts, securities accounts, commodities accounts (including securities entitlements and related assets), or other Collateral (other than stock certificates and promissory notes) requiring perfection by control (but not, for avoidance of doubt, possession); (d) no perfection steps shall be required by any means other than (i) filings pursuant to the UCC of the relevant jurisdiction, (ii) filings in the United States Patent and Trademark Office and the United States Copyright Office with respect to intellectual property, (iii) delivery of Collateral consisting of instruments, notes and debt securities in a principal amount in excess of $20,000,000; provided that such delivery shall not be required with respect to (x) instruments, notes and debt securities that are promptly deposited into an investment or securities account, (y) checks received in the ordinary course of business and (z) notes and debt securities issued in connection with the extension of trade credit by the grantor of a security interest, and (iv) delivery of Collateral consisting of certificated Equity Interests, (e) all security granted by a Credit Party (other than Mortgages) shall be governed by the law of the state of New York; (f) the grant of security or recourse in respect of any asset and the provision of any guarantee shall be limited as Holdings may reasonably deem necessary to comply with applicable laws, rules or regulations (including general statutory limitations, financial assistance, corporate benefit, fraudulent preference, “thin capitalization” and “capital maintenance” rules), the fiduciary duties of the directors of such subsidiary or to avoid the risk of personal civil or criminal liability for any director or officer of such subsidiary, (g) no actions shall be required to perfect security in respect of any letter of credit rights relating to any letter of credit other than the filing of UCC financing statements; (h) in no event shall any Foreign Subsidiary Holding Company, any Foreign Subsidiary or any Subsidiary of a Foreign Subsidiary be required to directly or indirectly guarantee any Obligation of a Credit Party; (i) no security shall be taken or perfected over movable plant or equipment to the extent requiring any labeling or segregation of such plant or equipment; (j) no security shall be taken or perfected over any stock in trade to the extent it would require any item-specific or periodic listing of stock in trade or any segregation thereof; (k) no actions (other than the actions listed in clause (d) above) shall be required in order to create any security interests in assets located or titled outside of the United States or to perfect or make enforceable any such security interests; and (l) in no event shall any security be taken or perfected over any Excluded Property. The Collateral Agent may grant extensions of time for the creation and perfection of security interests in particular assets or the provision of any guarantee by any subsidiary and any other obligations under this definition (or any other provision that references this definition) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents.

“Collateral Documents” means the Pledge and Security Agreement, any Intercreditor Agreement, if executed and delivered, and all other instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Commitment” means any Revolving Commitment or Term Loan Commitment.

“Commitment Letter” means the First Lien Facilities Commitment Letter, dated February 20, 2018, among Prime Cut Merger Sub Inc., Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, as amended and supplemented prior to the Closing Date.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C or another form as may be agreed by Borrower and Administrative Agent from time to time.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Consolidated Adjusted EBITDA” means the Consolidated Net Income of Borrower and its Restricted Subsidiaries determined on a consolidated basis for such period:

(a) increased, in each case other than clauses (xv) and (xix), to the extent deducted (and not added back) in Consolidated Net Income, and in each case, without duplication with any other item described in this clause (a) or any item excluded pursuant to the definition of Consolidated Net Income, by:

(i) provision for Taxes based on income or profits or capital, including state, franchise, excise and similar Taxes and foreign withholding Taxes of such person paid or accrued, including any penalties and interest relating to any Tax examinations; plus

(ii) consolidated interest expense for such period (including (1) net unrealized losses on Hedge Agreements or other derivative instruments entered into for the purpose of hedging interest rate risk and (2) expenses of surety bonds in connection with financing activities); plus

(iii) depreciation and amortization expense of such person for such period; plus

(iv) extraordinary, non-recurring, unusual or exceptional losses, charges and expenses; plus

(v) losses, charges and expenses relating to the Transactions or the Refinancing Transactions regardless of when paid (including, without limitation, the write-off of deferred financing fees capitalized on the balance sheet corresponding to the Existing Indebtedness, any financial advisory fees, filing fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses and other fees, discounts and commissions, including with regard to arranging or syndication); plus

(vi) (A) expenses, costs and charges related to business optimization (including consolidation initiatives), relocation or integration; (B) expenses, costs and charges during the applicable period related to: consolidation or closing of restaurants or other facilities or exiting lines of business; acquisitions, joint ventures or mergers after the Closing Date (whether or not consummated); initiatives aimed at profitability improvement; and multi-year strategic initiatives; (C) expenses, costs and charges related to personnel relocation, restructuring, redundancy, severance, termination, settlement or judgment; one-time compensation charges; (D) pre-opening costs, start-up costs and other costs, expenses and charges relating to the opening or organization of new restaurants, including, without limitation, the cost of feasibility studies, staff training, recruiting and travel, and pre-opening rent costs; and restaurant renovation and refurbishment costs, expenses and charges; and (E) the amount of any signing, retention and completion bonuses; plus

(vii) losses, charges and expenses relating to asset dispositions or the sale or other disposition of any Equity Interests of any person other than in the ordinary course of business, as determined in good faith by an Authorized Officer of Borrower; plus

(viii) losses, charges and expenses attributable to abandoned, closed, disposed or discontinued operations and losses, charges and expenses related to the disposal of disposed, abandoned, closed or discontinued operations; plus

(ix) losses, charges and expenses attributable to the early extinguishment or conversion of Indebtedness, Hedge Agreements or other derivative instruments (including deferred financing expenses written off and premiums paid); plus

(x) the amount of any minority interest expense deducted from subsidiary income attributable to minority equity interests of third parties in any non-wholly owned subsidiary; plus

(xi) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities, charges and expenses paid or accrued to or on behalf of any Parent Entity or any of the Permitted Holders to the extent permitted under Sections 6.5 and 6.6; plus

(xii) losses, charges and expenses related to internal software development that are expensed but could have been capitalized under alternative accounting policies in accordance with GAAP; plus

(xiii) the “run-rate” amount of cost savings and synergies projected by Borrower in good faith to be realized as a result of specified actions taken or expected to be taken (which cost savings or synergies shall be subject only to certification by an Authorized Officer of Borrower and shall be calculated on a Pro Forma Basis as though such cost savings or synergies had been realized on the first day of the relevant period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable, and (B) such actions have been taken or are expected to be taken within twenty-four (24) months after the date of determination to take such action; plus

(xiv) losses, charges and expenses related to payments made to option holders of Borrower or any Parent Entity in connection with, or as a result of, any distribution being made to holders of Equity Interests of such person or any of its Parent Entities, which payments are being made to compensate such option holders as though they were holders of Equity Interests at the time of, and entitled to share in, such distribution; plus

(xv) increases in Consolidated Adjusted EBITDA resulting from the opening of any new restaurant, determined on a “run-rate” basis after taking into account any expected ramp-up period relating to such opening, in an amount equal to the difference (to the extent positive) between projected Restaurant Level EBITDA expected to be realized in good faith by Borrower from such opening and any actual Restaurant Level EBITDA resulting from such opening as of the date of calculation of the addition under this clause (xv), such increases to be set forth in an officer’s certificate of an Authorized Officer of Borrower that includes a calculation of the addback under this clause (xv); provided that (1) amounts may only be added pursuant to this clause (xv) for the period ending at the end of the fiscal quarter during which such restaurant is opened, and for each of the first four fiscal quarters thereafter (and any subsequent period that includes one or more of such fiscal quarters, in respect of such fiscal quarters) and (2) the Restaurant Level EBITDA margin (expressed as a percentage of actual or projected revenue) with respect to any such new restaurant reflected in the projected Restaurant Level EBITDA for such new restaurant shall not exceed the greater of (i) 25% and (ii) the actual Restaurant Level EBITDA margin with respect to such restaurant; plus

(xvi) business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received, so long as Borrower or any Restricted Subsidiary receive the same within the next four fiscal quarters (it being understood that to the extent not actually received within such four fiscal quarter period, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for the next four fiscal period)); plus

(xvii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in Consolidated Adjusted EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such cash receipts or netting arrangement were deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (b) below for any prior period and not added back; plus

(xviii) any other non-cash losses, charges and expenses, including any write offs or write downs, reducing Consolidated Net Income for such period; plus

(xix) the amount by which sales of gift cards and gift certificates exceeded redemptions of such items; and

(b) decreased by (without duplication):

(i) net unrealized gains on Hedge Agreements; plus

(ii) gains relating to asset dispositions or the sale or other disposition of any Equity Interests of any person other than in the ordinary course of business; plus

(iii) non-cash gains relating to cash receipts or netting arrangement in a prior period to the extent such cash receipts or netting arrangement were included in the calculation of Consolidated Adjusted EBITDA in such prior period; plus

(iv) cash payments during such period on account of accruals on or reserves added to Consolidated Adjusted EBITDA pursuant to clause (a) above; plus

(v) non-cash gains increasing Consolidated Net Income for such period, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated Adjusted EBITDA for any prior period.

It is agreed that for the purpose of calculating the Total Net Leverage Ratio for any period that includes the fiscal quarters ended March 31, 2017, June 30, 2017, September 30, 2017 or December 31, 2017, Consolidated Adjusted EBITDA for such fiscal quarter shall be deemed to be $14,018,000, $15,452,000, $11,948,000 and $27,340,000, respectively (subject, in each case, to further adjustment in connection with actions, events or circumstances occurring after the Closing Date as may be permitted under this Agreement, including by this definition (and any component definition) and the definition of Pro Forma Basis). Notwithstanding the foregoing, solely for purposes of calculating the Financial Maintenance Covenant set forth in Section 6.10(a) for the period of four consecutive Fiscal Quarters ending December 31, 2020 and the applicable four consecutive Fiscal Quarter periods thereafter, (x) the Consolidated Adjusted EBITDA for the fiscal month ended March 29, 2020 and the Fiscal Quarters ending June 28, 2020 and September 27, 2020 shall be deemed equal to the Consolidated Adjusted EBITDA for the fiscal month ended March 31, 2019 and the Fiscal Quarters ended June 30, 2019 and September 29, 2019, respectively (as previously reported to the Administrative Agent) and (y) solely if the consolidated revenue of the Borrower and its Restricted Subsidiaries for the Fiscal Quarter ending December 31, 2020 is less than $83,810,000, in each case as reflected in the financial statements delivered to the Administrative Agent pursuant to Section 5.4, the Consolidated Adjusted EBITDA for the Fiscal Quarter ending December 31, 2020 shall be deemed equal to the Consolidated Adjusted EBITDA for the Fiscal Quarter ended December 31, 2019 (as previously reported to the Administrative Agent).

“Consolidated Current Assets” means, as at any date of determination, the total assets of Holdings and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents.

“Consolidated Current Liabilities” means, with respect to Holdings and its Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of consolidated interest expense (excluding consolidated interest expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions or the Refinancing Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for add-backs to Consolidated Adjusted EBITDA included in clauses (a)(v), (a)(vi), (a)(xiii) and (a)(xviii) of the definition thereof.

“Consolidated Net Income” means the net income (or loss) of Borrower and its Restricted Subsidiaries determined on a consolidated basis for such period; provided that, without duplication:

(a) the cumulative effect of a change in accounting principles shall be excluded;

(b) the net after-Tax effect of extraordinary, non-recurring, unusual and exceptional gains, losses, charges and expenses shall be excluded;

(c) the net after-Tax effect of any losses, charges and expenses related to: the Transactions or the Refinancing Transactions (including, without limitation, any financial advisory fees, filing fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses and underwriting fees, discounts and commissions, regardless when paid); business optimization (including consolidation initiatives), relocation or integration; consolidation or closing of restaurants or other facilities or exiting lines of business; acquisitions, joint ventures or mergers after the Closing Date (whether or not consummated); initiatives aimed at profitability improvement; multi-year strategic initiatives; personnel relocation, restructuring, redundancy, severance, termination, settlement or judgment; one-time compensation charges; pre-opening costs, start-up costs and other costs, expenses and charges relating to the opening or organization of new restaurants, including, without limitation, the cost of feasibility studies, staff training, recruiting and travel, and pre-opening rent costs; and restaurant renovation and refurbishment costs, expenses and charges; and the amount of any signing, retention and completion bonuses shall, in each case, be excluded;

(d) the net after-Tax effect of gains, losses, charges and expenses attributable to asset dispositions or the sale or other disposition of any Equity Interests of any person other than in the ordinary course of business, as determined in good faith by an Authorized Officer of Borrower, shall be excluded;

(e) the net after-Tax effect of gains, losses, charges and expenses attributable to disposed, discontinued, closed or abandoned operations and any net after-Tax gains, losses, charges and expenses related to the disposal of disposed, abandoned, closed or discontinued operations shall be excluded;

(f) the net after-Tax effect of gains, losses, charges and expenses attributable to the early extinguishment or conversion of Indebtedness, Hedge Agreements or other derivative instruments (including deferred financing expenses written off and premiums paid) shall be excluded;

(g) the net income for such period of any person that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid to Borrower or any Restricted Subsidiary thereof in respect of such period in cash;

(h) the effects of adjustments (including the effects of such adjustments pushed down to Borrower and its Restricted Subsidiaries) in any line item in such person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in connection with the Transactions, any acquisition or any joint venture investments or the amortization or write off of any amounts thereof, net of Taxes, shall be excluded;

(i) impairment and amortization charges, asset write offs and write downs, including impairment and amortization charges, asset write offs and write downs related to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP shall be excluded;

(j) non-cash compensation charges and expenses, including any such charges and expenses arising from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights or equity incentive programs and non-cash deemed finance charges in respect of any pension liabilities or other provisions shall be excluded;

(k) (i) charges and expenses pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement and (ii) charges, expenses, accruals and reserves in connection with the rollover, acceleration or payout of Equity Interests held by management of Borrower or any of the Restricted Subsidiaries or Parent Entities, in the case of each of clauses (i) and (ii), to the extent that (in the case of any cash charges and expenses) such charges, expenses, accruals and reserves are funded with cash proceeds contributed to the capital of Borrower or any Parent Entity or net cash proceeds of an issuance of Equity Interests (other than Disqualified Stock) of Borrower or any direct or indirect parent of Borrower shall be excluded;

(l) charges, expenses and fees incurred, including financial advisory, accounting, auditor, legal and other consulting and advisory fees and any SEC or other filing fees and expenses, or any amortization thereof, in connection with any equity offering, acquisition (including a Permitted Acquisition), merger, investment, recapitalization, asset disposition, incurrence or repayment of Indebtedness (including deferred financing expenses), refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any transaction undertaken but not completed) and any non-recurring charges and expenses (including non-recurring merger expenses) incurred as a result of any such transaction shall be excluded;

(m) accruals and reserves that are established or adjusted, in each case within 24 months of the subject transaction, as a result of the Transactions or any other acquisition (including Permitted Acquisitions), investment, asset disposition, write down or write off (including the related Tax benefit) in accordance with GAAP (including any adjustment of estimated payouts on earn-outs) or charges as a result of the adoption or modification of accounting policies shall be excluded;

(n) any loss, charge or expense relating to the incurrence of obligations in respect of an “earn out” or other similar contingent obligations shall be excluded;

(o) to the extent covered by insurance and actually reimbursed, or, so long as Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that (i) such coverage is not denied by the applicable carrier or indemnifying party in writing within 270 days and (ii) such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within 365 days), losses, charges, expenses, accruals and reserves with respect to liability or casualty events or business interruption shall be excluded;

(p) losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or asset disposition, to the extent actually reimbursed, or, so long as Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded;

(q) (i) non-cash or unrealized gains or losses in respect of obligations under Hedge Agreements or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of obligations under Hedge Agreements, and (ii) gains or losses resulting from currency translation gains or losses related to currency re-measurements of Indebtedness (including gains or losses resulting from (x) Hedge Agreements for currency exchange risk and (y) intercompany Indebtedness) and all other foreign currency translation gains or losses to the extent such gains or losses are non-cash items shall be excluded;

(r) deferred Tax expenses associated with Tax deductions or net operating losses arising as a result of the Transactions or the Refinancing Transactions, or the release of any valuation allowance related to such item, shall be excluded;

(t) non-cash interest charges on defined benefit, defined contribution or other pension plans shall be excluded;

(u) any expenses or charges to the extent paid by a third party that is not a Restricted Subsidiary on behalf of Borrower or a Restricted Subsidiary (and not required to be reimbursed), and any gain resulting from such payment, shall be excluded; and

(v) any other non-cash losses, charges and expenses, including any write offs or write downs shall be excluded.

“Consolidated Total Assets” means, as of any date of determination and on a Pro Forma Basis for any acquisition or disposition that has been consummated on or prior to the date of determination, the total amount of all assets of Holdings and its Restricted Subsidiaries, determined on a consolidated basis.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of funded Indebtedness of Holdings and its Restricted Subsidiaries outstanding on such date and determined on a consolidated basis (excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition), consisting of indebtedness for borrowed money, Capital Lease Obligations and debt obligations evidenced by promissory notes or similar instruments; provided that Consolidated Total Debt shall not include (i) Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder and (ii) obligations under Hedge Agreements.

“Consolidated Working Capital” means, as of any date of determination, with respect to Holdings and its Restricted Subsidiaries on a consolidated basis, Consolidated Current Assets at such date of determination minus Consolidated Current Liabilities at such date of determination; provided that, increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (i) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and non-current or (ii) the effects of purchase accounting.

“continuing” means, with respect to any default or event of default, that such default or event of default has not been cured or waived.

“Contract Consideration” as defined in the definition of “Excess Cash Flow”.

“Contributing Guarantors” as defined in Section 7.2.

“Contribution Debt” as defined in Section 6.1(w).

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Covenant Trigger Event” means if as of the last day of the most recent Fiscal Quarter covered by the financial statements delivered pursuant to Section 5.4, (i) the aggregate principal amount of outstanding Revolving Loans made pursuant to Section 2.2(a) and outstanding Letters of Credit (except to the extent such Letters of Credit are undrawn or have been Cash Collateralized) is greater than (ii) 35% of the aggregate amount of Revolving Commitments.

“Covenant Waiver Period” means the period commencing on the Amendment No. 2 Effective Date and ending on the date on which the Borrower is required to deliver the Compliance Certificate for the Fiscal Quarter ending September 30, 2020 (or, if earlier, the date of delivery of such Compliance Certificate).

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, any Issuer Documents, the Fee Letter and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Credit Party for the benefit of any Agent, L/C Issuer or Lender in connection herewith on or after the Closing Date.

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Credit Party” means Borrower and each Guarantor.

“Credit Suisse” as defined in the preamble hereto.

“CS Securities” means Credit Suisse Securities (USA) LLC.

“Cumulative Credit” means, at any time, an amount (which shall not be less than zero) equal to:

(a) (i) the Starter Amount; plus

(ii) the amount (which amount shall not be less than zero) from the Closing Date to the end of Borrower’s most recently ended Fiscal Quarter equal to 50% of the cumulative Consolidated Net Income of Borrower and its Restricted Subsidiaries for the period (the amount of this clause (ii), the “Earnings Component”); plus

(iii) the aggregate amount of cash proceeds from the sale of Equity Interests of Borrower (including upon exercise of warrants or options or upon the conversion of Indebtedness of Borrower or any Restricted Subsidiary owed to a person other than Parent or a Restricted Subsidiary) received by Borrower after the Closing Date and at or prior to such time; provided that this clause (iii) shall exclude sales of Disqualified Stock, Equity Interests financed as contemplated by Section 6.3(e) and Equity Interests issued in connection with the cure right pursuant to Section 8.2; plus

(iv) the cumulative amount of (x) capital contributions made to Borrower in cash or Cash Equivalents (other than proceeds from (i) the issuance of Disqualified Stock, (ii) capital contributions made on or prior to the Closing Date and (iii) Specified Equity Contributions) and (y) the fair market value, as determined by Borrower in good faith, of property or assets (other than cash) received by Borrower as a capital contribution; plus

(v) the cumulative Net Cash Proceeds from the sale of any Investments made pursuant to Section 6.3(z), to the extent such Net Cash Proceeds are not required to be used for prepayments pursuant to Section 2.12 or are reinvested pursuant to Section 2.12; plus

(vi) the cumulative amount of returns (including dividends, interest, distributions, returns of principal, repayments, income and similar amounts) received by Borrower or any Restricted Subsidiary in cash or Cash Equivalents in respect of any Investments made pursuant to Section 6.3(cc); plus

(vii) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Borrower or any of its Restricted Subsidiaries, the lesser of (x) the fair market value of the Investments of Borrower or the applicable Restricted Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, merger or consolidation (or of the assets transferred or conveyed, as applicable) and (y) the fair market value of the original Investments by Borrower or the applicable Restricted Subsidiary in such Unrestricted Subsidiary, in each case, as determined by Borrower in good faith; plus

(viii) the cumulative amount of mandatory prepayments declined by a Lender under Section 2.12(d); minus

(b) the aggregate original amount of any Investments made pursuant to Section 6.3(cc), any Restricted Payments made pursuant to Section 6.5(l) and any payments or distributions in respect of any Junior Financing made pursuant to Section 6.8(a)(1)(vi) after the Closing Date and at or prior to such time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Borrower’s and its subsidiaries’ operations and not for speculative purposes.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means an interest rate equal to (a) with respect to the amount of any principal or interest of any Loan not paid when due, the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2.0% per annum or (b) with respect to all other overdue amounts, the Base Rate, plus the Applicable Margin applicable to Revolving Loans which are Base Rate Loans, plus 2.0% per annum.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default” or is otherwise subject to a “Lender Default” as a result of clause (e) of the definition thereof.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by Borrower) of non-cash consideration received by Borrower or any Restricted Subsidiary in connection with an asset disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of Borrower, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of (or otherwise received in respect of) such Designated Non-Cash Consideration.

“Disqualified Person” means (i) any Person identified as a Disqualified Person by name in writing to the Administrative Agent by Borrower on or prior to February 20, 2018, (ii) any Person which is or becomes a competitor of Borrower and any of such competitor’s subsidiaries, in each case, as may be identified by name in writing to the Administrative Agent by Borrower from time to time, (iii) any Affiliate or representative of any Lender that is engaged as a principal primarily in private equity, mezzanine financing or venture capital (other than senior employees who are required in accordance with industry regulations or the relevant Lender’s internal policies and procedures to act in a supervisory capacity and the relevant Lender’s internal legal, compliance, risk management, credit or investment committee members) and (iv) in each case of clauses (i) and (ii) above, any of such Person’s Affiliates that are (x) readily identifiable by name or (y) identified in writing by Holdings from time to time (it being understood that in the case of clauses (ii) and (iv) above, in no event shall a supplement apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in Loans or Commitments that is otherwise permitted hereunder, but upon the effectiveness of such designation, any such Person may not acquire any additional Loans, Commitments or participations).

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by their terms (or by the terms of any security into which such Equity Interests are convertible or for which such Equity Interests are redeemable or exchangeable), or upon the happening of any event or condition, (a) mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control, Qualified IPO or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, Qualified IPO or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are convertible or exchangeable for Indebtedness or Disqualified Stock, or (c) are redeemable at the option of the holder thereof, in whole or in part, in each case prior to 91 days following the latest Maturity Date at the time of issuance of such Equity Interests; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Borrower or its subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, however, that any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Distress Event” means, with respect to any Person, or any person that directly or indirectly controls such Person (a “Distressed Person”), a voluntary or involuntary case filed with respect to such Distressed Person, under any debtor relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any person or any person that directly or indirectly controls such person by a Governmental Authority or an instrumentality thereof.

“Distressed Person” as defined in the definition of “Distress Event”.

“Dollar Equivalent” means (i) with respect to an amount denominated in any currency other than Dollars on any date, the equivalent in Dollars of such amount determined pursuant to Section 1.5 using the Exchange Rate with respect to such currency at the time in effect under the provisions of Section 1.4 and (ii) with respect to an amount denominated in Dollars on any date, the amount thereof.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means each subsidiary of Borrower organized under the laws of the United States of America, any state thereof or the District of Columbia.

“Dutch Auction” means an auction of Term Loans conducted (a) pursuant to Section 10.4(p) to allow a Sponsor Affiliated Lender to acquire Term Loans at a discount to par value and on a non pro rata basis or (b) pursuant to Section 10.4(t) to allow Purchasing Borrower Party to prepay Term Loans at a discount to par value and on a non pro rata basis, in each case, in accordance with the applicable Dutch Auction Procedures.

“Dutch Auction Procedures” means, with respect to a purchase of Term Loans by a Sponsor Affiliated Lender pursuant to Section 10.4(p) or with respect to a purchase or prepayment of Term Loans by a Purchasing Borrower Party pursuant to Section 10.4(t), Dutch auction procedures as reasonably agreed upon by such Sponsor Affiliated Lender or Purchasing Borrower Party, as the case may be, and the Administrative Agent.

“ECF Required Percentage” means, with respect to any Excess Cash Flow Period, 50.0%; provided that (a) if the Total Net Leverage Ratio as of the end of the applicable Excess Cash Flow Period is less than or equal to 4.20:1.00 but greater than 3.70:1.00, such percentage shall be 25.0%, and (b) if the Total Net Leverage Ratio as of the end of the applicable Excess Cash Flow Period is less than or equal to 3.70:1.00, such percentage shall be 0%.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person other than a natural Person that is (i) a Lender, an Affiliate of any Lender or an Approved Fund (any two or more Approved Funds being treated as a single Eligible Assignee for all purposes hereof) or (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided that no (a) Defaulting Lender, Credit Party or Affiliate of a Credit Party shall be an Eligible Assignee (except assignments to (x) Borrower pursuant to Section 10.4(t), (y) any Sponsor Affiliated Lender pursuant to Section 10.4(p) and (z) any Sponsor Affiliated Institutional Lender pursuant to Section 10.4(p)) and (b) Disqualified Person or competitor shall be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Borrower, any of its subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Materials Activity; or (iii) in connection with any actual or alleged environmental damage, injury, threat or harm.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them) laws (including, without limitation, common law and rules and regulations of the European Union), statutes, ordinances, orders, rules, or regulations relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) the protection of human, plant or animal health from exposure to any Hazardous Materials, in any manner applicable to Borrower or any of its subsidiaries or any Loan.

“Equity Contribution” means, collectively, the direct or indirect contribution on the Closing Date by the Sponsor, its affiliated investment vehicles and other investors (including members of management of Target) to Holdings or Borrower of an aggregate amount of cash and rollover equity in the form of common equity or other Equity Interests (other than Disqualified Capital Stock) representing in the aggregate at least 40% of the sum of (i) the aggregate net proceeds of the Term Loans borrowed on the Closing Date and (ii) the amount of such cash and rollover equity; provided that the Equity Contribution shall be in an amount sufficient to ensure that the Sponsor will own at least a majority of the voting and economic Equity Interests in Holdings immediately following the closing of the Acquisition.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Sections 412 and 430 of the Internal Revenue Code and Sections 302 and 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code and Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrower, any of its subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Borrower, any of its subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Borrower, any of its subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrower, any of its subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Borrower, any of its subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) receipt from the Internal Revenue Service of written notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (ix) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code; or (x) any event with respect to any Non-U.S. Plan which is similar to any event described in any of clauses (i) through (ix) hereof.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 8.1; provided that a Financial Covenant Default shall not be an Event of Default with respect to the Term Loans in the circumstances described in the last sentence of Section 8.1.

“Excess Cash Flow” means, for any period, an amount (if positive) equal to:

(1) the Consolidated Net Income of Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis, increased, in each case, without duplication, by:

(a) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, but excluding (i) any such non-cash charges representing an accrual or reserve for potential cash items in any future period and (ii) amortization of a prepaid cash item that was paid in a prior period;

(b) decreases in Consolidated Working Capital for such period;

(c) cash receipts in respect of Hedge Agreements during such fiscal year to the extent not otherwise included in such Consolidated Net Income;

(d) the aggregate amount of any non-cash loss recognized as a result of any Asset Sale or Casualty Event (other than any Asset Sale in the ordinary course of business) that resulted in a decrease to Consolidated Net Income (up to the amount of such decrease);

reduced by (without duplication):

(2) the sum, in each case, without duplication, of:

(a) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (1)(a) above) and cash charges excluded by virtue of clauses (a) through (u) of the definition of Consolidated Net Income,

(b) without duplication of amounts deducted pursuant to clause (j) below in prior fiscal years, the amount of capital expenditures (including remodeling expenditures), Permitted Acquisitions, Specified Investments and permitted acquisitions of Intellectual Property Rights accrued or made in cash during such period, except to the extent financed with (x) the Net Cash Proceeds of Indebtedness ((i) excluding any drawings under the Revolving Commitments and (ii) except to the extent such Indebtedness has been repaid), (y) the Cumulative Credit (other than amounts accrued in prior periods under clause (a)(ii) of the definition of Cumulative Credit) or (z) Net Cash Proceeds reinvested pursuant to Section 2.12,

(c) the aggregate amount of all principal payments of Indebtedness of Borrower and its Restricted Subsidiaries (including (i) the principal component of payments in respect of Capital Lease Obligations and (ii) the amount of any mandatory or voluntary prepayment of Indebtedness (excluding (A) all prepayments in respect of any revolving credit facility (including Revolving Commitments), except to the extent there is an equivalent permanent reduction in commitments thereunder, and (B) prepayments of the Term Loans)) made during such period, in each case financed with Internally Generated Cash of Borrower and its Restricted Subsidiaries,

(d) increases in Consolidated Working Capital for such period,

(e) cash payments by Borrower and its Restricted Subsidiaries during such period in respect of the permanent reduction of long-term liabilities of Borrower and its Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income,

(f) cash payments by Borrower and its Restricted Subsidiaries during such period in respect of residual income liabilities of Borrower and its Restricted Subsidiaries to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income,

(g) without duplication of amounts deducted pursuant to clause (b) above or clause (j) below in prior Fiscal Years, the aggregate amount of cash consideration paid by Borrower and its Restricted Subsidiaries in connection with Investments constituting Permitted Acquisitions pursuant to Section 6.3(k) to the extent financed with Internally Generated Cash of Borrower and its Restricted Subsidiaries,

(h) the amount of Restricted Payments made in cash pursuant to clauses (a), (b), (c), (d), (f), (h), (j) and (l) of Section 6.5 paid during such period in each case to the extent such Restricted Payments were financed with Internally Generated Cash of Borrower and its Restricted Subsidiaries,

(i) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Borrower and its Restricted Subsidiaries during such period that are made in connection with any prepayment, early extinguishment or conversion of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income,

(j) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or other Investments, capital expenditures or permitted acquisitions of Intellectual Property Rights to be consummated or made during the period of four consecutive Fiscal Quarters of Borrower following the end of such period,

(k) the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(l) cash expenditures in respect of Hedge Agreements during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income,

(m) proceeds of any Asset Sale or Casualty Event to the extent otherwise included in the definition of Excess Cash Flow and to the extent Borrower is in compliance with the applicable mandatory prepayment requirements set forth in Section 2.12,

(n) the aggregate amount of any non-cash gain recognized as a result of any Asset Sale or Casualty Event (other than any Asset Sale in the ordinary course of business) that resulted in an increase to Consolidated Net Income (up to the amount of such increase), and cash indemnity payments received pursuant to indemnification provisions in any acquisition or any other Investment permitted under this Agreement, in each case that resulted in an increase to Consolidated Net Income (up to the amount of such increase),

(o) the aggregate amount of fees, costs and expenses in connection with any, and any payments of, expenses relating to the Transactions or the Refinancing Transactions, to the extent not expensed and not deducted in calculating Consolidated Net Income,

(p) to the extent not already deducted in calculating Consolidated Net Income, losses, charges and expenses related to internal software development that are expenses but could have been capitalized under alternative accounting policies in accordance with GAAP, and

(q) any amounts received in connection with the settlement of any litigation.

“Excess Cash Flow Calculation Date” as defined in Section 2.12(b).

“Excess Cash Flow Period” means each fiscal year of Borrower, commencing with the fiscal year of Borrower ending on December 31, 2019.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, including the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into Dollars, as applicable, at the time of determination on such day on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon the Administrative Agent and Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two (2) Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Amounts” as defined in Section 2.12(e).

“Excluded Incremental Term Loan” as defined in Section 2.20(f)(ii)

“Excluded Indebtedness” means all Indebtedness incurred not in violation of Section 6.1 (other than Refinancing Loans and Refinancing Equivalent Debt).

“Excluded Property” means (a) (1) all owned real property interests located in the United States with a fair market value equal to or less than $5,000,000 at the Closing Date or time of acquisition thereof (as determined by Borrower in good faith) and any real property that is to be the subject of any Sale and Lease-Back transaction disclosed to the Agents prior to the date hereof; (2) all foreign owned real property interests, (3) all leasehold interests (it being understood there shall be no requirement to obtain landlord waivers, estoppels or collateral access letters) and (4) the real property located at 8250 Westheimer Road, Houston, Texas 77063, (b) motor vehicles, aircraft, rolling stock and other assets subject to certificates of title, letter of credit rights (except to the extent constituting a support obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement) and commercial tort claims below $20,000,000, (c) any lease, license or other agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangements permitted hereunder, in each case, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, purchase money, capital lease or a similar arrangement or create a right of termination in favor of any other party thereto (other than a Credit Party), (d) (1) Equity Interests which constitute Margin Stock and (2) Equity Interests in any (x) Immaterial Subsidiary or Unrestricted Subsidiary or (y) non-wholly owned subsidiary if the granting of a security interest in such Equity Interests of a non-wholly owned subsidiary would be prohibited by law or by organizational or governance documents (including as a result of minority ownership) of any such subsidiary or would trigger termination pursuant to any “change of control” or similar provision, (e) any property and assets the pledge of which would require governmental or third-party consent, approval, license or authorization that has not been obtained, (f) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby (except to the extent such prohibition or restriction is ineffective under the UCC) other than the proceeds thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (g) assets to the extent a security interest in such assets would result in (1) adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the Internal Revenue Code or any similar law or regulation in any applicable jurisdiction) or (2) adverse regulatory consequences to any Credit Party, in each case, as reasonably determined by Borrower, (h) Credit Parties’ (1) payroll, healthcare and other employee wage and benefit accounts, (2) tax accounts (including without limitation, sales tax accounts), (3) escrow, defeasance, discharge and redemption accounts (including any relating to a satisfaction and discharge of indebtedness), (4) fiduciary or trust accounts and (5) payment or disbursement accounts, and, in the case of clauses (1) through (5), the funds or other property held in or maintained in any such account, (i) “intent-to-use” trademark applications and (j) assets in circumstances where the Borrower determines in good faith that the cost, burden or consequences (including adverse tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the practical benefit afforded thereby; provided that clauses (e) and (f) shall not include (x) items to the extent the prohibition or restriction on the assignment or pledge thereof under the Collateral Documents is ineffective under applicable anti-assignment provisions of the UCC or other applicable law or (y) proceeds and receivables of the assets referred to in such clause, the assignment of which is expressly deemed effective under applicable anti-assignment provisions of the UCC or other applicable law notwithstanding such prohibition.

“Excluded Subsidiary” means (a) Unrestricted Subsidiaries, (b) Immaterial Subsidiaries, (c) any subsidiary that is prohibited by applicable law, rule or regulation or by any contractual obligation existing on the Closing Date or on the date any such subsidiary is acquired (so long as, in respect of any such contractual prohibition, such prohibition is not incurred in contemplation of such acquisition), from guaranteeing the payment of the Obligations or which would require consent, approval, license or authorization from any Governmental Authority to provide a guarantee, or for which the provision of a guarantee would reasonably be expected to result in adverse tax consequences (including as a result of the operation of Section 956 of the Internal Revenue Code or any similar law or regulation in any applicable jurisdiction) to Holdings or one of its subsidiaries (as reasonably determined by Borrower), (d) any Subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary, (e) any Foreign Subsidiary Holding Companies, (f) Foreign Subsidiaries, (g) any not-for-profit subsidiaries, captive insurance subsidiaries or other special-purpose entities, if any, (h) joint ventures, (i) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition or Investment permitted hereunder financed with secured Indebtedness permitted to be assumed hereunder (but not incurred in contemplation thereof), and any Restricted Subsidiary thereof that guarantees such Indebtedness, in each case, to the extent the terms of such secured Indebtedness prohibit such Restricted Subsidiary from becoming a Guarantor and (j) notwithstanding the foregoing, additional subsidiaries may be excluded from the guarantee requirements in circumstances where Borrower determines in good faith that the cost or burden of providing such a guarantee is excessive in relation to the value afforded to the Lenders thereby.

“Excluded Swap Obligation” means, with respect to any Guarantor, (x) as it relates to all or a portion of the Guarantee of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, the following Taxes, including interest, penalties or other additions thereto:

(a) Taxes imposed on (or measured by) its net income, profits or gains or franchise Taxes imposed on (or measured by) its gross or net income, profits or gains that (x) are imposed by the country in which the applicable recipient is legally organized or any political subdivision thereof, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, in each case including any political subdivision thereof (provided that no Foreign Lender shall be deemed to be located in any country solely as a result of taking any action under this Agreement) or (y) are Other Connection Taxes,

(b) any branch profits Taxes or any similar Tax (x) imposed by the United States of America, (y) imposed by any other jurisdiction described in clause (a) above or (z) that is an Other Connection Tax,

(c) any withholding Tax that is attributable to a Lender’s failure to comply with Section 2.17(c),

(d) in the case of a Lender, withholding Tax imposed by the United States on amounts payable by Borrower (or the Administrative Agent) to the applicable lending office of such Lender at the time such Lender becomes a party to this Agreement (other than pursuant to an assignment request by Borrower under Section 2.18(b)) or designates a new lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changes its lending office,

(e) any Taxes imposed under FATCA, and

(f) any VAT in respect of which the Administrative Agent, any Lender or any member of a VAT group to which any such party belongs, is entitled to a credit or repayment from the relevant Governmental Authority, except, in the case of clause (d) above, to the extent that such withholding Tax resulted solely from the making of any payment to a location other than the office designated by the Administrative Agent or such Lender for the receipt of payments of the applicable type.

“Existing Indebtedness” means the Credit Agreement, dated as of June 18, 2015, between Brasa (Holdings) Inc., as Borrower, Brasa (Purchaser) Inc., as Holdings, Wells Fargo Bank, National Association, as administrative agent and swing line lender, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., as L/C issuers, and the other lenders party thereto.

“Existing Letter of Credit” means any letter of credit outstanding immediately prior to the Closing Date under that certain Credit Agreement, dated as of June 18, 2015 (as amended, restated, extended, replaced, supplemented or otherwise modified), by an among Brasa (Holdings) Inc., Brasa (Purchaser) Inc., the other guarantors party thereto, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative, collateral agent and L/C issuer and JPMorgan Chase Bank, N.A., as L/C issuer.

“Existing Revolver Tranche” as defined in Section 2.22(b).

“Existing Term Loan Tranche” as defined in Section 2.22(a).

“Existing Term Loan Lender” means any Term Loan Lender with an existing Term Loan outstanding hereunder immediately prior to the effectiveness of Refinancing Amendment No. 1.

“Extended Revolving Commitment” as defined in Section 2.22(b).

“Extended Term Loans” as defined in Section 2.22(a).

“Extending Lender” means Extending Term Lender or Extending Revolving Lender, as the context may require.

“Extending Revolving Lender” as defined in Section 2.22(c).

“Extending Term Lender” as defined in Section 2.22(c).

“Extension” means the establishment of an Extension Series by amending a Loan and/or Commitment pursuant to Section 2.22 and the applicable Extension Amendment.

“Extension Amendment” as defined in Section 2.22(d).

“Extension Election” as defined in Section 2.22(c).

“Extension Minimum Condition” means a condition to consummating any Extension that a minimum amount (to be determined and specified in the relevant Extension Request, in Borrower’s sole discretion) of any or all applicable Class or Classes be submitted for Extension.

“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.

“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“FATCA” means (a) Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and (c) any treaty, law or regulation of any other jurisdiction relating to an intergovernmental agreement between the U.S. and that other jurisdiction, which facilitates the implementation of any law or regulation referred to in clause (a) above.

“Federal Funds Effective Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day for such transactions received by the Administrative Agent from three depository institutions of recognized standing selected by it and (iii) if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero.

“Fee Letter” means the First Lien Facilities Fee Letter, dated as of February 20, 2018, between Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Prime Cut Merger Sub Inc., as amended, restated, supplemented or otherwise modified from time to time.

“Fees” means the fees set forth in the Fee Letter and relating hereto.

“FEMA” means the Federal Emergency Management Agency.

“Financial Covenant Default” as defined in Section 8.1.

“Financial Officer” of any person means the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person (and, in the case of Borrower, shall also mean each person performing similar duties as the foregoing (including any director of Borrower)).

“Financial Maintenance Covenant” means the covenants set forth in Section 6.10.

“Fiscal Quarter” means each period of 13 or 14 weeks ending on or about March 31, June 30, September 30 and December 31, as determined by Borrower.

“Fiscal Year” means the twelve-month period ending on or about December 31, as determined by Borrower (or such other twelve-month period as the Administrative Agent may agree in accordance with Section 6.9).

“Flood Compliance Event” means the occurrence of any of the following: (a) a Flood Redesignation with respect to any real property with a Required Mortgage, (b) any extension of the credit facilities hereunder, including an extension of the Maturity Date pursuant to Section 2.22, (c) any increase to the credit facilities hereunder, including an increase of the Commitments pursuant to Section 2.20 and (d) the addition of any Flood Hazard Property as Collateral pursuant to a Required Mortgage in accordance with Section 5.10.

“Flood Hazard Determination” means a “Life-of-Loan” FEMA Standard Flood Hazard Determination obtained by Agent.

“Flood Hazard Property” means any real property with a Required Mortgage that on the relevant date of determination includes a Building and, as shown on a Flood Hazard Determination, such Building is located in a Special Flood Hazard Area.

“Flood Insurance” means (a) federally-backed flood insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program or otherwise available to the Borrower or its Subsidiaries or (b) to the extent permitted by the Flood Laws, a private flood insurance policy from a recognized insurance company that is not an Affiliate of Borrower.

“Flood Insurance Documents” means (a) evidence as to whether each parcel of real property with a Required Mortgage is a Flood Hazard Property pursuant to a Flood Hazard Determination, and (b) if such real property is a Flood Hazard Property, (i) evidence as to whether the community in which such real property is located is participating in the National Flood Insurance Program, (ii) the applicable Credit Party’s written acknowledgment of receipt of written notification from the Administrative Agent as to the fact that such real property with a Required Mortgage is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (iii) copies of the applicable Credit Party’s application for a Flood Insurance policy plus proof of premium payment, a declaration page confirming that Flood Insurance has been issued, or such other evidence of Flood Insurance, in an amount equal to at least the amount required by the Flood Laws and naming the Collateral Agent as additional loss payee and mortgagee on behalf of the Secured Parties.

“Flood Laws” means the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, and as the same may be further amended, modified or supplemented, and including the regulations issued thereunder.

“Flood Redesignation” means the designation of any real property with a Required Mortgage as a Flood Hazard Property where such real property was not a Flood Hazard Property previous to such designation.

“Floor” means, in the case of the Revolving Loans, a rate of interest equal to 0.00% per annum.

“Foreign Lender” shall mean any Lender (a)(i) that is not disregarded for U.S. federal income Tax purposes and (ii) that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia or (b)(i) that is disregarded for U.S. federal income Tax purposes and (ii) whose owner for U.S. federal income Tax purposes is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Foreign Official” shall mean a person acting in an official capacity for or on behalf of any foreign Governmental Authority.

“Foreign Subsidiary” means each subsidiary of Borrower which is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means, in relation to any Domestic Credit Party, a person (a) that is a wholly owned subsidiary of such Credit Party and (b) who has no material assets other than Equity Interests in Foreign Subsidiaries that are CFCs.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funding Guarantors” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the provisions of Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means any applicable foreign or domestic, federal, state, municipal, supranational, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof (which shall include, without limitation, the European Central Bank and the Council of Ministers of the European Union) or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantor” means a “Grantor” as defined in the Pledge and Security Agreement.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means Holdings and each Domestic Subsidiary of Borrower that is a party hereto as a Guarantor or that, after the Closing Date, signs a Joinder Agreement or such other accession agreement to this Agreement (accepted and agreed by, and in form and substance reasonably satisfactory to, the Administrative Agent) as a Guarantor, in each case until such person shall cease to be a Guarantor in compliance with the provisions of this Agreement; provided that each wholly owned Domestic Subsidiary of Borrower (other than an Excluded Subsidiary) shall be required to be a Guarantor in accordance with the Collateral and Guarantee Requirement.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited, governed or regulated by any Governmental Authority pursuant to any Environmental Law.

“Hazardous Materials Activity” means any use, manufacture, possession, storage, holding, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement.

“Holdings” as defined in the preamble hereto.

“Honor Date” as defined in Section 2.3(d)(i).

“Immaterial Subsidiary” means any subsidiary (a) identified on Schedule 1.1(a) or (b) designated by Borrower as an Immaterial Subsidiary hereunder after the Closing Date by prior written notice to the Administrative Agent; provided that a subsidiary that was not previously designated as an Immaterial Subsidiary shall only be permitted to be designated as an Immaterial Subsidiary if (x) as of the last day of the Fiscal Quarter of Borrower most recently ended, (i) such subsidiary did not have assets with a value in excess of 5.0% of Consolidated Total Assets and revenues representing in excess of 5.0% of Consolidated Adjusted EBITDA as of such date and (ii) when taken together with all other Immaterial Subsidiaries as of such date, such Immaterial Subsidiaries did not have assets with a value in excess of 10.0% of the Consolidated Total Assets and revenues representing in excess of 10.0% of Consolidated Adjusted EBITDA as of such date, and (y) Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by an Authorized Officer of Borrower, certifying to such officer’s knowledge, compliance with the requirements of clause (x). Any Immaterial Subsidiary may be designated to be a Material Subsidiary for the purposes of this Agreement by written notice from Borrower to the Administrative Agent. Any determination of whether a subsidiary shall cease to qualify as an Immaterial Subsidiary shall be made on the date that financial statements are delivered pursuant to Section 5.4(a). To the extent a subsidiary ceases to be an Immaterial Subsidiary in connection with such determination, Borrower shall have 90 days from the date of delivery of such financial statements to cause such subsidiary to comply with any applicable requirements of the Collateral and Guarantee Requirement.

“Increased Amount" of any Indebtedness means any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of Borrower or any Parent Entity and the accretion of original issue discount or liquidation preference.

“Incremental Amendment” as defined in Section 2.20(f).

“Incremental Amendment No. 3” means Incremental Amendment No. 3 to Credit Agreement, dated as of August 11, 2020, by and among the Borrower, Holdings, the other Credit Parties party thereto, the 2020 Incremental Term Loan Lender and the Administrative Agent.

“Incremental Amendment No. 3 Effective Date” shall have the meaning provided in Incremental Amendment No. 3.

“Incremental Commitments” as defined in Section 2.20(a).

“Incremental Equivalent Debt” means Indebtedness issued in accordance with Section 2.20(h) consisting of one or more series of senior secured first lien or junior lien notes, junior lien loans, subordinated notes or senior unsecured notes or unsecured loans, in each case issued in a public offering, Rule 144A or other private placement transactions, a bridge facility in lieu of the foregoing, or secured or unsecured mezzanine Indebtedness or debt securities, in each case, subject to the terms set forth in Section 2.20(i).

“Incremental Lenders” as defined in Section 2.20(c).

“Incremental Loan” as defined in Section 2.20(b).

“Incremental Loan Request” as defined in Section 2.20(a).

“Incremental Revolving Commitments” as defined in Section 2.20(a).

“Incremental Revolving Lender” as defined in Section 2.20(c).

“Incremental Revolving Loan” as defined in Section 2.20(b).

“Incremental Starter Amount” as defined in Section 2.20(d)(iv).

“Incremental Term Commitments” as defined in Section 2.20(a).

“Incremental Term Lender” as defined in Section 2.20(c).

“Incremental Term Loan” as defined in Section 2.20(b).

“Incremental Tranche Closing Date” as defined in Section 2.20(d).

“Indebtedness” means, without duplication (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person issued or assumed as the deferred purchase price of property or services which obligations are due more than six (6) months after the date such property is placed in service or such services are received, (d) all guarantees by such person of Indebtedness described in the other clauses of this definition of others, (e) all Capital Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Hedge Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (h) the principal component of all obligations of such person in respect of bankers’ acceptances and (i) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided that Indebtedness shall not include (i) current trade liabilities and current intercompany liabilities incurred in the ordinary course of business, (ii) prepaid or deferred revenue arising in the ordinary course of business and not overdue for more than 60 days, (iii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset or (iv) earn-out obligations, purchase price adjustments, contingent value rights and similar arrangements until such obligations (A) become a liability on the balance sheet of such person (excluding the footnotes thereto) in accordance with GAAP and (B) have not been paid within 60 days after becoming due and payable. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner to the extent such person would be liable therefor under applicable law by virtue of such person’s general partnership interest in such partnership, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

“Indemnified Costs” as defined in Section 9.5.

“Indemnified Taxes” means all Taxes (other than Excluded Taxes and Other Taxes) imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document.

“Indemnitee” as defined in Section 10.5(b).

“Initial Borrower” as defined in the preamble hereto.

“Intellectual Property” as defined in the Pledge and Security Agreement.

“Intellectual Property Rights” as defined in Section 4.19.

“Intercreditor Agreement” means collectively, (a) any intercreditor agreement entered into by Credit Suisse, as first lien agent, Borrower, Holdings and certain Subsidiaries of Borrower party thereto, as may be amended, restated, modified, supplemented or replaced from time to time and (b) any additional or replacement intercreditor agreement entered into by the Agents pursuant to the terms and conditions thereof, each as amended, restated, modified, supplemented or replaced from time to time in accordance with this Agreement or the terms of such intercreditor agreements.

“Interest Payment Date” means, with respect to (i) any Loan that is a Base Rate Loan, the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Loan that is a Eurodollar Rate Loan or a SOFR Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurodollar Rate Loan or SOFR Loan, an interest period of one~~, two~~, three or six months or, if agreed to by all relevant Lenders, 12 months, as selected by Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided that (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term

Loans shall extend beyond such Class’s Maturity Date; ~~and~~ (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date; and (e) no tenor that has been removed from this definition pursuant to Section 2.23(d) shall be available for specification in the applicable Funding Notice or Conversion/Continuation Notice; provided, further, that with the consent of the Administrative Agent, (i) the initial Interest Period with respect to any Eurodollar Rate Loan funded by the Lenders on the Closing Date may be a period commencing on the Closing Date and ending on April 30, 2018 and (ii) the initial Interest Period with respect to any Eurodollar Rate Loan funded by the Lenders on the Refinancing Amendment Effective Date may be a period commencing on the Refinancing Amendment Effective Date and ending on October 31, 2018.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the operations of Borrower and its subsidiaries and not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period for any Eurodollar Rate Loan, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Internally Generated Cash” means, with respect to any period, any cash of Borrower or any subsidiary generated during such period, excluding Net Cash Proceeds and any cash that is generated from an incurrence of Indebtedness, an issuance of Equity Interests or a capital contribution.

“Interpolated Screen Rate” means, in relation to any Eurodollar Rate Loan, the rate which results from interpolating on a linear basis between: (a) the rate appearing on ICE Benchmark Administration page (or on any successor or substitute page of such service) for the longest period (for which that rate is available) which is less than the Interest Period and (b) the rate appearing on the ICE Benchmark Administration page (or on any successor or substitute page of such service) for the shortest period (for which that rate is available) which exceeds the Interest Period, each as of approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Investment” means (a) any purchase or other acquisition by Borrower or any of its Restricted Subsidiaries of, or of a beneficial interest in, any of the Equity Interests of any other person (other than Borrower and any Restricted Subsidiary), (b) the acquisition by purchase or otherwise (other than purchases or other acquisitions of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any person or any division or line of business or other business unit of any person and (c) any loan, advance (other than (i) advances to current or former employees, officers, directors and consultants of Borrower or any Restricted Subsidiary or any Parent Entity for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and (ii) advances made on an intercompany basis in the ordinary course of business for the purchase of inventory) or capital contribution by Borrower or any Restricted Subsidiary to any other person (other than Borrower or any Credit Party). Subject to Section 6.3, the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but giving effect to any repayments of principal in the case of Investments in the form of loans and any return of capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the initial Investment).

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any L/C Issuer and Borrower (or any subsidiary of Borrower) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means an agreement substantially in the form of Exhibit D.

“judgment currency” as defined in Section 10.19.

“Junior Financing” as defined in Section 6.8(a).

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Exposure” means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time and (b) the aggregate principal amount of all L/C Advances that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time means its Pro Rata Share of the aggregate L/C Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, International Chamber of Commerce No. 590, or by the reason of article 36 of UCP 600 being excluded as a governance, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that, with respect to any Letter of Credit that by its terms or the terms of any document related thereto provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“L/C Issuer” means with respect to any Letter of Credit, any Revolving Lender (including any Person who is a Revolving Lender as of the date such Person becomes an L/C Issuer but subsequently, after agreeing to become an L/C Issuer, ceases to be a Revolving Lender and is subject to Section 2.3(l)) which, at the request of Borrower, and with the consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned), agrees in such Revolving Lender’s sole discretion to become an L/C Issuer for the purposes of issuing such Letter of Credit, together with its permitted successors and assigns in such capacity. As of the Closing Date, Credit Suisse and Wells Fargo Bank, National Association shall be L/C Issuers for standby letters of credit only (i.e., Letters of Credit that at the time of issuance thereof Borrower does not expect will be drawn upon). Notwithstanding anything herein to the contrary, at no point will Credit Suisse nor Wells Fargo Bank, National Association be required to issue a commercial letter of credit or direct pay Letters of Credit (i.e., Letters of Credit that at the time of issuance thereof Borrower expects will be drawn upon in the ordinary course).

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Overnight Rate” means, for any day, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Revolving Commitments, Incremental Term Commitments, Incremental Revolving Loans or Incremental Term Loans, in each case as extended in accordance with this Agreement from time to time.

“Lead Arrangers” means CS Securities and Wells Fargo Securities, as Lead Arrangers and Bookrunning Managers.

“Lender” means (i) each financial institution listed on the signature pages hereto as a Lender, (ii) the 2018 Refinancing Term Lenders under the Refinancing Amendment No.1, (iii) the 2020 Incremental Term Loan Lender under Incremental Amendment No. 3 and (iv) any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement and in accordance with Section 10.4, in each case, other than any such Person that has ceased to be a party hereto pursuant to an Assignment Agreement, Refinancing Amendment No. 1, Incremental Amendment No. 3 or other agreement and in accordance with Section 10.4.

“Lender Counterparty” means each Lender, each Agent and each of their respective Affiliates counterparty to a Cash Management Agreement or a Hedge Agreement (including any Person who was an Agent or a Lender or an Affiliate thereof as of the date on which such Person became a counterparty to a Cash Management Agreement or a Hedge Agreement but subsequently ceases to be an Agent or a Lender or an Affiliate thereof, as the case may be); provided, that at the time of entering into a Cash Management Agreement or a Hedge Agreement, no Lender Counterparty shall be a Defaulting Lender.

“Lender Default” means (a) the refusal (which may be given orally or in writing) or failure of any Lender to make available its portion of any Loans or reimbursement obligations, which refusal or failure is not cured within one (1) Business Day after the date of such refusal or failure, unless such Lender notifies the Administrative Agent and Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied; (b) the failure of any Lender to pay over to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due; (c) a Lender having notified Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to any of its funding obligations hereunder or under other agreements in which it commits to extend credit; (d) a Lender has failed, within three (3) Business Days after request by the Administrative Agent or Borrower, to confirm that it will comply with any of its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and Borrower); (e) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Distress Event; or (f) a Lender becomes subject of a Bail-in Action.

“Lender Party” means any of the Administrative Agent, the Collateral Agent, any Lead Arranger or any Lender.

“Letter of Credit” means (i) any letter of credit issued hereunder and (ii) any Existing Letter of Credit issued by Wells Fargo Bank, National Association deemed issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by any L/C Issuer.

“Letter of Credit Expiration Date” means the day that is three days prior to the Revolving Commitment Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” as defined in Section 2.3(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of $10,000,000 and the aggregate unused amount of the Revolving Commitments in effect. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Commitments.

“Lien” means with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge, assignment by way of security or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Conditionality Provisions” as defined in Section 3.1.

“Liquidity” means at any time the sum of the aggregate amount of (a) unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries at such time and (b) the Revolving Commitments at such time, less the Total Utilization of Revolving Commitments at such time.

“Loan” means a Term Loan, a Revolving Loan, an Incremental Loan, a Refinancing Loan and an Extended Term Loan.

“Margin Stock” as defined in Regulation U.

“Market Disruption Event” as defined in Section 2.15(a).

“Material Adverse Effect” means a material adverse effect on (i) the business, financial condition or results of operations, of Borrower and its Restricted Subsidiaries (taken as a whole), (ii) the ability of Borrower and the other Credit Parties (taken as a whole) to perform their payment obligations under the Credit Documents or (iii) the rights and remedies of the Administrative Agent and the Collateral Agent under the Credit Documents.

“Material Indebtedness” means Indebtedness (other than the Loans) of Borrower or any subsidiary in an aggregate principal amount exceeding $30,000,000.

“Material Subsidiary” means any subsidiary that is not an Immaterial Subsidiary.

“Maturity Date” means (i) with respect to the 2018 Refinancing Term Loans and

2020 Delayed Draw Incremental Term Loans, the earlier of (a) the seventh anniversary of the Closing Date and (b) the date on which all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise, (ii) with respect to the 2020 Initial Incremental Term Loans, the earlier of (a) August 11, 2023 and (b) the date on which all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise, (iii) with respect to the Revolving Loans, the earlier of (a) the ~~fifth anniversary of the Closing~~Revolving Commitment Termination Date and (b) the date on which all Revolving Loans shall become due and payable in full hereunder, whether by acceleration or otherwise, (iv) with respect to any tranche of Extended Term Loans and Extended Revolving Commitments, the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (v) with respect to any Refinancing Term Loans or Refinancing Revolving Commitments, the final maturity date as specified in the applicable Refinancing Amendment and (vi) with respect to any Incremental Loans or Incremental Revolving Commitments, the final maturity date as specified in the applicable Incremental Amendment; provided that, in each case, if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.

“Maturity Requirement” as defined in Section 2.20(e)(i)(C).

“Maximum Rate” as defined in Section 10.9.

“MFN Provision” as defined in Section 2.20(e)(ii).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” shall mean a customary mortgage, deed of trust, deed to secure debt, trust deed, or other security document entered into by the owner of a parcel of real property with a Required Mortgage and the Collateral Agent for the benefit of the Secured Parties in respect of such real property to secure the Obligations, together with such terms and provisions as may be required by local laws.

“Mortgage Policies” as defined in Section 5.10(b).

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Borrower and its subsidiaries for the applicable Fiscal Quarter or Fiscal Year to which such financial statements relate. For the avoidance of doubt, such Narrative Report need not comply with the requirements of Regulation S-K of the Securities Act applicable to a Management’s Discussion and Analysis of Financial Conditions and Result of Operations.

“National Flood Insurance Program” means the program created pursuant to the Flood Laws.

“Net Cash Proceeds” means:

(a) 100% of the cash proceeds actually received by Borrower or any of its Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when actually received) in respect of any Asset Sale (except as provided below) or Casualty Event, net of (i) attorneys’ fees, auditors’ fees, SEC filing fees, printers’ fees, accountants’ fees, investment banking, advisory, placement, arranger or underwriting fees and expenses and related search and recording charges, (ii) required debt payments and required payments of other obligations in respect of Indebtedness secured by a Permitted Lien on any asset that is the subject of such Asset Sale or Casualty Event (or, in the case of any Lien created pursuant to a Collateral Document or a Lien which is pari passu with the Liens created pursuant to any Collateral Document, the pro rata portion (based on the then outstanding principal amount of all Indebtedness secured on a pari passu basis with the Obligations) that would otherwise be required to be prepaid with such Net Cash Proceeds), (iii) other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (iv) Taxes (and the amount of any distributions made by Borrower or any Parent Entity pursuant to Section 6.5 to permit any Parent Entity to pay Taxes), including sales, transfer, deed or mortgage recording Taxes, paid or payable as a result thereof, and any other payment required by applicable law as a result of such Asset Sale, (v) any reserve established in accordance with GAAP (provided that such reserved amounts shall be Net Cash Proceeds to the extent and at the time of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount)), and (vi) any payment amount required to be paid by law, rule or regulation upon receipt to a third party related to the transaction (including to labor unions, works’ councils and environmental trusts) in each case, as determined in good faith by an Authorized Officer of Borrower; provided that, with respect to any Asset Sale or Casualty Event, (i) no proceeds realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such proceeds shall exceed $5,000,000 and then only the amount in excess of such threshold and (ii) no proceeds shall constitute Net Cash Proceeds in any Fiscal Year until the aggregate amount of all such proceeds in such Fiscal Year (other than those proceeds excluded by clause (i) of this proviso) shall exceed $10,000,000 (the proceeds described in clauses (i) and (ii) of this proviso, the “Below Threshold Asset Sale Proceeds”).

(b) 100% of the cash proceeds actually received by Borrower or any of its Restricted Subsidiaries from the incurrence, issuance or sale by Borrower or any of its Restricted Subsidiaries of any Indebtedness not permitted to be incurred under this Agreement, net of all Taxes and fees (including investment banking fees), underwriting discounts, commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

“New York Courts” as defined in Section 10.15.

“Non-Consenting Lender” as defined in Section 2.18(c).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” as defined in Section 2.3(b)(iii).

“Non-Public Information” means material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to Borrower or its subsidiaries or securities.

“Non-Reinstatement Deadline” as defined in Section 2.3(b)(iv).

“Non-Sponsor Affiliated Institutional Lender” means any Sponsor Affiliated Lender other than a Sponsor Affiliated Institutional Lender.

“Non-U.S. Lender” as defined in Section 2.17(c).

“Non-U.S. Plan” means any employee benefit plan maintained by Borrower or any of its subsidiaries that is mandated or governed by any law, rule or regulation of any Government Authority other than the United States, any State thereof or any other political subdivision thereof.

“Note” means a Term Loan Note or a Revolving Loan Note.

“Obligations” means all obligations of every nature of each Credit Party, including obligations from time to time owed to Agents (including former Agents), Lenders or any of them and Lender Counterparties, under any Credit Document, Secured Cash Management Agreement or Secured Hedge Agreement, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), make-whole amounts (including the Applicable Premium) (whether or not such make-whole amounts, including the Applicable Premium, are allowed or allowable as a claim in a bankruptcy or insolvency proceeding concerning a Credit Party) reimbursement of amounts drawn under Letters of Credit, payments for early termination of Secured Hedge Agreements, fees, expenses, indemnification or otherwise, excluding, in each case, Excluded Swap Obligations. For the avoidance of doubt, and as a result of the impracticability and extreme difficulty of ascertaining actual damages, it is understood and agreed that any Applicable Premium shall be presumed to be the liquidated damages sustained by each 2020 Incremental Term Lender as a result of the early termination of the 2020 Incremental Term Loans and the Credit Parties agree that such amounts shall constitute Obligations under this Agreement.

“Obligations of Borrower” means all obligations of every nature of Borrower, including obligations from time to time owed to Agents (including former Agents), Lenders or any of them and Lender Counterparties, under any Credit Document, Secured Cash Management Agreement or Secured Hedge Agreement, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Secured Hedge Agreements, fees, expenses, indemnification or otherwise, excluding, in each case, Excluded Swap Obligations.

“Obligee Guarantor” as defined in Section 7.7.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Lists” shall mean, collectively, the List of Specially Designated Nationals and Blocked persons maintained by OFAC, as amended from time to time, or any similar lists issued by OFAC.

“Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended, and (v) with respect to any Foreign Subsidiary, the equivalent thereof in its jurisdiction of incorporation or organization. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official including an official of a non-United States government, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official in such official’s relevant jurisdiction.

“Other Applicable Indebtedness” as defined in Section 2.12(a)(ii).

“Other Connection Taxes” means, with respect to the Administrative Agent and any Lender, Taxes imposed as a result of a present or former connection between such Administrative Agent or Lender and the jurisdiction imposing such Tax (other than connections arising solely from the Administrative Agent and Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned an interest in this Agreement).

“Other Taxes” means any and all present or future stamp, court or documentary intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar Taxes, charges or levies arising from any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Credit Document, and any interest, fines, penalties and additions related thereto.

“Outstanding Amount” means (i) with respect to Loans on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.

“Overdraft Line” as defined in Section 6.1(p).

“Paid-in-Full” shall mean, with respect to any Obligations (other than indemnification, reimbursement or similar contingent obligations for which no claim has been made or asserted), (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an insolvency proceeding (whether or not allowed in the proceeding), (b) if such Obligations arise from Letters of Credit, a Secured Cash Management Agreement or a Secured Hedge Agreement or if such Obligations consist of indemnification obligations for which a claim has been made or asserted, the cash collateralization thereof as provided herein or otherwise reasonably acceptable to the Administrative Agent (or delivery of a standby letter of credit reasonably acceptable to the Administrative Agent, in the amount of required cash collateral) and (c) the termination or expiration of all Commitments.

“Parent Entity” means, with respect to any Person, any direct or indirect parent of such Person.

“Participant” as defined in Section 10.4(h).

“Participant Register” as defined in Section 10.4(h).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” means any acquisition, directly or indirectly (including in one transaction or a series of related transactions), of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares or shares issued to foreign nationals or rollover shares issued to equity owners or management or the acquired person) in, or merger or consolidation or amalgamation with, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Acquisition), if immediately after giving effect thereto: (a) no Specified Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in all material respects in accordance with applicable laws, (c) any Credit Party making such acquisition and any person acquired in such acquisition comply with Section 5.10 and (d) the aggregate consideration funded by a Credit Party for any and all such acquisitions of any Person that is not a Credit Party (or that does not become a Credit Party following such acquisition) shall not exceed the greater of (x) $25,000,000 and (y) 37.5% of Consolidated Adjusted EBITDA.

“Permitted Collateral Priority Liens” shall mean Liens permitted by Section 6.2(a), (e), (f), (g), (h), (i), (j), (k), (m), (o), (r), (p), (q), (r), (s), (t), (v), (w), (dd), (ee), (ff), (gg), (hh), (ii), (jj) (to the extent such Liens are in respect of Indebtedness secured by Liens under the preceding clauses set out in this definition), (kk).

“Permitted Debt Fund Affiliate Investors” means (a) Sponsor, (b) any Affiliate and investment manager of Sponsor, (c) any fund or account managed by any of the persons described in clause (a) or (b) of this definition, (d) any employee benefit plan of Borrower or any of its Restricted Subsidiaries and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (e) investment vehicles of members of management of Borrower, but excluding natural persons.

“Permitted Holders” means any of (a) Sponsor and any of its Affiliates and funds or partnerships managed or advised by the Sponsor or any of its Affiliates, but not including any portfolio company, (b) any direct or indirect holder of Equity Interests of Holdings on the Closing Date or any of their Affiliates, (c) any person that acquires within thirty (30) days after the Closing Date any Equity Interest in Holdings (or any direct or indirect Parent Entity of Holdings) held as of the Closing Date by any of the persons listed in clause (a) or (b), (d) members of management and directors (or persons) in place as of the Closing Date or appointed or elected by any of the persons described in clause (a) after the Closing Date, (e)

family members or trusts of any person listed in clause (a), (b), (c) or (d), and (f) any person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any of the persons listed in clause (a), (b), (c) or (d); provided that the Persons described in clauses (b) and (c) shall only constitute Permitted Holders to the extent that after giving effect to the acquisition of such Equity Interests by such Persons, the Persons listed in clause (a) beneficially own, in the aggregate, directly or indirectly, a majority of the aggregate ordinary voting power in Borrower held by all Permitted Holders.

“Permitted Junior Secured Refinancing Debt” as defined in Section 2.21(h)(i).

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Pari Passu Secured Refinancing Debt” as defined in Section 2.21(h)(i).

“Permitted Receivables Documents” means all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.

“Permitted Receivables Financing” means one or more transactions by Borrower or any of its Restricted Subsidiaries pursuant to which Borrower or such Restricted Subsidiary may sell, convey or otherwise transfer to one or more Special Purpose Receivables Subsidiaries or to any other person, or may grant a security interest in, any Receivables Assets (whether now existing or arising in the future) of Borrower or such Restricted Subsidiary, and any assets related thereto including all contracts and all guarantees or other obligations in respect of such Receivables Assets, the proceeds of such Receivables Assets and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with sales, factoring or securitizations involving Receivables Assets; provided that (a) recourse in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions and (b) the aggregate Receivables Net Investment outstanding shall not exceed, at the time of incurrence thereof (and after giving effect thereto), the greater of (x) $10,000,000 and (y) 15% of Consolidated Adjusted EBITDA.

“Permitted Unsecured Refinancing Debt” as defined in Section 2.21(h)(i).

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Platform” as defined in Section 10.17.

“Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by Borrower and each Guarantor substantially in the form of Exhibit I, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Post-Funding Deliverable” as defined in Section 3.1.

“Previously Absent Financial Maintenance Covenant” means, at any time, any financial maintenance covenant that (a) is not included in the Credit Documents at such time or (b) is only applied to the Revolving Loans at such time.

“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agents or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for each of the Administrative Agent and L/C Issuers such Person’s “Principal Office” as set forth on Schedule 10.1, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrower, the Administrative Agent and each Lender.

“Pro Forma” or “Pro Forma Basis” means, for purposes of determining compliance with any provision of this Agreement, including the determination of any financial ratio or test or the amount of revenue or Consolidated Total Assets, Consolidated Adjusted EBITDA or Liquidity, that any Specified Transaction occurring since the first day of the relevant period to and including the relevant date such determination is made (including after the relevant quarter or period end, if applicable) shall be deemed to have occurred as of the first day of the relevant period, including pro forma adjustments arising out of events attributable to such Specified Transaction (including giving effect to those specified in accordance with the definition of Consolidated Adjusted EBITDA and Consolidated Net Income). Upon giving effect to a transaction on a “Pro Forma Basis,” (i) any indebtedness incurred by Borrower or any Restricted Subsidiaries in connection with such Specified Transaction (or any other transaction which occurred during the relevant period) shall be deemed to have been incurred as of the first day of the relevant period, (ii) if such Indebtedness has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period for purposes of the calculations contemplated by this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of such calculations, (iii) income statement items (whether positive or negative) attributable to all property acquired in such Specified Transaction or to the Investment constituting such Specified Transaction, as applicable, shall be included as if such Specified Transaction has occurred as of the first day of the relevant period, (iv) income statement items (whether positive or negative) attributable to all property disposed of in any Specified Transaction (including any income statement items attributable to disposed abandoned or discontinued operations), shall be excluded as if such Specified Transaction has occurred as of the first day of the relevant period, (v) such other pro forma adjustments which would be permitted or required by Regulations S-K and S-X under the Securities Act of 1933, as amended, shall be taken into account (in addition to any adjustments permitted pursuant to any applicable financial definition or test) and (vi) such other adjustments made by Borrower with the consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned) shall be taken into account. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by an Authorized Officer of Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurodollar interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as Borrower or the applicable Restricted Subsidiary may designate. Any such adjustments included in calculations made on a Pro Forma Basis shall continue to apply to subsequent calculations of any applicable financial ratios or tests, including during any subsequent test period in which the effects thereof are expected to be realized.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate Term Loan Exposure of all Lenders; and (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure and the Revolving Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Term Loan Exposure and the aggregate Revolving Exposure of all Lenders.

“Prohibited Person” shall mean any person with whom citizens or permanent residents of the United States, persons (other than individuals) organized under the laws of the United States or any jurisdiction thereof and all branches and subsidiaries thereof, persons physically located within the United States or persons otherwise subject to the jurisdiction of the United States are restricted from doing business under regulations of OFAC (including any persons subject to country-specific or activity-specific sanctions administered by OFAC and any persons named on any OFAC List) or pursuant to any other law, rules, regulations or other official acts of the United States. As of the date hereof, certain information regarding Prohibited Persons issued by the United States can be found on the website of the United States Department of Treasury at www.treas.gov/ofac/. Prohibited Person also includes persons on the UN sanction list and the EU consolidated list available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm and http://www.hm-treasury.gov.uk/fin_sanctions_index.htm.

“Projections” means the financial projections of Borrower, dated as of March 13, 2018.

“Public Lenders” means Lenders that do not wish to receive material Non-Public Information with respect to Borrower, its subsidiaries or their securities.

“Purchasing Borrower Party” means Borrower or any Restricted Subsidiary that becomes an assignee hereof or Participant pursuant to Section 10.4.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified IPO” means (i) an offering of the Equity Interests of Borrower or any Parent Entity of Borrower that generates gross cash proceeds of at least $75,000,000 or (ii) any merger, consolidation or amalgamation following which Borrower is or becomes a wholly owned subsidiary of another person and such person has equity securities listed on a national securities exchange, regardless of whether Borrower is the surviving entity.

“Receivables Assets” means accounts receivable (including bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by Borrower or any Restricted Subsidiary.

“Receivables Net Investment” means the aggregate cash amount paid by the lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of the Permitted Receivables Documents; provided, however, that, if all or any part of such Receivables Net Investment shall have been reduced by application of any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Receivables Net Investment shall be increased by the amount of such distribution, all as though such distribution had not been made.

“Refinance” as defined in the definition of “Refinancing Indebtedness”.

“Refinanced Debt” as defined in Section 2.21(a).

“Refinanced Loans” as defined in Section 2.21(h)(i).

“Refinancing Amendment” as defined in Section 2.21(f).

“Refinancing Amendment Effective Date” shall mean October 10, 2018.

“Refinancing Amendment No. 1” means Refinancing Amendment No. 1 to Credit Agreement, dated as of October 10, 2018, by and among the Borrower, Holdings, the other Credit Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Refinancing Closing Date” as defined in Section 2.21(d).

“Refinancing Commitments” as defined in Section 2.21(a).

“Refinancing Equivalent Debt” as defined in Section 2.21(h)(i).

“Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”) the Indebtedness being Refinanced (or previous refinancings thereof constituting Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus the amount of unpaid accrued or capitalized interest and premiums thereon (including tender and call and make-whole premiums), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees, underwriting fees, arranger fees, legal fees, accounting and audit fees and other similar or customary fees), commissions and expenses) (it being understood that Holdings and its Restricted Subsidiaries shall not be prohibited from incurring any additional Indebtedness concurrently with such Refinancing Indebtedness to the extent such additional Indebtedness is otherwise permitted to be incurred under this Agreement, but such additional Indebtedness shall not constitute Refinancing Indebtedness), (b) except with respect to Section 6.1(j), the Weighted Average Life to Maturity of such Refinancing Indebtedness is greater than or equal to the shorter of (i) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (ii) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being Refinanced that were due on or after the date that is one year following the Latest Maturity Date were instead due on the date that is one year following the Latest Maturity Date; provided that no Refinancing Indebtedness incurred in reliance on this clause (ii) shall have scheduled principal payments due prior to the Latest Maturity Date totaling in excess of the scheduled principal payments due prior to such Latest Maturity Date for the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable taken as a whole to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced (as conclusively evidenced by a certificate of an Authorized Officer of Borrower); provided, further, that with respect to a Refinancing of any Indebtedness permitted hereunder that is subordinated, such Refinancing Indebtedness shall (A)(i) be subordinated to the guarantee by Borrower and the Guarantors of the Obligations and (ii) be otherwise on terms not materially less favorable taken as a whole to the Lenders than those contained in the documentation governing the Indebtedness being Refinanced or (B) be otherwise on terms that are consistent with then prevailing market terms at the time of the Refinancing (as determined in good faith by Holdings); provided, further, that Indebtedness constituting Refinancing Indebtedness shall not cease to constitute Refinancing Indebtedness as a result of the subsequent extension of the Latest Maturity Date, (d) no Refinancing Indebtedness shall have different obligors from, or greater guarantees or security than, the Indebtedness being Refinanced (provided that (i) Indebtedness (A) of any Credit Party may be Refinanced to add or substitute as an obligor another Credit Party and (B) of any subsidiary that is not a Credit Party may be Refinanced to add or substitute as an obligor another subsidiary that is not a Credit Party, in each case to the extent not prohibited by Section 6, and (ii) other guarantees and security may be added to the extent then permitted by Section 6) and (e) if the Indebtedness being Refinanced is secured by a Lien on any Collateral (whether equally and ratably with, or junior to, the Lien of the Secured Parties or otherwise), such Refinancing Indebtedness may be secured by a Lien on such Collateral (including any Collateral pursuant to after-acquired property clauses to the extent any such Collateral would have secured the Indebtedness being Refinanced) on terms relating to such Collateral not materially less favorable to the Secured Parties (as determined conclusively by Borrower and evidenced by a certificate of an Authorized Officer of Borrower) than those contained in the documentation (including any intercreditor agreement) governing the Indebtedness being Refinanced, or on terms otherwise then permitted by Section 6.2.

“Refinancing Lenders” as defined in Section 2.21(c).

“Refinancing Loan” as defined in Section 2.21(b).

“Refinancing Loan Request” as defined in Section 2.21(a).

“Refinancing Revolving Commitments” as defined in Section 2.21(a).

“Refinancing Revolving Lender” as defined in Section 2.21(c).

“Refinancing Revolving Loan” as defined in Section 2.21(b).

“Refinancing Term Commitments” as defined in Section 2.21(a).

“Refinancing Term Lender” as defined in Section 2.21(c).

“Refinancing Term Loan” as defined in Section 2.21(b).

“Refinancing Transactions” means the entering into the Refinancing Amendment No. 1 by the Credit Parties, the borrowings thereunder on the Refinancing Amendment Effective Date and the application of proceeds thereof as contemplated hereby and in Refinancing Amendment No. 1.

“Refunding Capital Stock” as defined in Section 6.5(i).

“Register” as defined in Section 2.5(b).

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate amount of Net Cash Proceeds received by Borrower or any Restricted Subsidiary in connection therewith that are not applied to prepay the Term Loans as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” means any Asset Sale or Casualty Event in respect of which Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by an Authorized Officer of Borrower stating that Borrower or any Restricted Subsidiary intends and expects to use all or a portion of the amount of Net Cash Proceeds of an Asset Sale or Casualty Event to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in Borrower’s or such Restricted Subsidiary’s business.

“Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in Borrower’s or any Restricted Subsidiary’s business.

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date (which shall be a Business Day) occurring 12 months after such Reinvestment Event (or, if Borrower or any Restricted Subsidiary shall have entered into a legally binding commitment within one year after such Reinvestment Event to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in Borrower’s or such Restricted Subsidiary’s business with the applicable Reinvestment Deferred Amount, the date occurring 18 months after such Reinvestment Event) and (b) the date on which Borrower shall have determined not to, or shall have otherwise ceased to, restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in Borrower’s or such Restricted Subsidiary’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, sub-agents, trustees, advisors and attorneys of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Four Fiscal Quarter Period” as defined in Section 8.2.

“Relevant Governmental Body” means the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.

“Repatriation Limitation” as defined in Section 2.12(e).

“Repricing Transaction” means, in connection with a transaction the primary purpose of which is to prepay, refinance, substitute or replace the 2018 Refinancing Term Loans or to amend this Agreement to reduce the All-In-Yield, (a) the prepayment, refinancing, substitution or replacement of all or a portion of the 2018 Refinancing Term Loans with the incurrence of any long-term debt financing by Borrower or any of its Restricted Subsidiaries having an All-In-Yield at the time of incurrence thereof that is less than the All-In-Yield of such 2018 Refinancing Term Loans at the time of such incurrence, or (b) any amendment to this Agreement that, directly or indirectly, reduces the All-In-Yield of such 2018 Refinancing Term Loans. No “Repricing Transaction” shall be deemed to occur in connection with any change of control, initial public offering, or transformative investment or acquisition.

“Required Mortgages” as defined in Section 5.10(f).

“Requisite Class Lenders” means, as of any date of determination, with respect to one or more Classes, Lenders having more than 50% of the sum of (a) the Outstanding Amount under such Class or Classes (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations under such Class or Classes being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Class or Classes. The Voting Power Determinants of any Defaulting Lender shall be disregarded in determining Requisite Class Lenders at any time.

“Requisite Lender Consent Item” as defined in Section 10.4(r).

“Requisite Lenders” means one or more Lenders having or holding Term Loan Exposure and/or Revolving Exposure and representing more than 50% of the sum of the aggregate Voting Power Determinants of all Lenders; provided that amount of Voting Power Determinants shall be determined (i) with respect to any Sponsor Affiliated Lender, by deeming such Sponsor Affiliated Lender to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Sponsor Affiliated Lenders (except in the event that such amendment, modification, waiver, consent or other such action disproportionately affects such Sponsor Affiliated Lender in its capacity as a Lender as compared to other Lenders) and (ii) with respect to any Sponsor Affiliated Institutional Lender, by including all Voting Power Determinants held by Sponsor Affiliated Institutional Lenders so long as the aggregate Voting Power Determinants held by all Sponsor Affiliated Institutional Lenders does not exceed 25% of all Voting Power Determinants. If the aggregate Voting Power Determinants held by all Sponsor Affiliated Institutional Lenders exceed 25%, then, for purposes solely of this definition, (x) the Voting Power Determinants held by Sponsor Affiliated Institutional Lenders shall be ratably reduced so as to equal, in the aggregate, 25% of the aggregate Voting Power Determinants and (y) the Voting Power Determinants held owned by Lenders other than Sponsor Affiliated Institutional Lenders shall be ratably increased so as to equal, in the aggregate, 75% of the aggregate Voting Power Determinants. The Term Loan Exposure and/or Revolving Exposure, as applicable, of any Defaulting Lender shall be disregarded in determining Requisite Lenders at any time.

“Restaurant Level EBITDA” means revenue attributable to any restaurant operated by Borrower or its Restricted Subsidiaries minus all costs incurred in cash (and not capitalized) attributable to such restaurant, including, without limitation, food and beverage costs, compensation and benefit costs, and occupancy costs, taking into account, without duplication, the adjustments set forth in the definition of Consolidated Adjusted EBITDA (and any component definitions included therein), as determined by the Borrower in good faith.

“Restricted Payment” means (a) any dividend or other distribution on account of any class of Equity Interests of Borrower now or hereafter outstanding, except a dividend payable solely in shares of Equity Interests, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Equity

Interests of Borrower now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Equity Interests of Borrower now or hereafter outstanding.

“Restricted Period” means the period commencing on the Amendment No. 2 Effective Date and ending on December 31, 2020.

“Restricted Subsidiary” means any subsidiary other than an Unrestricted Subsidiary.

“Revolver Extension Request” as defined in Section 2.22(b).

“Revolver Extension Series” as defined in Section 2.22(b).

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The Dollar amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $40,000,000.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Scheduled Termination Date” means the earlier to occur of (i) April 5, 2024 and (ii) the date that is 91 days prior to (A) the Maturity Date in respect of the 2020 Initial Incremental Term Loans or (B) if the 2020 Initial Incremental Term Loans have been refinanced in full, the maturity date for the Refinancing Indebtedness in respect thereof (as may be extended from time to time) (such date referred to in this clause (ii), the “Springing Maturity Date”); provided, however, that the Revolving Commitment Scheduled Termination Date pursuant only to the foregoing clause (ii) shall not occur (x) if on or prior to such date, the 2020 Initial Incremental Term Loans and any Refinancing Indebtedness in respect thereof have been indefeasibly repaid in full in cash or (y) if and only for so long as cash amounts sufficient to pay an amount equal to 101% of the aggregate outstanding principal amount of all 2020 Initial Incremental Term Loans or Refinancing Indebtedness in respect thereof as of the Revolving Commitment Scheduled Termination Date referred to in the foregoing clause (ii) have been deposited into a Cash Collateral Account no later than the date that is five (5) Business Days prior to the Springing Maturity Date subject to an account control agreement or similar arrangement which provides the Administrative Agent with control which shall (1) provide that amounts in such Cash Collateral Account may not be withdrawn by the Credit Parties for any purpose except (i) for the purpose of repaying the 2020 Initial Incremental Term Loans or Refinancing Indebtedness in respect thereof at maturity or at any earlier time as the Borrower may elect from time to time or (ii) for any other purpose if the principal amount of the 2020 Initial Incremental Term Loans or Refinancing Indebtedness has otherwise been indefeasibly repaid in full and (2) include such other terms customary for a Cash Collateral Account as may be reasonably satisfactory to the Administrative Agent. For the avoidance of doubt and notwithstanding anything herein to the contrary, the requirement to maintain such Cash Collateral Account and such control agreement shall be solely for the benefit of the Revolving Lenders and may be amended, modified or waived solely with the consent of the Requisite Class Lenders with respect to the Revolving Loans and without requiring consent from any other Lender or the Administrative Agent; provided, that no such amendment, modification or waiver shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent without the prior written consent of the Administrative Agent.

“Revolving Commitment Termination Date” means the earliest to occur of (i) the ~~fifth anniversary of the Closing~~Revolving Commitment Scheduled Termination Date; (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section ~~2.13~~2.11(~~b~~c); and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of any L/C Issuer, the aggregate L/C Obligations in respect of all Letters of Credit issued by that L/C Issuer (net of any participations by Lenders in such Letters of Credit), and (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any Unreimbursed Amount.

“Revolving Lender” means, at any time, a Lender that has a Revolving Commitment at such time.

“Revolving Loan” means a Loan made by a Lender to Borrower pursuant to Section 2.2(a), Section 2.20, Section 2.21 or Section 2.22.

“Revolving Loan Note” means a promissory note in the form of Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.

“Sale and Lease-Back Transaction” means any arrangement, direct or indirect, with any person whereby Borrower sells or transfers any property, real or personal, used or useful in Borrower’s business, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Credit Party and any Cash Management Bank that is a party hereto, except to the extent that such Cash Management Agreement is designated in writing by Borrower to the Administrative Agent not to be included as a Secured Cash Management Agreement; provided that, if a Cash Management Agreement constitutes a Secured Cash Management Agreement hereunder, such Secured Cash Management Agreement shall not thereafter be designated by Borrower to no longer constitute a Secured Cash Management Agreement unless the relevant Cash Management Bank acknowledges such designation.

“Secured Hedge Agreement” means any Hedge Agreement that is entered into by and between any Credit Party and any Lender Counterparty that is a party hereto, except to the extent that such Hedge Agreement is designated in writing by Borrower to the Administrative Agent not to be included as a Secured Hedge Agreement; provided that, if a Hedge Agreement constitutes a Secured Hedge Agreement hereunder, such Secured Hedge Agreement shall not thereafter be designated by Borrower to no longer constitute a Secured Hedge Agreement unless the relevant Lender Counterparty acknowledges such designation.

“Secured Parties” means (a) the Agents, the L/C Issuers, the Lenders and the Lender Counterparties and shall include, without limitation, all former Agents, L/C Issuers, Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, L/C Issuers, Lenders or Lender Counterparties and such Obligations have not been paid or satisfied in full and (b) any Secured Parties under and as defined in any Permitted Pari Passu Secured Refinancing Debt.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Credit Extension of Revolving Loans, the SOFR Loans comprising such Credit Extension.

“SOFR Loan” means a Loan that bears interest based on Adjusted Term SOFR; other than pursuant to clause (d) of the definition of “Base Rate”.

“Solvency Certificate” means a Solvency Certificate of any Financial Officer of Holdings substantially in the form of Exhibit G.

“Special Flood Hazard Area” means an area that FEMA has designated as an area subject to special flood or mud slide hazards.

“Special Purpose Receivables Subsidiary” means a subsidiary of Borrower established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with Borrower or any of the subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event Borrower or any such subsidiary becomes subject to a proceeding under any Debtor Relief Law.

“Specified Equity Contribution” as defined in Section 8.2.

“Specified Event of Default” means any Event of Default under Section 8.1(b), Section 8.1(c), Section 8.1(g) or Section 8.1(h).

“Specified Investment” means an Investment permitted by Section 6.3(b), (u), (z), (bb), (cc) or (dd), in each case in the nature of an acquisition or an investment in a joint venture; provided that for purposes of calculating Excess Cash Flow with respect to (x) Section 6.3(u), to the extent such Restricted Payments are subtracted pursuant to clause (2)(h) of the definition of Excess Cash Flow, such amounts shall not also be subtracted pursuant to clause (2)(b) of the definition of Excess Cash Flow and (y) Section 6.3(z), such Specified Investments shall be subtracted pursuant to clause (2)(b) of the definition of Excess Cash Flow only to the extent the applicable Reinvestment Deferred Amount or Below Threshold Asset Sale Proceeds were taken into account in calculating Consolidated Net Income for the applicable period.

“Specified Representations” means the representations and warranties set forth in Sections 4.1, 4.2(a), 4.2(b)(i) and (ii), 4.3, 4.9, 4.10, 4.11, 4.17, 4.18, 4.20 and 4.21.

“Specified Transaction” means with respect to any period, any (i) Investment involving the acquisition of an operating unit of a business or that constitutes an acquisition of all or substantially all of the common stock of a Person and involves the payment of consideration by Borrower and its Restricted Subsidiaries in excess of $1,000,000, (ii) sale or transfer of assets or property or other asset disposition (including any disposal, abandonment or discontinuance of operations) that yields gross proceeds to Borrower or any of its Restricted Subsidiaries in excess of $1,000,000 or involves the abandonment or discontinuation of operations with a value in excess of $1,000,000, (iii) incurrence, amendment, modification, repayment or refinancing of Indebtedness, (iv) Restricted Payment, (v) designation or redesignation of an Unrestricted Subsidiary or Restricted Subsidiary, (vi) provision of Incremental Revolving Commitment increases, (vii) any action, event or circumstance as a result of which Borrower is entitled to and elects to include additional amounts in Consolidated Adjusted EBITDA or Consolidated Net Income in accordance with the definitions thereof, (viii) opening or closing of any restaurant or (ix) other event, in each case that by the terms of the Credit Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Sponsor” means, Rhone Capital V L.P. and its Affiliates.

“Sponsor Affiliated Institutional Lender” means any (a) any Affiliate of Sponsor that is a bona fide bank, debt fund, distressed asset fund, hedge fund, mutual fund, insurance company, financial institution or an investment vehicle that is engaged in the business of investing in, acquiring or trading commercial loans, bonds and similar extensions of credit in the ordinary course of business, in each case, that is not organized primarily for the purpose of making equity investments, and (b) any investment fund or account of a Permitted Debt Fund Affiliate Investor managed by third parties (including by way of a managed account, a fund or an index fund in which a Permitted Debt Fund Affiliate Investor has invested) that is not organized or used primarily for the purpose of making equity investments, in each case, with respect to which Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of investment policies of such entity.

“Sponsor Affiliated Lenders” means any Affiliate of Sponsor and each individual who is a partner or employee of sponsor other than (i) Borrower or any of its Restricted Subsidiaries and (ii) any natural person.

“Springing Maturity Date” as defined in the definition of “Revolving Commitment Scheduled Termination Date”.

“Starter Amount” means $20,000,000.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Target” as defined in the recitals hereto.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (together with interest, penalties and other additions thereto) of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

“Term Loan” means (i) prior to the effectiveness of Refinancing Amendment No. 1, a term loan denominated in Dollars made by a Lender to Borrower on the Closing Date pursuant to Section 2.1(a), (ii) from and after the effectiveness of Refinancing Amendment No. 1, the 2018 Refinancing Term Loans made on the Refinancing Amendment Effective Date pursuant to the Refinancing Amendment No. 1., (iii) from and after the effectiveness of Incremental Amendment No. 3, the 2020 Initial Incremental Term Loans made on the Incremental Amendment No. 3 Effective Date pursuant to Incremental Amendment No. 3, (iv) each 2020 Delayed Draw Incremental Term Loan made in accordance with Section 2.1(a)(iii), and (iv) an Incremental Term Loan, a Refinancing Term Loan or an Extended Term Loan as the context may require.

“Term Loan Commitment” means (a) in the case of each Lender that is a Lender on the Closing Date, the commitment of such Lender to make or otherwise fund a Term Loan and (b) in the case of each 2018 Refinancing Loan Lender, the amount set forth opposite such Lender’s name on Schedule I to the Refinancing Amendment No. 1, and (c) in the case of each 2020 Incremental Term Loan Lender, its 2020 Initial Incremental Term Loan Commitment or 2020 Delayed Draw Term Loan Commitment, and “Term Loan Commitments” means such commitments of all Lenders in the aggregate, including, as applicable, the Incremental Term Commitment or the Refinancing Term Commitment of a Lender. The amount of each Lender’s Term Loan Commitment, if any, is set forth on Appendix A-1, Schedule I to the Refinancing Amendment No. 1, Schedule I to Incremental Amendment No. 3 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of (i) the Closing Date is $325,000,000, (ii) the Refinancing Amendment Effective Date is $324,187,500 and (iii) the Incremental Amendment No. 3 Effective Date, $41,000,000 (consisting of $32,500,000 in aggregate principal amount of 2020 Initial Incremental Term Loan Commitments and $8,500,000 in aggregate principal amount of 2020 Delayed Draw Incremental Term Loan Commitments).

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, that at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Loan Commitment.

“Term Loan Extension Request” as defined in Section 2.22(a).

“Term Loan Extension Series” as defined in Section 2.22(a).

“Term Loan Increase” as defined in Section 2.20(a).

“Term Loan Lender” means at any time, a Lender that has a Term Loan Commitment or holds a Term Loan, in each case, at such time.

“Term Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of

5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Loan or a SOFR Loan, a percentage per annum as set forth below for the applicable Type of Loan and (if applicable) Interest Period therefor:

Base Rate Loans:                                         0.10%

SOFR Loans:

Interest Period	Percentage
One month	0.10%
Three months	0.15%
Six months	0.25%

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” shall mean the date on which (a) the Commitments shall have been terminated, and (b) the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Credit Document (other than in respect of contingent indemnification and expense reimbursement claims not then due) shall have been Paid-in-Full.

“Total Net Leverage Ratio” means the ratio of (i) the sum of Consolidated Total Debt (net of unrestricted cash and Cash Equivalents of Holdings, Borrower and its Restricted Subsidiaries) to (ii) Consolidated Adjusted EBITDA for the trailing four Fiscal Quarter period most recently ended prior to such date for which financial statements have been delivered pursuant to Section 5.4; provided that for purposes of determining unrestricted cash and Cash Equivalents of Holdings, the Borrower and its Restricted Subsidiaries for purposes of any incurrence test to permit any Indebtedness, the cash proceeds of such Indebtedness shall be excluded from the cash netting described above.

“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing any L/C Issuer for any amount drawn under any Letter of Credit, but not yet so applied) and (ii) the aggregate amount of L/C Obligations.

“Transactions” means, collectively, (a) the consummation of the transactions contemplated by the Acquisition Agreement, (b) the execution, delivery and performance by the Credit Parties of the Credit Documents and the borrowings contemplated hereby and (c) the payment of fees and expenses in connection with the foregoing.

“Treasury Capital Stock” as defined in Section 6.5(i).

“TSD” as defined in Section 4.16.

“Type of Loan” means (a) with respect to ~~either~~ Term ~~Loans or Revolving~~ Loans, a Base Rate Loan or a Eurodollar Rate Loan and (b) with respect to Revolving Loans, a Base Rate Loan or a SOFR Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unreimbursed Amount” as defined in Section 2.3(c)(i).

“Unrestricted Subsidiary” means (a) any subsidiary of Borrower identified on Schedule 1.1(c), (b) any additional subsidiary of Borrower that is designated by Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that Borrower shall only be permitted to so designate a new Unrestricted Subsidiary so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the subsidiary comprises, in the aggregate, no more than 10% of (x) Consolidated Total Assets or (y) Consolidated Adjusted EBITDA at the time of designation; provided, further, that such designation shall constitute an Investment by Borrower therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such subsidiary attributable to Borrower’s equity interest therein (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.3), and (c) any subsidiary of an Unrestricted Subsidiary. Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, and (ii) Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by an Authorized Officer of Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of clause (i) of this proviso; provided, further, that no Credit Party may be designated as an Unrestricted Subsidiary (unless such Credit Party ceases to be a Credit Party in accordance with the terms hereof in connection with such designation). Notwithstanding the foregoing, after the Incremental Amendment No. 3 Effective Date and until such time as the 2020 Incremental Term Loans have been repaid in full and any 2020 Incremental Term Loan Commitments have been terminated, no subsidiary of the Borrower shall be designated as an Unrestricted Subsidiary.

“Unused Commitment Fee” as defined in Section 2.9.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” as defined in Section 2.17(c).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“VAT” means:

(a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Voting Power Determinants" means, collectively, Term Loan Exposure and/or Revolving Exposure.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal (excluding nominal amortization), including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest 1/12) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements required to be delivered by Holdings to Lenders pursuant to Section 5.4(a) and 5.4(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and Borrower shall so request, the Administrative Agent and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in conformity with those accounting principles and policies as in effect immediately prior to such change.

1.3 Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

1.4 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.5 Currency Translation. Unless otherwise specifically set forth in this Agreement, monetary amounts shall be in Dollars. For purposes of determining compliance as of any date with Sections 6.1, 6.2, 6.3, 6.4, 6.5 and 6.6 (other than for purposes of calculating the Total Net Leverage Ratio as used in any Section, which shall be calculated in accordance with the definition thereof), amounts incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rates in effect on the first Business Day of the Fiscal Quarter in which such determination occurs or in respect of which such determination shall be made. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Sections 6.1, 6.2, 6.3, 6.4, 6.5 and 6.6 or clause (e) or (i) of Section 8.1 being exceeded solely as a result of changes in Exchange Rates from those rates applicable on the first day of the Fiscal Quarter in which such determination occurs or in respect of which such determination is being made.

1.6 Elections. To the extent that any provision hereof requires (x) compliance with any financial ratio or test, including the Total Net Leverage Ratio, (y) the absence of any Default or Event of Default (or any type of Default or Event of Default) or (z) compliance with any cap expressed as a percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets as a condition to (1) the consummation of any transaction in connection with any acquisition or Investment, (2) the making of any Restricted Payment, (3) the incurrence of any Indebtedness or Liens in connection therewith and/or (4) the making of any restricted debt payment, the determination of whether the relevant condition is satisfied may be made, at the election of Borrower: (A) in the case of any acquisition or Investment, either (I) at the time of the execution of the definitive agreement with respect to the relevant acquisition or (II) at the time of the consummation of the relevant acquisition or Investment, in either case, after giving effect to the acquisition or Investment and any related Indebtedness and Liens on a Pro Forma Basis, (B) in the case of any Restricted Payment, either (I) at the time of the declaration of such Restricted Payment or (II) at the time of the making of such Restricted Payment, in either case, after giving effect to the relevant Restricted Payment on a Pro Forma Basis, (C) in the case of any Indebtedness or Liens in connection therewith, either (I) at the time of entry into the commitment for such Indebtedness (including to the extent secured by any such Liens) or (II) at the time of the incurrence of such Indebtedness or Liens, in either case, after giving effect to the relevant Indebtedness, Liens and any related acquisition on a Pro Forma Basis and/or (D) in the case of any restricted debt payment, either (I) at the time of delivery of notice (which may be conditional) with respect to such restricted debt payment or (II) at the time of the making of such restricted debt payment, in either case, after giving effect to the relevant restricted debt payment on a Pro Forma Basis. Notwithstanding anything in this Agreement or any Credit Document to the contrary (i) unless Borrower elects otherwise, if Borrower or its Restricted Subsidiaries in connection with any transaction or series of such related transaction (A) incurs Indebtedness, creates Liens, undertakes an Asset Sale, makes Investments, designates any subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or repays any Indebtedness or takes any other action under or as permitted by a ratio-based basket and (B) incurs Indebtedness, creates Liens, undertakes an Asset Sale, makes Investments, designates any subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or repays any Indebtedness or takes any other action under a non-ratio-based basket, then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket without regard to any such action under such non-ratio-based basket taken substantially contemporaneously in connection with such transaction or series of related transactions and (ii) if Borrower or its Restricted Subsidiaries enters into any revolving, delayed draw or other committed debt facility, Borrower may elect to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Agreement and each other Credit Document on the date commitments with respect thereto are first received, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility).

1.7 Pro Forma Calculations. Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant hereunder, all financial ratios and tests (including the Total Net Leverage Ratio, Consolidated Adjusted EBITDA, Liquidity and, in each case, any financial calculations or components required to be made or included therein) shall be calculated on a Pro Forma Basis for the most recent four consecutive Fiscal Quarters for which financial statements or earnings releases, as applicable, have been delivered pursuant to Section 5.4 prior to the relevant date of determination.

1.8 Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Daily Simple SOFR, the

Adjusted Eurodollar Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Daily Simple SOFR, the Adjusted Eurodollar Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Daily Simple SOFR, the Adjusted Eurodollar Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Daily Simple SOFR, the Adjusted Eurodollar Rate, any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 2. LOANS AND LETTERS OF CREDIT

2.1 Term Loans.

(a) Loan Commitments. Subject to the terms and conditions hereof:

(i) each Lender with a Term Loan Commitment as of the Closing Date severally agrees to make, on the Closing Date, a Term Loan to Borrower in Dollars in an amount equal to such Lender’s Term Loan Commitment;

(ii) each Lender with a 2020 Initial Incremental Term Loan Commitment severally agrees to make, on the Incremental Amendment No. 3 Effective Date, a 2020 Incremental Term Loan to the Borrower in Dollars in an amount equal to such Lender’s 2020 Initial Incremental Term Loan Commitment, as more fully set forth in Incremental Amendment No. 3; and

(iii) during the 2020 Delayed Draw Incremental Commitment Period, each Lender with a 2020 Delayed Draw Incremental Term Loan Commitment severally agrees to make 2020 Delayed Draw Incremental Term Loans to the Borrower in Dollars an aggregate amount up to but not exceeding such Lender’s 2020 Delayed Draw Incremental Term Loan Commitment.

Borrower may make (i) one borrowing under the Term Loan Commitment as of the Closing Date, which shall be on the Closing Date with respect to Lenders on the Closing Date, (ii) one borrowing under the Term Loan Commitment as of the Refinancing Amendment Effective Date with respect to Lenders making 2018 Refinancing Term Loans, (iii) one borrowing under the 2020 Initial Incremental Term Loan Commitment on the Incremental Amendment No. 3 Effective Date and (iv) one borrowing under the 2020 Delayed Draw Term Loan Commitments on any Business Day during the 2020 Delayed Draw Incremental Commitment Period. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.11(a) and 2.12, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date applicable to such Term Loans. Each Lender’s Term Loan Commitment shall terminate immediately and without further action on (i) the Closing Date with respect to Commitments outstanding on the Closing Date, (ii) the Refinancing Amendment Effective Date with respect to Commitments in respect of 2018 Refinancing Term Loans after giving effect to the funding of such Lender’s Term Loan Commitment on such date, (iii) the Incremental Amendment No. 3 Effective Date with respect to the 2020 Initial Incremental Term Loan Commitments, and (iv) with respect to the 2020 Delayed Draw Incremental Term Loan Commitments, the earlier of (x) January 1, 2022 (or if such day is not a Business Day, the immediately preceding Business Day) or (y) the date of borrowing of the 2020 Delayed Draw Term Loans pursuant to Section 2.1(a)(iii).

(b) Borrowing Mechanics for Term Loans.

(i) Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than (x) one day prior to the proposed Credit Date with respect to Base Rate Loans and (y) three days prior to the proposed Credit Date with respect to Eurodollar Rate Loans (or such shorter period as may be acceptable to Administrative Agent). Promptly upon receipt by the Administrative Agent of such Funding Notice, the Administrative Agent shall notify each Lender of the proposed borrowing. The Borrower shall deliver to Administrative Agent a fully executed Funding Notice with respect to the 2018 Refinancing Term Loans in accordance with Section 4(f) of Refinancing Amendment No. 1.

(ii) Each Lender shall make its Term Loan available to Administrative Agent not later than 9:00 a.m. (New York City time) on the applicable Credit Date, by wire transfer of immediately available funds in Dollars at the Principal Office designated by the Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of the Term Loans available to Borrower on the applicable Credit Date by causing an amount of immediately available funds in Dollars equal to the proceeds of all such Term Loans received by the Administrative Agent from Lenders to be credited to the account of Borrower at the Principal Office designated by the Administrative Agent or to such other account as may be designated in writing to Administrative Agent by Borrower.

2.2 Revolving Loans.

(a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans in Dollars to Borrower in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment or; provided, that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

(b) Borrowing Mechanics for Revolving Loans.

(i) Revolving Loans shall be made in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount;

(ii) Whenever Borrower desires that Lenders make Revolving Loans, Borrower shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) (A) at least three Business Days in advance of the proposed Credit Date in the case of a ~~Eurodollar Rate~~SOFR Loan and (B) on the proposed Credit Date in the case of a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a ~~Eurodollar Rate~~SOFR Loan shall be irrevocable on and after the related ~~Interest Rate~~Periodic Term SOFR Determination ~~Date~~Day, and Borrower shall be bound to make a borrowing in accordance therewith.

(iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Lender by facsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by 10:00 a.m. (New York City time)) not later than 3:00 p.m. (New York City time) on the same day as Administrative Agent’s receipt of such Funding Notice from Borrower unless the date on which the Funding Notice is received is the Credit Date, in which case by 11:00 a.m. (New York City time); provided, however, that if, on the date of the Funding Notice with respect to such Revolving Loans is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Loan, first, shall be applicable to the payment in full of any such L/C Borrowing and second, shall be made available to Borrower.

(iv) Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of immediately available funds in Dollars at the Principal Office of the Administrative Agent. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Revolving Loans available to Borrower on the applicable Credit Date by causing an amount of immediately available funds in Dollars equal to the proceeds of all such Revolving Loans received by the Administrative Agent from Lenders to be credited to the account of Borrower at the Principal Office designated by the Administrative Agent or such other account as may be designated in writing to Administrative Agent by Borrower.

2.3 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) On the Closing Date, each Existing Letter of Credit issued by Wells Fargo Bank, National Association shall automatically be deemed a Letter of Credit issued hereunder and thereafter shall be governed by the terms hereof. Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of Borrower and the Lenders set forth in this Section 2.3, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of Borrower or its subsidiaries (subject to the approval of the applicable subsidiary by the applicable L/C Issuer), and to amend or extend Letters of Credit previously issued by it, in accordance with clause (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of Borrower or its subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of L/C Obligations, and (z) the Outstanding Amount of L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) No L/C Issuer shall issue any Letter of Credit, if:

(A) subject to Section 2.3(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Requisite Lenders have approved such expiry date; or

(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders and the applicable L/C Issuer have approved such expiry date.

(iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C

Issuer from issuing the Letter of Credit, or any law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C) except in the case of any Letters of Credit issued to replace or backstop an Existing Letter of Credit or as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;

(D) any Lender is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(E) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuers shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 9 with respect to any acts taken or omissions suffered by any L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Section 9 included such L/C Issuer with respect to such acts or omissions and (B) as additionally provided herein with respect to each L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto- Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an Authorized Officer of Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof (including a final expiration date in the case of an Auto-Extension Letter of Credit); (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable L/C Issuer may require (which may include the form of the requested Letter of Credit). In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may require. Additionally, Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from the Administrative Agent (or any Lender or Credit Party through the Administrative Agent), at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 3 shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower (or the applicable subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than one day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Once an Auto-Extension Letter of Credit has been issued, unless otherwise directed by the applicable L/C Issuer, Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.3(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Requisite Lenders have elected not to permit such extension or (2) from the Administrative Agent (or any Lender or Credit Party through the Administrative Agent) or Borrower that one or more of the applicable conditions specified in Section 3.2 is not then satisfied (or a Default or Event of Default has occurred and is continuing), and in each such case directing such L/C Issuer not to permit such extension.

(iv) If Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Once an Auto-Reinstatement Letter of Credit has been issued, unless otherwise directed by the applicable L/C Issuer, Borrower shall not be required to make a specific request to such L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits such L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Requisite

Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 3.2 is not then satisfied (or a Default or Event of Default has occurred and is continuing) (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing such L/C Issuer not to permit such reinstatement.

(v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(vi) Anything herein to the contrary notwithstanding, in the event of any conflict between the terms of any Letter of Credit Application and those of this Agreement, the terms of this Agreement shall be controlling.

(c) Provisions Related to Extended Revolving Commitments. If the Letter of Credit Expiration Date in respect of any Class of Revolving Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by such L/C Issuer which issued such Letter of Credit, if one or more other Classes of Revolving Commitments under which Letters of Credit are issued in respect of which the Letter of Credit Expiration Date shall not have occurred are then in effect, such Letters of Credit for which consent of the respective L/C Issuer has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Sections 2.3(d) and (e)) under (and ratably participated in by Revolving Lenders pursuant to) the Revolving Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i) and unless provisions reasonably satisfactory to the applicable L/C Issuer for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, Borrower shall, on or prior to the applicable Maturity Date, cause all such Letters of Credit to be replaced and returned to the applicable L/C Issuer undrawn and marked “cancelled” or to the extent that Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be secured by a “back to back” letter of credit reasonably satisfactory to the applicable L/C Issuer or Borrower shall provide Cash Collateral for any such Letter of Credit. Commencing with the Maturity Date of any Class of Revolving Commitments, the sublimit for Letters of Credit shall be agreed solely with such L/C Issuer; provided that, at the request of Borrower, the Letter of Credit Sublimit immediately following such Maturity Date shall be no less than the Letter of Credit Sublimit immediately prior to such Maturity Date multiplied by a fraction, the numerator of which is the aggregate amount of the Revolving Commitments immediately following such Maturity Date and the denominator of which is the aggregate amount of the Revolving Commitments immediately prior to such Maturity Date.

(d) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. (New York City time) on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed, in accordance with normal banking procedures in the place of payment (each such date, an “Honor Date”), Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, Borrower shall be deemed to have requested a Revolving Loan that is a Base Rate Loan to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 3.2 (other than the delivery of a Funding Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.3(d)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.3(d)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, at the Principal Office for payments designated by such L/C Issuer in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.3(d)(iv), each Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to Borrower in such amount. The Administrative Agent shall reasonably promptly remit the funds so received to the applicable L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Loan that is a Base Rate Loan because the conditions set forth in Section 3.2 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Letter of Credit Fees Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.3(d)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.3.

(iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.3(d) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.3(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any L/C Issuer, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.3(d) is subject to the conditions set forth in Section 3.2 (other than delivery by Borrower of a Funding Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.3(d) by the time specified in Section 2.3(d)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the L/C Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Commitment or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(e) Repayment of Participations.

(i) At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.3(d), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.3(a)(i) is required to be returned under any of the circumstances described in Section 10.10 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the L/C Overnight Rate. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(f) Obligations Absolute. The obligation of Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing (whether made to Borrower or any of its subsidiaries) shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Credit Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, curator or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any subsidiary.

Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify the applicable L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

(g) Role of an L/C Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Requisite Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.3(d); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against any L/C Issuer, and such L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of all the documents specified in such Letter of Credit strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and Borrower when a Letter of Credit is issued or when it is amended with the consent of the beneficiary thereof, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i) Letter of Credit Fees. Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to an amount per annum to be agreed at the time of issuance times the daily amount available to be drawn under such Letter of Credit, and (ii) for each standby Letter of Credit equal to the Applicable Margin times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to Section 2.22 shall be payable, to the maximum extent permitted by applicable law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Share allocable to such Letter of Credit pursuant to Section 2.22(a)(iii), with the balance of such fee, if any, payable to such L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(j) Fronting Fee and Documentary and Processing Charges Payable to applicable L/C Issuer. Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate equal to an amount to be agreed at the time of issuance of each such commercial Letter of Credit, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between Borrower and the applicable L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate equal to 0.125% (or such lower rate as may be agreed by the applicable L/C Issuer) per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the fifth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. In addition, Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms of this Agreement and the terms of any Issuer Document, the terms of this Agreement shall control.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a subsidiary, Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such subsidiaries.

(m) Resignation as L/C Issuer. Any L/C Issuer may, upon 30 days’ notice to Borrower and the Lenders resign as L/C Issuer. In the event of any such resignation as L/C Issuer, Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of any L/C Issuer. If Credit Suisse, or another Lender resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit that it issued, including Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.3(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit.

2.4 Pro Rata Shares; Availability of Funds.

(a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to

Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event that Administrative Agent does not make available to Borrower a requested amount on the applicable Credit Date until such time as all applicable Lenders have made payment to Administrative Agent, the Administrative Agent shall deem any payment by or on behalf of a Lender hereunder that is not made in immediately available funds in Dollars prior to the time period specified herein and such delay causes Administrative Agent’s failure to fund to Borrower in accordance with its Funding Notice, such payment shall be deemed a non-conforming payment and such Lender shall not receive interest hereunder. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.4(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.5 Evidence of Debt; Register; Disqualified Persons; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. In addition to the accounts and records referred to in clause (b), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Borrower’s Obligations in respect of any applicable Loans; and provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitments and Loans of each Lender from time to time (the “Register”). The Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments and the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Borrower’s Obligations in respect of any Loan. Borrower hereby designates Administrative Agent to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.5, and Borrower hereby agrees that, to the extent Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(c) Disqualified Persons. The list of Disqualified Persons will be available to the Lenders and the Agents upon request to the Administrative Agent. The parties to this Agreement hereby acknowledge and agree that the Administrative Agent shall not be deemed to be in default under this Agreement or to have any duty or responsibility or to incur any liabilities as a result of a breach of this Section 2.5(c), nor shall the Administrative Agent have any duty, responsibility or liability to monitor or enforce assignments, participations or other actions in respect of Disqualified Persons, or otherwise take (or omit to take) any action with respect thereto.

(d) Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least three Business Days prior to the Closing Date, (or, if such notice is delivered after the Closing Date, promptly after receipt by Borrower of such notice) or a Note or Notes to evidence such Lender’s Term Loan or Revolving Loan, as the case may be.

2.6 Interest on Loans.

(a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; ~~or~~

(ii) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin~~.~~; or

(iii) if a SOFR Loan, at the Adjusted Term SOFR plus the Applicable Margin.

(b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Loan or any SOFR Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.

(c) In connection with Eurodollar Rate Loans and SOFR Loans there shall be initially, no more than six (6) Interest Periods plus three (3) Interest Periods in respect of each additional Class of Commitments but in any event no more than an aggregate of twelve Interest Periods outstanding at any time. With respect of the Term Loans and Revolving Loans borrowed by Borrower, in the event Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan or a SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan or a SOFR Loan, as applicable) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan or any SOFR Loan or in the applicable Funding Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date,1 the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

(d) Interest payable pursuant to Section 2.6(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365 or 366 day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans and SOFR Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan or a SOFR Loan, as applicable, the date of conversion of such Eurodollar Rate Loan or such SOFR Loan, as applicable, to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan or SOFR Loan, as applicable, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan or such SOFR Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e) Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued and unpaid interest shall instead be payable on the applicable Interest Payment Date.

(f) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. The Administrative Agent will promptly notify the Borrower and the Revolving Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

[1]	NTD: Timing for determinations in respect of SOFR Loans is addressed under the definition of “Term SOFR”.

2.7 Conversion/Continuation.

(a) Subject to Section 2.15 and so long as no Event of Default shall have occurred and then be continuing~~.~~:

(i) Borrower shall have the option to convert at any time all or any part of any Revolving Loans equal to or greater than $1,000,000 from one Type of Loan to another Type of Loan; provided, a ~~Eurodollar Rate~~SOFR Loan may only be converted on the expiration of the Interest Period applicable to such ~~Eurodollar Rate~~SOFR Loan unless Borrower shall pay all amounts due under Section 2.15 in connection with any such conversion; or

(ii) Borrower shall have the option to convert at any time all or any part of any Term Loan equal to or greater than $1,000,000 from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrower shall pay all amounts due under Section 2.15 in connection with any such conversion; ~~or~~

(iii) in the case of Eurodollar Rate Loans, Borrower shall have the option upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to or greater than $100,000 as a Eurodollar Rate Loan~~.~~; or

(iv) in the case of SOFR Loans, Borrower shall have the option upon the expiration of any Interest Period applicable to any SOFR Loan, to continue all or any portion of such Loan equal to or greater than $100,000 as a SOFR Loan.

(b) Subject to Section 3.2(b), Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) on the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan or a SOFR Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to (solely with respect to Term Loans), or continuation of, any Eurodollar Rate Loans or any SOFR Loans shall be irrevocable on and after 9:00 a.m. (New York City time) on the related Interest Rate Determination Date or the related Periodic Term SOFR Determination Day, respectively, and Borrower shall be bound to effect a conversion or continuation in accordance therewith. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

2.8 Default Interest. During the continuance of any Specified Event of Default, following the date on which Borrower receives written notice from the Administrative Agent, Borrower shall pay interest on past due amounts owing by them hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.

2.9 Commitment Fees. (a) Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, an unused commitment fee (the “Unused Commitment Fee”) equal to the Applicable Margin for Unused Commitment Fees times the actual daily amount by which the aggregate Revolving Commitments exceeds the sum of (A) the Outstanding Amount of Revolving Loans and (B) the Outstanding Amount of L/C Obligations; provided that any Unused Commitment Fee accrued with respect to any of the Revolving Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by Borrower prior to such time; provided, further, that no Unused Commitment Fee shall accrue on any of the Revolving Commitments of a Defaulting Lender. The Unused Commitment Fee on the Revolving Commitments shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Loans, and shall be due and payable quarterly in arrears on the last Business Day of each of March, June, September and December, commencing with the last Business Day of June 2018, and on the Maturity Date for the Revolving Loans. The Unused Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(b) Ticking Fee. Borrower shall pay to the Administrative Agent for the account of each 2020 Incremental Term Loan Lender with a 2020 Delayed Draw Incremental Term Loan Commitment in accordance with its Pro Rata Share thereof a ticking fee (the “Ticking Fee”) equal to 6.25% per annum times the actual daily amount of the unfunded 2020 Delayed Draw Incremental Term Loan Commitments. The Ticking Fee shall accrue at all times from the Incremental Amendment No. 3 Effective Date until the termination in full of the 2020 Delayed Draw Incremental Term Loan Commitments and shall be due and payable quarterly in arrears on the last Business Day of each of March, June, September and December, commencing with the last Business Day of September 2020, and on the date on which the 2020 Delayed Draw Incremental Term Loan Commitments are terminated in full.

(c) Other Fees. Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between Borrower and the applicable Agent).

2.10 Scheduled Payments. (a) 2018 Refinancing Term Loans. Borrower shall repay to the Administrative Agent for the ratable account of the Lenders holding 2018 Refinancing Term Loans (A) on the last Business Day of each March, June, September and December commencing with the last Business Day of the first full fiscal quarter after the Refinancing Amendment Effective Date, an aggregate amount equal to $810,470 in ~~princpal~~principal amount of 2018 Refinancing Term Loans (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.11, 2.12 and 2.13, as applicable) and (B) on the Maturity Date for such Term Loans, the aggregate principal amount of all 2018 Refinancing Term Loans outstanding on such date; provided that the amount of any such payment set forth above shall be adjusted to account for the addition of any Extended Term Loan or Incremental Term Loans (other than the 2020 Incremental Term Loans) to contemplate (A) the reduction in the aggregate principal amount of any Term Loans that were converted in connection with the incurrence of such Extended Term Loans, and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Incremental Amendment involving a Term Loan Increase to the Term Loans, a Refinancing Amendment to the amount of Term Loans or an Extension Amendment increasing the amount of Term Loans. For the avoidance of doubt, the 2018 Refinancing Term Loans made on the Refinancing Amendment Effective Date (x) shall constitute Term Loans for all purposes of this Agreement, (y) shall mature and become due and payable on the Maturity Date and (z) shall be repaid in quarterly installments in accordance with Section 2.10(a).

(b) Revolving Loans. Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Loans the aggregate principal amount of all of its Revolving Loans outstanding on such date.

(c) 2020 Incremental Term Loans. Borrower shall repay to the Administrative Agent for the ratable account of the Lenders holding 2020 Incremental Term Loans on the applicable Maturity Date for such 2020 Incremental Term Loans, the aggregate principal amount of all 2020 Incremental Term Loans outstanding on the Maturity Date applicable to such 2020 Incremental Term Loans.

2.11 Voluntary Prepayments/Commitment Reductions; Call Protection.

(a) Voluntary Prepayments.

(i) Any time and from time to time:

(1) with respect to Base Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; and

(2) with respect to Eurodollar Rate Loans or SOFR Loans, Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount;

(ii) All such prepayments shall be made:

(1) upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans; and

(2) upon not less than three Business Days’ prior written or telephonic notice in the case of Eurodollar Rate Loans or SOFR Loans;

in each case given to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to Administrative Agent, (and the Administrative Agent will promptly transmit such original notice for Term Loans or Revolving Loans, as the case may be, by facsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided, that such prepayment obligation may be conditioned on the occurrence of any subsequent event (including a Change of Control, refinancing transaction, Permitted Acquisition or other Investment).

Voluntary prepayments of any Class of Term Loan permitted hereunder shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.10 in a manner determined at the sole discretion of Borrower and specified in the notice of prepayment, and, subject to the other limitations expressly set forth in this Agreement, Borrower may elect to apply voluntary prepayments of Term Loans to one or more Class or Classes of Term Loans selected by Borrower in its sole discretion (provided that such voluntary prepayments of the Term Loans shall be made pro rata within any such Class or Classes selected by Borrower). In the event that Borrower does not specify the order in which to apply prepayments to reduce scheduled installments of principal or as between Classes of Term Loans, Borrower shall be deemed to have elected that such prepayment be applied to reduce the scheduled installments of principal in direct order of maturity on a pro rata basis among Classes of Term Loan.

(b) Term Loan Call Protection.

(i) Notwithstanding the foregoing, in the event that, on or prior to the date which is six (6) months after the Refinancing Amendment Effective Date, Borrower (x) prepays, refinances, substitutes or replaces any 2018 Refinancing Term Loans pursuant to a Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Loan Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the 2018 Refinancing Term Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable 2018 Refinancing Term Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction; provided that, for the avoidance of doubt, Borrower shall not be subject to the requirements of this Section 2.11 with respect to any Repricing Transaction occurring after the six (6) month anniversary of the Refinancing Amendment Effective Date.

(ii) Notwithstanding the foregoing, if any 2020 Initial Incremental Term Loans are voluntarily prepaid, including pursuant to distribution under any chapter 11 plan or otherwise under the Bankruptcy Code, by the Borrower pursuant to Section 2.11(a) (including by acceleration, including automatic acceleration as a result of Sections 8.1(g) and (h) or otherwise as a result of the occurrence and continuance of any Event of Default (by operation of law or otherwise)) or mandatorily prepaid by the Borrower pursuant to Section 2.12(a)(ii) prior to May 11, 2023, such prepayment shall include a prepayment premium (the “2020 Initial Incremental Loan Prepayment Premium”) equal to (x) if such prepayment is made prior to February 11, 2023, the Applicable Premium with respect to the principal amount of the 2020 Initial Incremental Term Loans prepaid, and (y) if such prepayment is made on or after February 11, 2023 and prior to May 11. 2023, 2% of the principal amount of 2020 Initial Incremental Term Loans prepaid. For the avoidance of doubt, no premium shall be payable with respect to any prepayment of the 2020 Initial Incremental Term Loans on or after May 11, 2023.

(iii) Notwithstanding the foregoing, if any 2020 Delayed Draw Incremental Term Loans are voluntarily prepaid, including pursuant to distribution under any chapter 11 plan or otherwise under the Bankruptcy Code, by the Borrower pursuant to Section 2.11(a) (including by acceleration, including automatic acceleration as a result of Sections 8.1(g) and (h), or otherwise as a result of the occurrence and continuance of any Event of Default (by operation of law or otherwise)) or mandatorily prepaid by the Borrower pursuant to Section 2.12(a)(ii) prior to August 11, 2024, such prepayment shall include a prepayment premium (the “2020 Delayed Draw Incremental Loan Prepayment Premium” and, collectively with the 2020 Initial Incremental Loan Prepayment Premium, a “2020 Incremental Prepayment Premium”) equal to (x) if such prepayment is made prior to February 11, 2023, the Applicable Premium with respect to the principal amount of the 2020 Delayed Draw Incremental Term Loans prepaid, (y) if such prepayment is made on or after February 11, 2023 and prior to February 11, 2024, 5% of the principal amount of 2020 Delayed Draw Incremental Term Loans prepaid, and (z) if such prepayment is made on or after February 11, 2024 and prior to August 11, 2024, 3% of the principal amount of 2020 Delayed Draw Incremental Term Loans prepaid. For the avoidance of doubt, no premium shall be payable with respect to (x) any prepayment of the 2020 Delayed Draw Incremental Term Loans on or after August 11, 2024 or (y) any termination or reduction of the 2020 Delayed Draw Incremental Term Loan Commitment prior to the funding thereof.

(iv) Notwithstanding anything herein to the contrary, the 2020 Incremental Prepayment Premium shall become immediately due and payable in the event the 2020 Initial Incremental Term Loans or funded 2020 Delayed Draw Incremental Term Loans are accelerated upon or following an Event of Default (including any automatic acceleration resulting from the commencement of a bankruptcy or other insolvency proceeding in accordance with Sections 8.1(g) and (h) and the last paragraph of Section 8.1), as if the outstanding 2020 Incremental Term Loans had been optionally prepaid on the date of such acceleration. The Borrower will pay such premium, as compensation to the 2020 Incremental Term Loan Lenders for the loss of their investment opportunities and not as a penalty, whether or not a Distress Event has commenced. Without limiting the foregoing, any redemption, prepayment, repayment, or payment of the 2020 Incremental Term Loans or distribution on account of the 2020 Incremental Term Loans, whether prior to or after the stated maturity, or in connection with, a Distress Event (including, for the avoidance of doubt, following an acceleration of the Obligations due to the commencement of a case under the US Bankruptcy Code and/or in connection with a chapter 11 plan or otherwise in connection with a case under the Bankruptcy Code) other than any mandatory prepayment pursuant to Section 2.12 (other than Section 2.12(a)(ii)) shall constitute an optional prepayment thereof under the terms of Section 2.11 and require the immediate payment of the 2020 Incremental Prepayment Premium. Any such premium payable shall constitute the liquidated damages sustained by the 2020 Incremental Term Loan Lenders as a result of the early redemption and the Credit Parties hereby agree that it is reasonable under the circumstances currently existing in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Incremental Lender’s lost profits as a result thereof. The Credit Parties and the 2020 Incremental Term Loan Lenders acknowledge and agree that the 2020 Incremental Prepayment Premium constitutes liquidated damages for loss of investment opportunity and damages suffered by the 2020 Incremental Term Loan Lender and shall in no way constitute interest or “unmatured interest” (as such term is used in section 502(b) of the Bankruptcy Code). EACH CREDIT PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE 2020 INCREMENTAL PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees that: (A) the 2020 Incremental Prepayment Premium is reasonable, constitutes liquidated damages as described above and not “unmatured interest” (as such term is used under section 502(b) of the Bankruptcy Code), and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the 2020 Incremental Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the 2020 Incremental Term Loan Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the 2020 Incremental Prepayment Premium; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrower expressly acknowledges that its agreement to pay the 2020 Incremental Prepayment Premium to the Administrative Agent for the ratable benefit of the 2020 Incremental Term Loan Lenders as herein described is a material inducement to the 2020 Incremental Term Loan Lenders to provide the 2020 Incremental Term Loan Commitments and make the 2020 Incremental Term Loans.

(c) Voluntary Commitment Reductions of Revolving Commitments.

(i) Borrower may, upon not less than three Business Days’ prior written or telephonic notice promptly confirmed by delivery of written notice thereof to Administrative Agent (which original written notice Administrative Agent will promptly transmit by facsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, (a) any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

(ii) Borrower’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof; provided, that any such termination or reduction may be conditioned on the occurrence of any subsequent event (including a Change of Control or refinancing transaction).

(iii) If, after giving effect to any reduction of the Revolving Commitments, the Letter of Credit Sublimit exceeds the amount of the Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess.

(d) Voluntary Commitment Reductions of 2020 Delayed Draw Incremental Term Loan Commitments.

(i) At any time and from time to time after the date that is six (6) months after the Incremental Amendment No. 3 Effective Date, the Borrower may, upon not less than three Business Days’ prior written or telephonic notice promptly confirmed by delivery of written notice thereof to Administrative Agent (which original written notice Administrative Agent will promptly transmit by facsimile or telephone to each applicable Lender), terminate in whole or permanently reduce in part, without premium or penalty, the 2020 Delayed Draw Incremental Term Loan Commitments.

(ii) Borrower’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the 2020 Delayed Draw Incremental Term Loan Commitments shall be effective on the date specified in Borrower’s notice and shall reduce the 2020 Delayed Draw Incremental Term Loan Commitment of each Lender proportionately to its Pro Rata Share thereof; provided, that any such termination or reduction may be conditioned on the occurrence of any subsequent event (including a Change of Control or refinancing transaction).

2.12 Mandatory Prepayments.

(a) Asset Sales; Casualty Events; Debt. Borrower shall apply the following amounts to prepay Term Loans, without premium or penalty (but subject to Section 2.15(c)):

(i) within five Business Days following actual receipt of the Net Cash Proceeds from an Asset Sale or the Net Cash Proceeds from a Casualty Event (unless Borrower shall have delivered a Reinvestment Notice on or prior to such fifth Business Day), such Net Cash Proceeds; provided that notwithstanding the foregoing, on each Reinvestment Prepayment Date an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied to such prepayment (together with accrued interest thereon); and

(ii) within one Business Day following receipt of Net Cash Proceeds from the incurrence, issuance or sale by Borrower or any Restricted Subsidiary of any long-term Indebtedness (other than Excluded Indebtedness), such Net Cash Proceeds;

provided, in the case of each of clauses (i) and (ii) above, if at the time that any such prepayment would be required, Borrower shall be required to, or to offer to, repurchase or redeem or repay or prepay any Refinancing Loans or any Indebtedness secured on a pari passu basis with or senior to the Obligations pursuant to the terms of the documentation governing such Indebtedness with the Net Cash Proceeds of such Asset Sale, Casualty Event or incurrence, issuance or sale of Indebtedness (such Indebtedness required to be offered to be so repurchased, “Other Applicable Indebtedness”), then Borrower (or any Restricted Subsidiary) may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans (but not the Revolving Loans) and Other Applicable Indebtedness at such time); provided, that if no Term Loans subject to such mandatory prepayment requirement are outstanding or will be outstanding after the application of such prepayment, then Borrower may apply all such Net Cash Proceeds after the repayment of such Term Loans to repay the Other Applicable Indebtedness; provided, further, that the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans (in accordance with the terms hereof); provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or repaid with such Net Cash Proceeds, the declined amount of such Net Cash Proceeds shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof (to the extent such Net Cash Proceeds would otherwise have been required to be so applied if such Other Applicable Indebtedness was not then outstanding).

(b) Excess Cash Flow. Commencing with respect to the Fiscal Year ending December 31, 2019, not later than thirty (30) days after the date on which Borrower is required to deliver financial statements with respect to the end of such Excess Cash Flow

Period under Section 5.4(a), Borrower shall calculate Excess Cash Flow for the relevant Excess Cash Flow Period (the “Excess Cash Flow Calculation Date”) and Borrower shall prepay the Term Loans, without premium or penalty (but subject to Section 2.15(c)), in an amount equal to (i) the ECF Required Percentage times the amount of such Excess Cash Flow, minus (ii) in each case to the extent not financed with the proceeds of the incurrence of Indebtedness having a maturity more than twelve months from the date of incurrence thereof and not previously deducted pursuant to this clause (ii) in any prior period, the amount of any voluntary prepayments during such Excess Cash Flow Period or on or prior to the Excess Cash Flow Calculation Date of (1) Term Loans (provided, that with respect to any prepayment of Term Loans below the par value thereof, the aggregate amount of such prepayment for purposes of this clause shall be the amount of Borrower’s cash payment in respect of such prepayment), (2) Revolving Loans or Incremental Revolving Loans (in each case, to the extent commitments in respect thereof are permanently reduced by the amount of such prepayments), (3) Refinancing Loans, Incremental Loans, Incremental Equivalent Debt and any other Indebtedness permitted under Section 6.1 that in each case is secured by the Collateral on a pari passu or basis with or senior to the Obligations, (4) any Indebtedness of a Restricted Subsidiary that is not a Credit Party and (5) any Refinancing Indebtedness in respect of any of the foregoing that is secured by the same collateral, and with the same priority, as the Indebtedness being refinanced, in each case, permitted hereunder.

(c) Exceeding Revolving Commitments. If for any reason the aggregate Outstanding Amount of Revolving Loans and L/C Obligations at any time exceeds the aggregate Revolving Commitments then in effect, Borrower shall, within three Business Days, prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess, without premium or penalty (but subject to Section 2.15(c)); provided that Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.12(c).

(d) Declining Lender. Notwithstanding anything in this Section 2.12 to the contrary, any Lender may elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery, facsimile transmission or PDF attachment to an e-mail) at least one Business Day prior to the required prepayment date, to decline all or any portion of any mandatory prepayment of its Loans pursuant to this Section 2.12 (other than Section 2.12(a)(ii)), in which case the aggregate amount of the prepayment that would have been applied to prepay Loans but was so declined may be retained by Borrower and used for any general corporate purpose not prohibited by this Agreement.

(e) Other Foreign Entities. Notwithstanding the foregoing, to the extent that any Net Cash Proceeds in respect of any Asset Sale or Casualty Event or any Excess Cash Flow attributable to a Foreign Subsidiary that is required to be applied to prepay the Term Loans pursuant to Sections 2.12(a)(i) or (b), (i) would be prohibited or restricted under applicable local law (including, without limitation, as a result of laws or regulations relating to financial assistance, corporate benefit, restrictions on upstreaming of cash intragroup and fiduciary and statutory duties of directors of relevant subsidiaries) or the organizational documents (including, without limitation, as a result of minority ownership of such Foreign Subsidiary) or any other material agreement of such Foreign Subsidiary, or (ii) would result in material adverse tax consequences as determined in good faith by Borrower (including, without limitation, as a result of any withholding of cash or the upstreaming of cash), then in each case, Borrower shall not be required to prepay such amounts (the “Excluded Amounts”) as required under Sections 2.12(a)(i) or (b) (any such limitation, a “Repatriation Limitation”). The non-application of the Excluded Amounts as a consequence of any Repatriation Limitation will not constitute an Event of Default hereunder. Excluded Amounts shall be allocated among Restricted Subsidiaries in various jurisdictions determined by Borrower and the Excluded Amounts shall be available for working capital or other purposes of Borrower, the Foreign Subsidiary or any Restricted Subsidiary. Excluded Amounts shall not be deemed to be Net Cash Proceeds or Excess Cash Flow, regardless of whether the Repatriation Limitation ceases to apply after such initial determination.

(f) Taxes. Any prepayments required after the application of this Section 2.12 shall be net of any costs, expenses or Taxes incurred by Borrower or any of its Affiliates or Restricted Subsidiaries as a result of complying with this Section 2.12, and to the extent permitted by Sections 6.5 and 6.6, Borrower and its Restricted Subsidiaries shall be permitted to make, directly or indirectly, dividends or distributions, to their Affiliates and Parent Entities to cover such Tax liability, costs or expenses.

(g) Order of Payments. Except with respect to Loans incurred in connection with any Refinancing Amendment, Term Loan Extension Request, or any Incremental Amendment, (i) each prepayment of Term Loans pursuant to this Section 2.12 shall be applied ratably to each Class of Term Loans then outstanding, unless such ratable payment between classes of Term Loan would result in material adverse tax consequences to Borrower or any of its subsidiaries as determined in good faith by Borrower (which determination will be conclusive and binding), in which case such payment shall be allocated as directed by Borrower, except that Borrower may direct that any proceeds of Refinancing Term Loans, Refinancing Revolving Loans or Refinancing Equivalent Debt shall be applied to the Class or Classes of Term Loans being refinanced as selected by Borrower (provided that any Class of Incremental Term Loans, Refinancing Term Loans or Extended Term Loans may specify that one or more other Classes of Term Loans may be prepaid prior to such Class of Incremental Term Loans, Refinancing Term Loans or Extended Term Loans); (ii) with respect to each Class of Term Loans, each prepayment pursuant to clauses (a) and (b) of this Section 2.12 shall be applied to the scheduled installments of principal thereof (following the date of prepayment) in a manner determined at the sole discretion of Borrower and specified to the Administrative Agent and, if not specified, in direct order of maturity; and (iii) each such prepayment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares of such prepayment.

(h) Break-Funding Savings Clause. Notwithstanding any of the other provisions of this Section 2.12, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans or SOFR Loans, as applicable, is required to be made under this Section 2.12, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.12 in respect of any such Eurodollar Rate Loan or any such SOFR Loan, as applicable, prior to the last day of the

Interest Period therefor, Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from Borrower or any other Credit Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.12. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from Borrower or any other Credit Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of Section 8.1. Such deposit shall be deemed to be a prepayment of such Loans by Borrower for all purposes under this Agreement.

(i) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.12(a) and (b), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable Net Cash Proceeds or Excess Cash Flow, as the case may be. In the event that Borrower shall subsequently determine that the actual amount of Net Cash Proceeds received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess in accordance with Section 2.12(a), and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

2.13 General Provisions Regarding Payments.

(a) All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars and in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than, 12:00 p.m. (New York City time) on the date due at the Principal Office of the Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of ~~Revolving Loans~~Base Rate Loans to the extent provided for in Section 2.6(e)) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(d) Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Lender requesting compensation pursuant to Section 2.16(b) or if any Lender requesting compensation pursuant to Section 2.16(b) makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans or any SOFR Loans, as applicable, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e) Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

(f) Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in immediately available funds in Dollars prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.

(g) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1 or pursuant to any sale of, any collection from, or other realization upon all or any part of the Collateral, all payments or proceeds received by the Administrative Agent or Collateral Agent in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 9.2 of the Pledge and Security Agreement.

2.14 Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise expressly provided in this Agreement or the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary or mandatory payment (other than a voluntary or mandatory prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due”to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts

Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.14 shall not be construed to apply to (a) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

2.15 Making or Maintaining Eurodollar Rate Loans or SOFR Loans.

(a) Inability to Determine Applicable Interest Rate. ~~If~~Subject to Section 2.23 in the case of any SOFR Loan only, if prior to the commencement of any Interest Period for a Eurodollar Rate Loan or a SOFR Loan, as the case may be:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate or the Adjusted Term SOFR, as applicable, for such Interest Period; or

(ii) the Administrative Agent is advised by the Requisite Lenders that the Adjusted Eurodollar Rate or the Adjusted Term SOFR, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans included for such Interest Period (each of clause (a) and (b), a “Market Disruption Event”);

then the Administrative Agent shall give notice thereof to Borrower and the applicable Lenders by telephone, facsimile transmission or PDF attachment to an e-mail as promptly as practicable thereafter and, until the Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Funding Notice that requests the conversion of any applicable Loan to, or continuation of any such Loan as, a Eurodollar Rate Loan or a SOFR Loan, as applicable, shall be ineffective and such Eurodollar Rate Loan or such SOFR Loan, as applicable, shall be converted to or continued as, on the last day of the Interest Period applicable thereto, a Base Rate Loan and (ii) if any Funding Notice requests a Eurodollar Rate Loan or a SOFR Loan, such Eurodollar Rate Loan or such SOFR Loan, as applicable, shall be made as a Base Rate Loan. During any period in which a Market Disruption Event is in effect, Borrower may request that the Administrative Agent or the Requisite Lenders, as applicable, confirm that the circumstances giving rise to the Market Disruption Event continue to be in effect; provided that (A) Borrower shall not be permitted to submit any such request more than once in any 30-day period and (B) nothing contained in this Section 2.15 or the failure to provide confirmation of the continued effectiveness of such Market Disruption Event shall in any way affect the Administrative Agent’s or Requisite Lenders’ right to provide any additional notices of a Market Disruption Event as provided in this Section 2.15. If the Administrative Agent or Requisite Lenders, as applicable, have not confirmed within 10 Business Days after request of such report from Borrower that a Market Disruption Event has occurred, then such Market Disruption Event shall be deemed to be no longer existing.

Notwithstanding any provision to the contrary set forth in this Agreement, if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in this Section 2.15(a) have arisen with respect to the Adjusted Eurodollar Rate and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in this Section 2.15(a) have not arisen with respect to the Adjusted Eurodollar Rate but the supervisor for the administrator of such benchmark rate or a governmental authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such benchmark rate shall no longer be used for determining interest rates for loans in the applicable currency, then the Adjusted Eurodollar Rate shall be (x) replaced by a comparable successor rate that is, at such time, broadly accepted by the syndicated loan market for loans denominated in Dollars in lieu of the rate set forth herein (as determined by the Administrative Agent with the consent of the Borrower) or (y) if no such broadly accepted comparable successor rate exists at such time, a successor index rate as the Administrative Agent may determine with the consent of the Borrower (such consent not to be unreasonably withheld or delayed). Any such successor rate determined pursuant to clauses (x) or (y) of the preceding sentence shall become effective at 5:00 p.m., New York City time, on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, solely in the case of clause (y), prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such successor rate. Until an alternate rate of interest shall be determined in accordance with this clause (a) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.15(a), only to the extent the applicable benchmark rate for such Interest Period is not available or published at such time on a current basis), (x) any Conversion/Continuation Notice that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Rate Loan based on such benchmark rate shall be ineffective and (y) if any Funding Notice requests a Eurodollar Rate Loan based on such benchmark rate, such Loan shall be made as a Base Rate Loan.

(b) Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or if any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Eurodollar Rate Loans or any SOFR Loans, then, upon notice thereof by such Lender to Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurodollar Rate Loans or SOFR Loans, as applicable, or to convert Base Rate Loans to Eurodollar Rate Loans or SOFR Loans, as applicable, shall be suspended until such Lender notifies the Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all Eurodollar Rate Loans or all SOFR Loans, as applicable, of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans or such SOFR Loan, as applicable, to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Term~~ Loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. In the event of (a) the payment of any principal of any Eurodollar Rate Loan or any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Rate Loan or any SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Rate Loan or any SOFR Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Rate Loan or any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.18, then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Rate Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurodollar Rate, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurodollar Rate Loan, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

2.16 Increased Costs; Capital Adequacy.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurodollar Rate);

(ii) subject the Administrative Agent, any Lender or any L/C Issuer to any Taxes (other than Indemnified Taxes, Excluded Taxes or Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender ~~or~~, the London interbank market or any other interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Administrative Agent, Lender or L/C Issuer, as applicable, of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Administrative Agent, Lender or L/C Issuer, as applicable, of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Administrative Agent, Lender or L/C Issuer, as applicable (whether of principal, interest or otherwise), then Borrower will pay to such Administrative Agent, Lender or L/C Issuer, as applicable, such additional amount or amounts as will compensate such Administrative Agent, Lender or L/C Issuer, as applicable, for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 2.16(b) as a result of a Change in Law resulting from Basel III or the Dodd-Frank Wall Street Reform and Consumer Protection Act if it shall not at the time be the general policy or practice of such Lender to demand such compensation from similarly situated borrowers (to the extent that, with respect to such Change in Law, such Lender has the right to do so under its credit facilities with similarly situated borrowers).

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in clause (a) or (b) of this Section 2.16 shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.16, such Lender shall notify Borrower. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.16 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 2.16 for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.

2.17 Taxes; Withholding, Etc.

(a) Payments to Be Free and Clear. All sums payable by or on behalf of any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax.

(b) Withholding of Taxes. If any Credit Party, other applicable withholding agent or Administrative Agent is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party under any of the Credit Documents: (i) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as it becomes aware of it; (ii) the applicable Credit Party shall pay, or cause to be paid, any such Tax before the date on which penalties attach thereto, if the liability to pay is imposed on any Credit Party; (iii) if the Tax is an Indemnified Tax or Other Tax, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of the deduction, withholding or payment for Indemnified Taxes or Other Taxes (including any deduction, withholding or payment applicable to additional sums payable under this Section 2.17), the recipient, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment for Indemnified Taxes or Other Taxes been required or made; and (iv) within 30 days after the due date of payment of any Tax which it is required by clause (ii) above to pay, the applicable Credit Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence satisfactory to the Administrative Agent of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a U.S. Person (a “Non U.S. Lender”) that will receive any payments from or on account of Borrower shall, to the extent such Lender is legally able to do so, deliver to Administrative Agent and Borrower, on or prior to the Closing Date (in the case of each Non U.S. Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Non U.S. Lender), and at such other times upon the request of Borrower or Administrative Agent as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY (or, in each case, any substitute or successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of U.S. federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and meets the other requirements contained on the Certificate re Non-Bank Status, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any substitute or successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of U.S. federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “U.S. Lender”) shall deliver to Administrative Agent and Borrower on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two original copies of Internal Revenue Service Form W-9 (or any substitute or successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from U.S. federal backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to U.S. federal tax withholding matters pursuant to this Section 2.17(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly notify Administrative Agent and Borrower of any such change in circumstances, and shall, to the extent such Lender is legally able to do so, promptly deliver to Administrative Agent for transmission to Borrower two new original copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP, W-8IMY and/or W-9 (or, in each case, any substitute or successor form), or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any substitute or successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.

(d) Without limiting the provisions of Section 2.17(b), Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law, or at the option of the Administrative Agent, timely reimburse it for such Other Taxes. Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent in respect of any Other Taxes payable hereunder as soon as practicable after payment of such Other Taxes.

(e) Each Credit Party shall indemnify the Administrative Agent and any Lender within 10 days after written demand therefor, for the full amount of Indemnified Taxes imposed on or with respect to any payment made by or on account of an obligation of such Credit Party under any Credit Document and Other Taxes that arise from payments made hereunder by such Credit Party or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any Credit Document relating to such Credit Party (including any such Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) paid by the Administrative Agent or Lender or any of their respective Affiliates or required to be withheld or deducted from a payment to such person, and for any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Credit Party shall be conclusive absent manifest error.

(f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund, from the authority imposing the Tax, of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party as soon as reasonably practicable the amount paid over pursuant to this clause (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This clause (f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person, or to arrange its affairs in any particular manner.

(g) If a payment made to a Lender under any Credit Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

2.18 Mitigation Obligations; Replacement of a Lender.

(a) If any Lender requests compensation under Section 2.16, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Term Loans, Revolving Loans or participations in L/C Advances made hereunder or assign its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.16, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or Borrower is borrowing any Extended Term Loans or Extended Revolving Commitments and such Lender is not an Extending Lender or any Lender is a Defaulting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, either (i) so long as no Default or Event of Default has occurred and is continuing, prepay such Lender’s outstanding Loans and participations in L/C Advances hereunder in full on a non-pro rata basis without premium or penalty and permanently reduce the Commitment of such Lender or (ii) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) in the case of clause (ii) above, Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, Revolving Loans and participations in L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.18 shall be deemed to prejudice any rights that Borrower may have against any Lender that is a Defaulting Lender. No action by or consent of the replaced Lender shall be necessary in connection with such removal or assignment, in the case of clause (ii) above, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, Borrower, the Administrative Agent, such replaced Lender and the replacement Lender shall otherwise comply with Section 10.4; provided that if such replaced Lender does not comply with Section 10.4 within three Business Days after Borrower’s request, compliance with Section 10.4 shall not be required to effect such assignment.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which, pursuant to the terms of Section 10.8, requires the consent of all of the Lenders affected or all Lenders and with respect to which the Requisite Lenders or Requisite Class Lenders, as applicable, shall have granted their consent, then Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense, to either (i) so long as no Default or Event of Default has occurred and is continuing, prepay such Lender’s outstanding Term Loans, Revolving Loans and participations in L/C Advances hereunder in full on a non-pro rata basis without premium or penalty (including with respect to the processing and recordation fee referred to in Section 10.4(b)(ii)(C)) and permanently reduce the Commitment of such Lender or (ii) replace such Non-Consenting Lender by deeming such Non-Consenting Lender to have assigned its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent; provided that (A) all Obligations of Borrower owing to such Non-Consenting Lender (including accrued fees and any amounts due under Section 2.11(a), Section 2.15, Section 2.16 or Section 2.17) being removed or replaced shall be paid in full to such Non-Consenting Lender concurrently with such removal or assignment and (B) in the case of clause (ii) above, the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such removal or assignment, in the case of clause (ii) above, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 10.4; provided that if such Non-Consenting Lender does not comply with Section 10.4 within three Business Days after Borrower’s request, compliance with Section 10.4 shall not be required to effect such assignment.

2.19 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.8.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.1 or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to an L/C Issuer hereunder; third, if so determined by the Administrative Agent or requested by an L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation or Letter of Credit; fourth, as Borrower may request (so long as no Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default has occurred and is continuing, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.9(a) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.3(i).

(iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.3, the “Pro Rata Share” of each Non-Defaulting Lender’s Revolving Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default has occurred and is continuing; and (ii) such reallocation does not cause the Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitments.

(b) Defaulting Lender Cure. If Borrower, the Administrative Agent, each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.19(a)(iii)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

2.20 Incremental Facilities or Commitments.

(a) Incremental Commitments. Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), indicate that it has obtained or is requesting (A) one or more new commitments which may be of the same Class as any outstanding Term Loan (a “Term Loan Increase”) or a new Class of Term Loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”), and/or (B) one or more increases in the amount of the Revolving Commitments (including Extended Revolving Commitments of a given Extension Series and Refinancing Revolving Commitments) (the “Incremental Revolving Commitments” and the Incremental Revolving Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy of such Incremental Loan Request to each of the Lenders.

(b) Incremental Loans. On any Incremental Tranche Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.20, (i) each Incremental Term Lender of such Class shall make a Loan to Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Tranche Closing Date on which any Incremental Revolving Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.20, (i) each Incremental Revolving Lender of such Class shall make its Commitment available to Borrower (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental Revolving Commitment of such Class and (ii) each Incremental Revolving Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Commitment of such Class and the Incremental Revolving Loans of such Class made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans may have identical terms (other than with respect to closing conditions, issuance date and other terms necessary to effectuate the implementation of such Incremental Term Loans) to any of the Term Loans and be treated as the same Class as any of such Term Loans.

(c) Incremental Loan Request. Each Incremental Loan Request from Borrower pursuant to this Section 2.20 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Commitments. Incremental Term Loans may be made, and Incremental Revolving Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment, nor will Borrower have any obligation to approach any existing Lenders to provide any Incremental Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Loan, an “Incremental Revolving Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that (i) the Administrative Agent and each L/C Issuer shall have consented (not to be unreasonably conditioned, withheld or delayed) to such Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Commitments to the extent such consent, if any, would be required under Section 10.4(b) for an assignment of Loans or Revolving Commitments, as applicable, to such Additional Lender and (ii) with respect to Incremental Term Commitments, any Sponsor Affiliated Lender providing an Incremental Term Commitment shall be subject to the same restrictions set forth in Section 10.4(k) as they would otherwise be subject to with respect to any purchase by or assignment to such Sponsor Affiliated Lender of Term Loans.

(d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Tranche Closing Date”) of each of the following conditions:

(i) no Event of Default exists or shall exist after giving effect to such Incremental Amendment; provided that if the primary purpose of proceeds of such Incremental Loans is to finance a Permitted Acquisition or Specified Investment permitted under the terms hereof then the foregoing shall be limited to the Specified Events of Default;

(ii) to the extent required by Incremental Lenders holding more than 50% of the aggregate Incremental Commitments under such Incremental Amendment (x) in the case of any Incremental Amendment not covered by clause (y) below, the representations and warranties of each Credit Party set forth in Section 4 and in each other Credit Document shall be true and correct in all material respects on and as of the Incremental Tranche Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, and (y) in the case of any Incremental Amendment the primary purpose of which is to finance a Permitted Acquisition or Specified Investment, the Specified Representations (in the case of any such acquisition, as they relate to the target of such acquisition (conformed as necessary for such acquisition)) shall be true and correct in all material respects on and as of the Incremental Tranche Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any such representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(iii) each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 and not in an increment of $1,000,000 if such amount represents all remaining availability under the limit set forth in clause (iv) below), and each Incremental Revolving Commitment shall be in an aggregate principal amount that is not less than $2,500,000 and shall be in an increment of $500,000 (provided that such amount may be less than $2,500,000 and not in an increment of $500,000 if such amount represents all remaining availability under the limit set forth in clause (iv) below); and

(iv) the aggregate amount of the Incremental Loans shall not exceed (A) an amount equal to the greater of (i) $65,000,000 and (ii) 100% of Consolidated Adjusted EBITDA for the four fiscal quarter period most recently ended for which financial statements have been delivered pursuant to Section 5.4 (provided that, as long as any 2020 Incremental Term Loans or 2020 Incremental Term Loan Commitments are outstanding, any Incremental Loans incurred pursuant to this clause (A) after the Incremental Amendment No. 3 Effective Date shall not exceed $20,000,000 without the prior written consent of the Requisite Class Lenders for the 2020 Incremental Term Loans) (the “Incremental Starter Amount”), plus (B) the aggregate amount of all voluntary prepayments of the Term Loans and permanent commitment reductions of the Closing Date Revolving Commitments, in each case not financed with proceeds of long term Indebtedness or any Refinancing Indebtedness (provided that, as long as any 2020 Incremental Term Loans or 2020 Incremental Term Loan Commitments are outstanding, no Indebtedness shall be incurred pursuant to this clause (B) after the Incremental Amendment No. 3 Effective Date without the prior written consent of the Requisite Class Lenders for the 2020 Incremental Term Loans) plus (C) in the case of any Incremental Loan that is not incurred pursuant to clause (D) below that (x) effectively extends the maturity of or refinances or replaces the Term Loans and/or the Revolving Commitments, an amount equal to the portion of the Term Loans and/or Revolving Commitments that such Incremental Loan replaces and/or refinances and (y) effectively replaces the amount of Revolving Commitments terminated pursuant to Section 2.18 hereof, the portion of the Revolving Commitments so terminated (provided that, as long as any 2020 Incremental Term Loans or 2020 Incremental Term Loan Commitments are outstanding, no Indebtedness shall be incurred pursuant to this clause (C) after the Incremental Amendment No. 3 Effective Date without the prior written consent of the Requisite Class

Lenders for the 2020 Incremental Term Loans), plus (D) at Borrower’s option, up to an unlimited additional amount of Incremental Term Loans or Incremental Revolving Commitments so long as, after giving effect to any such incurrence on a Pro Forma Basis (and after giving effect to any Permitted Acquisition or other Investment consummated in connection therewith on a Pro Forma Basis and without “netting” the cash proceeds of the applicable Incremental Loans on the consolidated balance sheet of Borrower), and with respect to any Incremental Revolving Commitment, assuming a borrowing of the maximum amount of Loans available thereunder, the Total Net Leverage Ratio on a Pro Forma Basis is no greater than (x) 4.70:1.00 or (b) in the case of Incremental Term Loans or Incremental Revolving Commitments incurred in connection with a Permitted Acquisition or other Investment, the Total Net Leverage Ratio immediately prior to giving effect to such Permitted Acquisition or Investment, in each case, as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.4(c) prior to the date of incurrence (provided that, as long as any 2020 Incremental Term Loan or 2020 Incremental Term Loan Commitment is outstanding, no Indebtedness shall be incurred pursuant to this clause (D) after the Incremental Amendment No. 3 Effective Date without the prior written consent of the Requisite Class Lenders for the 2020 Incremental Term Loans) (it being understood that (i) Incremental Term Loans and Incremental Revolving Commitments may be incurred under clause (D) regardless of whether there is capacity under clauses (A), (B), or (C) and if Borrower does not make an election Borrower will be deemed to have elected clause (D)). Any Indebtedness incurred under clauses (A), (B) or (C) above may be reclassified, as Borrower elects from time to time, as Indebtedness incurred under clause (D) above if Borrower meets the applicable leverage ratio under clause (D) at such time on a Pro Forma Basis after giving effect to such reclassification.

(e) Required Terms. The terms, provisions and documentation of any Incremental Loan or any Incremental Commitment shall be as agreed between Borrower and the applicable Incremental Lenders providing such Incremental Loans or Incremental Commitments, and except as otherwise set forth herein, to the extent not substantially consistent with the Term Loans or Revolving Commitments, as applicable, existing on the Incremental Tranche Closing Date (as determined by Borrower and conclusively evidenced by a Compliance Certificate of Borrower), shall be consistent with clauses (i) and (ii) below, as applicable, and otherwise shall be reasonably satisfactory to the Administrative Agent (in its capacity as such) (other than in respect of pricing, fees, rate floors, optional prepayment, redemption terms, amortization or maturity), it being understood that (1) to the extent any Previously Absent Financial Maintenance Covenant is added for the benefit of any Incremental Loan or Incremental Commitment, no consent shall be required from the Administrative Agent or any existing Lender to the extent such Previously Absent Financial Maintenance Covenant is (A) also added for the benefit of the Term Loans or Revolving Commitments, as applicable, existing on the Incremental Tranche Closing Date (it being understood that a Previously Absent Financial Maintenance Covenant that is added solely for the benefit of any Incremental Revolving Commitments shall not be required to be added for the benefit of any Term Loans) or (B) only applicable after the Latest Maturity Date existing on the Incremental Tranche Closing Date, (2) no Incremental Term Loan will be required to benefit from (or cross-default to) any financial maintenance covenant and (3) any Incremental Term Loan may provide for “soft” or “hard” call protection provisions and mandatory prepayment terms customary for term loan facilities. In any event,

(i) each Incremental Term Loan or Incremental Term Commitment:

(A) at Borrower’s option, may rank pari passu or junior in right of payment with the other Loans or Commitments, as applicable, of such Class, may be pari passu or junior in right of security with the other Loans or Commitments, as applicable, of such Class (and, if junior in right of security, subject to an appropriate Intercreditor Agreement reasonably satisfactory to the Administrative Agent and, if junior in right of payment, subject to a subordination agreement on customary terms or otherwise reasonably satisfactory to the Administrative Agent) or may be unsecured,

(B) except with respect to customary bridge facilities (but not any long-term Indebtedness which is exchanged for or otherwise replaces such bridge facilities), shall not mature earlier than the Maturity Date with respect to the 2018 Refinancing Term Loans (prior to giving effect to any extensions thereof), provided that this clause (B) shall not apply to Incremental Term Commitments in an aggregate principal amount, together with any Incremental Term Commitments described in clause (C) below, up to the greater of (x) $32,500,000 and (y) 50.0% of Consolidated Adjusted EBITDA,

(C) except with respect to customary bridge facilities (but not any long-term Indebtedness which is exchanged for or otherwise replaces such bridge facilities), shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the 2018 Refinancing Term Loans on the date of incurrence of such Incremental Term Loans (except by virtue of amortization or prepayment of the 2018 Refinancing Term Loans prior to the time of such incurrence), provided that this clause (C) shall not apply to Incremental Term Commitments in an aggregate principal amount, together with any Incremental Term Commitments described in clause (B) above, up to the greater of (x) $32,500,000 and (y) 50.0% of Consolidated Adjusted EBITDA (together with the requirement set forth in clause (B) above, the “Maturity Requirement”),

(D) shall have fees and, subject to clauses (e)(i)(B) and (e)(i)(C) above and clause (e)(ii) below, amortization determined by Borrower and the applicable Incremental Term Lenders, and

(E) may provide for the ability to participate on a pro rata basis, or on a less than pro rata basis (but not on a greater than pro rata basis), in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Amendment; and

(ii) the All-In-Yield applicable to the Incremental Term Loans of each Class shall be determined by Borrower and the applicable Incremental Term Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that with respect to any Incremental Term Loans (other than Excluded Incremental Term Loans) made on or prior to the date that is twelve months after the Closing Date (other than a Loan that is secured on a junior basis, unsecured or subordinated in right of payment or security), the All-In-Yield applicable to such Incremental Term Loans (with any original issue discount and upfront fees being equated to interest on the basis of a four-year average life) shall not be greater than the applicable All-In-Yield payable pursuant to the terms of this Agreement with respect to the 2018 Refinancing Term Loans plus 50 basis points per annum, unless the interest rate (together with, as provided in the proviso below, Adjusted Eurodollar Rate or Base Rate floor) with respect to such 2018 Refinancing Term Loans is increased so as to cause the then applicable All-In-Yield under this Agreement on such 2018 Refinancing Term Loans to equal the All-In-Yield then applicable to the Incremental Term Loans minus 50 basis points; provided that any increase in All-In-Yield to the 2018 Refinancing Term Loans due to the application of an Adjusted Eurodollar Rate floor or Base Rate floor on any Incremental Term Loan shall be effected solely through an increase in (or implementation of, as applicable) any Adjusted Eurodollar Rate floor or Base Rate floor applicable to the 2018 Refinancing Term Loans. “Excluded Incremental Term Loan” means any (a) Incremental Term Loans with a scheduled maturity date more than two years after the Latest Maturity Date on the date of incurrence of such Incremental Term Loans, (b) Incremental Term Loans incurred in connection with a Permitted Acquisition or other Investment permitted hereunder, and (c) Incremental Term Loans in an original aggregate principal amount up to the greater of (x) $32,500,000 and (y) 50.0% of Consolidated Adjusted EBITDA (this Section 2.20(e)(ii), the “MFN Provision”).

(f) Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Commitments shall become Commitments (or in the case of an Incremental Revolving Commitment to be provided by a Lender with an existing Revolving Commitment, an increase in such Lender’s applicable Revolving Commitment), under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by Borrower, each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Credit Party, Agent or Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Borrower, to effect the provisions of this Section 2.20, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien subordination and associated rights of the applicable Lenders to the extent any Incremental Loans are to rank junior in right of security. Borrower may use the proceeds, if any, of the Incremental Term Loans and Incremental Revolving Commitments for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Commitments unless it so agrees.

(g) Reallocation of Revolving Exposure. Upon any Incremental Tranche Closing Date on which Incremental Revolving Commitments are effected, if, on the date of such increase, there are any Revolving Loans outstanding, each of the Lenders that has an existing Revolving Commitment or Revolving Exposure, as applicable, under such Class shall assign to each of the Incremental Revolving Lenders, and each of the Incremental Revolving Lenders shall purchase from each such Lender under such Class, at par, such interests in the Incremental Revolving Loans outstanding on such Incremental Tranche Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans under such Class will be held by Lenders with existing Revolving Commitments or Revolving Exposure, as applicable, under such Class and Incremental Revolving Lenders ratably in accordance with their Revolving Commitments under such Class after giving effect to the addition of such Incremental Revolving Commitments to the Revolving Commitments under such Class. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.2 and 2.11 of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h) At any time and from time to time, subject to the terms and conditions set forth herein, Borrower may issue one or more series of Incremental Equivalent Debt in an aggregate principal amount not to exceed, as of the date of and after giving effect to the issuance of any such Incremental Equivalent Debt, the aggregate amount of Incremental Loans permitted to be incurred under Section 2.20(d)(iv); provided that the incurrence of any Incremental Equivalent Debt shall reduce, on a dollar-for-dollar basis, the aggregate amount of Incremental Loans permitted to be incurred under Section 2.20(d)(iv).

(i) The issuance of any Incremental Equivalent Debt pursuant to this Section 2.20, shall (i) in all cases, be subject to the terms and conditions applicable to Incremental Commitments set forth under Sections 2.20(d)(i), (d)(ii), (d)(iii) and (e)(i), as if set forth in this Section 2.20(i), mutatis mutandis (and, for the avoidance of doubt, the interest rate, upfront fees and original issue discount for any Incremental Equivalent Term Debt shall be as determined by Borrower), (ii) in the case of Incremental Equivalent Debt that is secured on a pari passu basis with any Term Loan or Revolving Commitment existing on the date of issuance of such Incremental Equivalent Debt, be additionally subject to the terms set forth in the first paragraph of Section 2.20(e) and (iii) the covenants, events of default, guarantees and other terms of such Incremental Equivalent Debt shall be customary for similar debt securities in light of then-prevailing market conditions at the time of issuance or not materially more restrictive, taken as a whole, to Holdings, Borrower and the Restricted Subsidiaries than those set forth in this Agreement (other than with respect to interest rate and redemption provisions), except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of issuance, it being understood that a certificate of an Authorized Officer of Borrower delivered to the Administrative Agent prior to the incurrence of such Incremental Equivalent Debt, together with a reasonably detailed description of the material terms and conditions of such Incremental Equivalent Term Debt or drafts of the documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions of the Incremental Equivalent Debt satisfy the requirement set forth in this clause (iii), shall be conclusive evidence that such terms and conditions have been satisfied.

(j) This Section 2.20 shall supersede any provisions in Section 2.14 or Section 10.8 to the contrary.

2.21 Refinancing Amendments.

(a) Refinancing Commitments. Borrower may, at any time or from time to time after the Closing Date, by notice to the Administrative Agent (a “Refinancing Loan Request”), request (i) the establishment of one or more new Classes of term loans under this Agreement (any such new Class, “Refinancing Term Commitments”) or (ii) the establishment of one or more new Classes of revolving commitments under this Agreement (any such new Class, “Refinancing Revolving Commitments”and collectively with any Refinancing Term Commitments, “Refinancing Commitments”), in each case, established in exchange for, or to replace, repurchase, retire or refinance, in whole or in part, as selected by Borrower, any one or more then-existing Class or Classes of Loans or Commitments (with respect to a particular Refinancing Commitment or Refinancing Loan, such existing Loans or Commitments, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy of each such notice to each of the Lenders.

(b) Refinancing Loans. Any Refinancing Term Loans made pursuant to Refinancing Term Commitments or any Refinancing Revolving Commitments made on a Refinancing Closing Date shall be designated a separate Class of Refinancing Term Loans or Refinancing Revolving Commitments, as applicable, for all purposes of this Agreement. On any Refinancing Closing Date on which any Refinancing Term Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.21, (i) each Refinancing Term Lender of such Class shall make a Term Loan to Borrower (a “Refinancing Term Loan”) in an amount equal to its Refinancing Term Commitment of such Class and (ii) each Refinancing Term Lender of such Class shall become a Lender hereunder with respect to the Refinancing Term Commitment of such Class and the Refinancing Term Loans of such Class made pursuant thereto. On any Refinancing Closing Date on which any Refinancing Revolving Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.21, (i) each Refinancing Revolving Lender of such Class shall make its Refinancing Revolving Commitment available to Borrower (when borrowed, a “Refinancing Revolving Loan” and collectively with any Refinancing Term Loan, a “Refinancing Loan”) and (ii) each Refinancing Revolving Lender of such Class shall become a Lender hereunder with respect to the Refinancing Revolving Commitment of such Class and the Refinancing Revolving Loans of such Class made pursuant thereto.

(c) Refinancing Loan Request. Each Refinancing Loan Request from Borrower pursuant to this Section 2.21 shall set forth the requested amount and proposed terms of the relevant Refinancing Term Loans or Refinancing Revolving Commitments and identify the Refinanced Debt with respect thereto. Refinancing Term Loans may be made, and Refinancing Revolving Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Commitment, nor will Borrower have any obligation to approach any existing Lender to provide any Refinancing Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Loan, a “Refinancing Revolving Lender” or “Refinancing Term Lender”, as applicable, and, collectively, “Refinancing Lenders”); provided that (i) the Administrative Agent shall have consented (not to be unreasonably conditioned, withheld or delayed) to such Lender’s or Additional Lender’s making such

Refinancing Term Loans or providing such Refinancing Revolving Commitments to the extent such consent, if any, would be required under Section 10.4(b) for an assignment of Loans or Revolving Commitments, as applicable, to such Additional Lender and (ii) with respect to Refinancing Term Loans, any Sponsor Affiliated Lender providing a Refinancing Term Commitment shall be subject to the same restrictions set forth in Section 10.4(p) as they would otherwise be subject to with respect to any purchase by or assignment to such Sponsor Affiliated Lender of Term Loans.

(d) Effectiveness of Refinancing Amendment. The effectiveness of any Refinancing Amendment, and the Refinancing Commitments thereunder, shall be subject to the satisfaction on the date thereof (a “Refinancing Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:

(i) after giving effect to such Refinancing Commitments, the conditions of Sections 3.2(c) and 3.2(d) shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 3.2 shall be deemed to refer to the applicable Refinancing Closing Date),

(ii) each Refinancing Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 and not in an increment of $1,000,000 if such amount is equal to (x) the entire outstanding principal amount of Refinanced Debt that is in the form of Term Loans or (y) the entire outstanding principal amount of Refinanced Debt (or commitments) that is in the form of Revolving Commitments), and

(iii) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Debt (plus the amount of unpaid accrued or capitalized interest and premiums thereon (including make-whole premiums, prepayment premiums, tender premiums and amounts required to be paid in connection with defeasance and satisfaction and discharge), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees), commissions and expenses) plus additional amounts to the extent otherwise permitted to be incurred under this Agreement pursuant to Section 6.1 (which additional amounts, for the avoidance of doubt, shall constitute a utilization of the relevant basket or exception pursuant to which such additional amount is permitted to be incurred).

(e) Required Terms. The terms, provisions and documentation of the Refinancing Term Loans and Refinancing Term Commitments or the Refinancing Revolving Loans and Refinancing Revolving Commitments, as the case may be, of any Class shall be as agreed between Borrower and the applicable Refinancing Lenders providing such Refinancing Commitments, and except as otherwise set forth herein, to the extent not substantially identical to any Class of Term Loans or Revolving Commitments, as applicable, each existing on the Refinancing Closing Date, shall be consistent with clause (i) or (ii) below, as applicable, and otherwise shall be (taken as a whole) customary for similar facilities in light of then-prevailing market conditions at the time of issuance or not materially more favorable (as reasonably determined by Borrower and conclusively evidenced by a certificate of Borrower) to the Refinancing Lenders than those applicable to such Class (taken as a whole) being refinanced (except for (1) covenants or other provisions applicable only to periods after the Maturity Date (as of the applicable Refinancing Closing Date) of such Class being refinanced, (2) pricing, fees, rate floors, optional prepayment, redemption terms, amortization or maturity and (3) subject to the immediately succeeding proviso, a Previously Absent Financial Maintenance Covenant); provided that, notwithstanding anything to the contrary herein, if any such terms, provisions and documentation of the Refinancing Term Loans and Refinancing Term Commitments or the Refinancing Revolving Loans and Refinancing Revolving Commitments, as the case may be, contains a Previously Absent Financial Maintenance Covenant, such Previously Absent Financial Maintenance Covenant shall be included for the benefit of each other Loan or Commitment of such Class (provided, however, that if (I) the applicable Refinanced Debt includes a revolving tranche and a Refinancing Revolving Commitment is to be provided (whether or not the documentation therefor includes any other facilities) and (II) the applicable Previously Absent Financial Maintenance Covenant is a financial maintenance covenant solely for the benefit of Revolving Loans thereunder, the Previously Absent Financial Maintenance Covenant shall not be required to be included in this Agreement for the benefit of any Term Loans hereunder). In any event:

(i) the Refinancing Term Loans:

(A) as of the Refinancing Closing Date, shall not have a final scheduled maturity date earlier than the Maturity Date of the Refinanced Debt,

(B) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt on the date of incurrence of such Refinancing Loans (except by virtue of amortization or prepayment of the Refinanced Debt prior to the time of such incurrence),

(C) shall have an Applicable Margin and, subject to clauses (e)(i)(A) and (e)(i)(B) above, amortization determined by Borrower and the applicable Refinancing Term Lenders,

(D) shall not be subject to any Guarantee by any person other than a Credit Party and shall not include any borrower other than Borrower,

(E) may provide for the ability to participate on a pro rata basis, or on a less than pro rata basis (but not on a greater than pro rata basis), in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable Refinancing Amendment, and

(F) (I) shall rank pari passu in right of payment with the Obligations under the then existing Term Loans and Revolving Loans and (II) shall either be (x) secured by the Collateral (and shall not be secured by any assets of Borrower or any Restricted Subsidiary not constituting Collateral; provided that any such indebtedness incurred in connection with any Permitted Acquisition or other Investment permitted hereunder may be secured by the proceeds of such Indebtedness that have been deposited into an escrow account on customary terms pending the application of such proceeds to finance such transaction) and shall rank pari passu or junior in right of security with the Obligations or (y) unsecured; and

(ii) the Refinancing Revolving Commitments and Refinancing Revolving Loans:

(A) (I) shall rank pari passu in right of payment with the Obligations and (II) shall either be (x) secured by the Collateral (and shall not be secured by any assets of Borrower or any Restricted Subsidiary not constituting Collateral) and shall rank pari passu or junior in right of security with the Obligations or (y) unsecured,

(B) shall not have a final scheduled maturity date earlier than, or mandatory scheduled commitment reductions prior to, the Maturity Date with respect to the Refinanced Debt,

(C) shall provide that the borrowing and repayment (except for (1) payments of interest and fees at different rates on Refinancing Revolving Commitments (and related outstandings), (2) repayments required upon the Maturity Date of the Refinancing Revolving Commitments and (3) repayments made in connection with a permanent repayment and termination of commitments (in accordance with clause (E) below)) of Loans with respect to Refinancing Revolving Commitments after the associated Refinancing Closing Date shall be made on a pro rata basis with all other Revolving Commitments,

(D) subject to the provisions of Section 2.3(c) to the extent dealing with Letters of Credit which mature or expire after a Maturity Date when there exists Refinancing Revolving Commitments with a longer Maturity Date, all Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Commitments existing on the Refinancing Closing Date (and except as provided in Section 2.3(c), without giving effect to changes thereto on an earlier Maturity Date with respect to Letters of Credit theretofore incurred or issued),

(E) shall provide that the permanent repayment of Revolving Loans with respect to, and termination or reduction of, Refinancing Revolving Commitments after the associated Refinancing Closing Date shall be made on a pro rata basis, or on a less than (but not greater than, except that Refinancing Revolving Commitments may participate on a greater than pro rata basis in any permanent prepayments and termination with other Revolving Commitments, other than the Revolving Commitments in effect on the Closing Date) pro rata basis, with all other Revolving Commitments, except that Borrower shall be permitted to permanently repay and terminate Commitments in respect of any such Class of Revolving Loans on a greater than pro rata basis as compared to any other Class of Revolving Loans with a later Maturity Date than such Class or in connection with any refinancing thereof permitted by this Agreement,

(F) shall provide that assignments and participations of Refinancing Revolving Commitments and Refinancing Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans existing on the Refinancing Closing Date,

(G) shall provide that any Refinancing Revolving Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Commitments prior to the Refinancing Closing Date; provided at no time shall there be Revolving Commitments hereunder (including Refinancing Revolving Commitments and any original Revolving Commitments) which have more than two (2) different Maturity Dates unless otherwise agreed to by the Administrative Agent,

(H) shall have an Applicable Margin determined by Borrower and the applicable Refinancing Revolving Lenders, and

(I) shall not be subject to any Guarantee by any person other than a Credit Party and shall not include any borrower other than Borrower.

(f) Refinancing Amendment. Commitments in respect of Refinancing Term Loans and Refinancing Revolving Commitments shall become additional Commitments under this Agreement pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by Borrower, each Refinancing Lender providing such Commitments and the Administrative Agent. The Refinancing Amendment may, without the consent of any other Credit Party, Agent or Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Borrower, to effect the provisions of this Section 2.21, including, if applicable, amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect (i) any lien subordination and associated rights of the applicable Lenders to the extent any Refinancing Loans are to rank junior in right of security and (ii) that any Previously Absent Financial Maintenance Covenant does not benefit any Term Loan hereunder. Borrower will use the proceeds, if any, of the Refinancing Term Loans and Refinancing Revolving Commitments in exchange for, or to extend, renew, replace, repurchase, retire or refinance, and shall permanently terminate applicable commitments under, substantially concurrently, the applicable Refinanced Debt.

(g) Reallocation of Revolving Exposure. Upon any Refinancing Closing Date on which Refinancing Revolving Commitments are effected through the establishment of a new Class of revolving commitments pursuant to this Section 2.21, (i) if, on such date, there are any Revolving Loans outstanding, such Revolving Loans shall be prepaid from the proceeds of new Refinancing Revolving Loans under such new Class of Refinancing Revolving Commitments in such amounts as shall be necessary in order that, after giving effect to such Loans and all such related prepayments, all Revolving Loans will be held by all Lenders under the Revolving Commitments (including Lenders providing such Refinancing Revolving Commitments) ratably in accordance with their revolving commitments under all Revolving Commitments (after giving effect to the establishment of such Refinancing Revolving Commitments), (b) in the case of a Revolving Commitment, there shall be an automatic adjustment to the participations hereunder in Letters of Credit held by each Lender under the Revolving Commitments so that each such Lender shares ratably in such participations in accordance with their revolving commitments under all Revolving Commitments (after giving effect to the establishment of such Refinancing Revolving Commitments), (c) each Refinancing Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (d) each Refinancing Revolving Lender shall become a Lender with respect to the Refinancing Revolving Commitments and all matters relating thereto.

(h) Refinancing Equivalent Debt.

(i) In lieu of incurring any Refinancing Term Loans, Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the Closing Date issue, incur or otherwise obtain (A) secured Indebtedness in the form of one or more series of senior secured notes that are secured on a pari passu basis with the Obligations (but without regard to the control of remedies) (such notes, “Permitted Pari Passu Secured Refinancing Debt”), (B) secured Indebtedness in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured term loans (such notes or loans, “Permitted Junior Secured Refinancing Debt”) and (C) unsecured or subordinated Indebtedness in the form of one or more series of unsecured or subordinated notes or term loans (such notes or loans, “Permitted Unsecured Refinancing Debt” and together with Permitted Pari Passu Secured Refinancing Debt and Permitted Junior Secured Refinancing Debt, “Refinancing Equivalent Debt”), in each case, in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any existing Class or Classes of Loans (such Loans, “Refinanced Loans”).

(ii) Any Refinancing Equivalent Debt:

(A) (1) shall not have a final scheduled maturity date earlier than the Maturity Date of the Refinanced Loans, (2) shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Refinanced Loans (except by virtue of amortization or prepayment of the Refinanced Loans prior to the time of such incurrence), (3) shall not have scheduled amortization or payments of principal and not be subject to mandatory redemption, repurchase or prepayment (except with respect to change of control, asset sale, insurance and casualty and condemnation event mandatory offers to purchase or prepayment events and events of default), in each case prior to the

Maturity Date of the Refinanced Loans except, in the case of Refinancing Equivalent Debt that is secured on a pari passu basis with the Obligations, to the extent any such payment, redemption, repurchase or prepayment obligation is required to be applied on a pro rata or greater than pro rata basis to the Term Loans and except with respect to customary “AHYDO catch-up payments,” (4) shall not be guaranteed by persons other than Guarantors and shall not include any borrower or issuer other than Borrower, (5) if in the form of subordinated Permitted Unsecured Refinancing Debt, shall be subject to a subordination agreement or provisions as reasonably agreed by the Administrative Agent, (6) the principal amount (or accreted value, if applicable) of such Refinancing Equivalent Debt does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Loans (plus the amount of unpaid accrued or capitalized interest and premiums thereon (including make-whole premiums, prepayment premiums, tender premiums and amounts required to be paid in connection with defeasance and satisfaction and discharge), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees), commissions and expenses) plus additional amounts to the extent otherwise permitted to be incurred under this Agreement pursuant to Section 6.1 (which additional amounts, for the avoidance of doubt shall constitute a utilization of the relevant basket or exception pursuant to which such additional amount is permitted to be incurred) and (7) except as otherwise set forth in this clause (h)(ii), shall have terms and conditions (other than with respect to pricing, fees, rate floors and optional prepayment or redemption terms) which are (taken as a whole) customary for similar facilities in light of then-prevailing market conditions at the time of issuance or no more favorable (as reasonably determined by Borrower and conclusively evidenced by a certificate of Borrower) to the lenders or holders providing such Refinancing Equivalent Debt, than those applicable to the Refinanced Loans (except for covenants or other provisions applicable only to periods after the Maturity Date of the applicable Refinanced Loans at the time of the issuance or incurrence of such Refinancing Equivalent Debt),

(B) (1) if either Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt shall be subject to security agreements relating to such Refinancing Equivalent Debt that are substantially the same as or more favorable to the Credit Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (2) if Permitted Pari Passu Secured Refinancing Debt (x) shall be secured by the Collateral on a pari passu basis with the Obligations and shall not be secured by any property or assets of Borrower or any Restricted Subsidiary other than the Collateral (provided that any such indebtedness incurred in connection with any Permitted Acquisition or other Investment permitted hereunder may be secured by the proceeds of such Indebtedness that have been deposited into an escrow account on customary terms pending the application of such proceeds to finance such transaction) and (y) shall be subject to an Intercreditor Agreement, and (3) if Permitted Junior Secured Refinancing Debt (x) shall be secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and shall not be secured by any property or assets of Borrower or any Restricted Subsidiary other than the Collateral and (y) shall be subject to an Intercreditor Agreement, and

(C) shall be incurred, and the proceeds thereof used, solely to repay, repurchase, retire or refinance substantially concurrently the Refinanced Loans and terminate all commitments thereunder.

(iii) This Section 2.21 shall supersede any provisions in Section 2.14 or 10.1 to the contrary.

2.22 Extensions of Loans.

(a) Extension of Term Loans. Borrower may, at any time and from time to time, request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled Maturity Date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.22. In order to establish any Extended Term Loans, Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with all Extending Term Lenders) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Refinancing Term Loans and Extended Term Loans) which have more than three (3) different Maturity Dates (unless otherwise consented to by the Administrative Agent); (ii) the All-In-Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the All-In-Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by Borrower and the Lenders thereof; provided that (A) in no event shall the final Maturity Date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Term Loans hereunder, (B) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of any Existing Term

Loan Tranche, (C) any such Extended Term Loans (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect), (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (E) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a Class (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche (in which case scheduled amortization with respect thereto shall be proportionately increased). Each request for a Term Loan Extension Series of Extended Term Loans proposed to be incurred under this Section 2.22 shall be in an aggregate principal amount that is not less than $5,000,000 (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount) and Borrower may impose an Extension Minimum Condition with respect to any Term Loan Extension Request, which may be waived by Borrower in its sole discretion.

(b) Extension of Revolving Commitments. Borrower may, at any time and from time to time, request that all or a portion of the Revolving Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Commitments (any such Revolving Commitments which have been so amended, “Extended Revolving Commitments”) and to provide for other terms consistent with this Section 2.22. In order to establish any Extended Revolving Commitments, Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with all Extending Revolving Lenders) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Commitments under the Existing Revolver Tranche from which such Extended Revolving Commitments are to be amended, except that: (i) the Maturity Date of the Extended Revolving Commitments may be delayed to a later date than the Maturity Date of the Revolving Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Revolving Commitments hereunder (including Refinancing Revolving Commitments and Extended Revolving Commitments) which have more than two different Maturity Dates (unless otherwise consented to by the Administrative Agent in its reasonable discretion); (ii) the All-In-Yield with respect to extensions of credit under the Extended Revolving Commitments (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the All-In-Yield for extensions of credit under the Revolving Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Commitments); and (iv) all borrowings under the applicable Revolving Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except (I) for payments of interest and fees at different rates on Extended Revolving Commitments and related outstandings), (II) for repayments required upon the Maturity Date of the non-extending Revolving Commitments and (III) Extended Revolving Commitments may participate on a less than (but not greater than, except that Extended Revolving Commitments may participate on a greater than pro rata basis in any permanent prepayments and termination with other Revolving Commitments, other than the Revolving Commitments in effect on the Closing Date) pro rata basis, with all other Revolving Commitments existing on the date of effectiveness of any Extension Amendment, except that Borrower shall be permitted to permanently repay and terminate Commitments in respect of any such Class of Revolving Loans on a greater than pro rata basis as compared to any other Class of Revolving Loans with a later Maturity Date than such Class or in connection with any refinancing thereof permitted by this Agreement; provided, further, that (A) in no event shall the final Maturity Date of any Extended Revolving Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Commitments hereunder, (B) any such Extended Revolving Commitments (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect) and (C) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Commitments amended pursuant to any Revolver Extension Request shall be designated a Class (each, a “Revolver Extension Series”) of Extended Revolving Commitments for all purposes of this Agreement; provided that any Extended Revolving Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each request for a Revolver Extension Series of Extended Revolving Commitments proposed to be incurred under this Section 2.22 shall be in an aggregate principal amount that is not less than $2,500,000 (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount) and Borrower may impose an Extension Minimum Condition with respect to any Revolver Extension Request, which may be waived by Borrower in its sole discretion.

(c) Extension Request. Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.22. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Commitments amended into Extended Revolving Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Lender (each, an “Extending Revolving Lender”) wishing to have all or a portion of its Revolving Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Loan Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Extended Revolving Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Commitments, as applicable, included in each such Extension Election.

(d) Extension Amendment. Extended Term Loans and Extended Revolving Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among Borrower, the Administrative Agent and each Extending Term Lender or Extending Revolving Lender, as applicable, providing an Extended Term Loan or Extended Revolving Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Sections 2.22(a) or (b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 3.2 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Commitments, as applicable, are provided with the benefit of the applicable Credit Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent)

necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.10 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans required to be paid thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.10), (iii) modify the prepayments set forth in Section 2.11 and Section 2.12 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto and (iv) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Borrower, to effect the provisions of this Section 2.22, and the Requisite Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e) No conversion or extension of Loans or Commitments pursuant to any Extension in accordance with this Section 2.22 shall constitute a voluntary or mandatory prepayment or repayment for purposes of this Agreement.

(f) This Section 2.22 shall supersede any provisions in Section 2.14 or 10.1 to the contrary.

2.23 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Revolving Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Revolving Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Revolving Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.23(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Revolving Lender (or group of Revolving Lenders) pursuant to this Section 2.23, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.23.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Credit Extension of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(f) Notwithstanding anything to the contrary in this Agreement, this Section 2.23 shall apply only with respect to Revolving Loans and Revolving Lenders and shall not apply with respect to Term Loans and Term Lenders.

SECTION 3. CONDITIONS PRECEDENT

3.1 Closing Date. The obligation of each Lender or L/C Issuer, as applicable, to make Credit Extensions on the Closing Date shall not become effective until the date on which each of the following conditions is satisfied (or waived):

(a) Credit Documents. Subject to the Limited Conditionality Provisions, the Administrative Agent shall have received (i) this Agreement, the Pledge and Security Agreement and each other Collateral Document required to be delivered on or prior to the Closing Date, in each case, duly executed and delivered by an Authorized Officer of each Credit Party that is a party thereto and (ii) for the account of each Lender that has requested the same at least three (3) Business Days prior to the Closing Date, a Note executed and delivered by Authorized Officer of Borrower.

(b) Funding Notice. Prior to the Closing Date, the Administrative Agent shall have received a Funding Notice meeting the requirements of Section 2.1.

(c) The Acquisition and the Equity Contribution. The following transactions shall be consummated substantially contemporaneously with the initial Credit Extensions on the Closing Date:

(i) the Acquisition, in all material respects in accordance with the terms of the Acquisition Agreement; and

(ii) the Equity Contribution.

(d) Financial Statements. The Lead Arrangers shall have received (i) audited financial statements for Fogo de Chão, Inc. for the fiscal years ended December 31, 2017, January 1, 2017 and January 3, 2016, and (ii) quarterly unaudited financial statements for Fogo de Chão, Inc. for each fiscal quarter ended at least 60 days before the Closing Date, in each case with comparative financial information for the equivalent period of the prior year.

(e) Fees. All fees required to be paid on the Closing Date pursuant to the Fee Letter and all reasonable, documented and invoiced out-of-pocket expenses payable or that are required to be reimbursed on the Closing Date pursuant to the Commitment Letter or the Fee Letter shall have been paid to the extent due and payable and to the extent, in the case of expenses, invoiced at least three (3) Business Days prior to the Closing Date.

(f) Solvency Certificate. The Administrative Agent shall have received the Solvency Certificate executed by a Financial Officer of Holdings.

(g) Closing Deliverables. The Administrative Agent shall have received a customary certificate of an Authorized Officer of each Credit Party listed on the signature pages hereto dated the Closing Date and certifying to the effect that:

(i) a true and complete copy of the Organizational Documents of such Credit Party, (1) in the case of a corporation or limited liability company, certified as of a recent date by the Secretary of State (or other similar official, register or notary of the applicable Governmental Authority where such certification is available) of the jurisdiction of its organization or (2) otherwise certified by the Secretary or Assistant Secretary or a director of such Credit Party or another person duly authorized by the constituent documents of such Credit Party, in each case with a certification that such governing document has not been amended since the date of the last amendment disclosed pursuant to this clause (g)(i);

(ii) a certificate as to the good standing (or equivalent document to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Credit Party as of a recent date from the Secretary of State (or other similar official, register or notary of the jurisdiction of its organization, to the extent readily available in the relevant jurisdiction);

(iii) attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit Party authorizing (A) the execution, delivery and performance of the Credit Documents to which it is a party or any other document delivered in connection herewith and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (B) a named person or persons to sign such Credit Documents and any documents to be delivered by such Credit Party pursuant thereto; and

(iv) as to the incumbency and specimen signature of each Authorized Officer executing the Credit Documents or any other document delivered in connection herewith on behalf of such Credit Party.

(h) Legal Opinions. The Administrative Agent shall have received customary legal opinions of Sullivan & Cromwell LLP, New York counsel to Borrower, Eversheds Sutherland (US) LLP, Georgia counsel to Borrower and Baker McKenzie, California, Illinois and Texas counsel to Borrower.

(i) Pledged Equity Interests; Pledged Notes. Subject to the Limited Conditionality Provisions and except as otherwise agreed in writing by the Administrative Agent, the Administrative Agent shall have received (i) the certificates representing the Equity Interests pledged pursuant to the Pledge and Security Agreement (if such Equity Interests are certificated), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note required to be delivered by the Credit Parties pursuant to the Pledge and Security Agreement endorsed in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(j) Security Interests. Subject to the Limited Conditionality Provisions, each document (including any UCC financing statement) required by the Collateral Documents or reasonably requested by the Administrative Agent (subject to the terms of the Pledge and Security Agreement) to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other person (other than with respect to Permitted Liens), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

(k) Know Your Customer and Other Required Information. The Administrative Agent shall have received, no later than three (3) Business Days prior to the Closing Date, all documentation and other information about the Credit Parties that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including the U.S.A. PATRIOT Act and the Proceeds of Crime Act to the extent reasonable and customary and requested in writing by the Administrative Agent or the Lead Arrangers at least ten (10) Business Days prior to the Closing Date.

(l) Indebtedness. Immediately following the Transactions, neither Holdings nor any of its Restricted Subsidiaries will have any indebtedness other than Indebtedness permitted to be outstanding under this Agreement or the Acquisition Agreement.

(m) Representations and Warranties. The Acquisition Agreement Representations shall be true and correct to the extent required pursuant to the definition thereof and the Specified Representations shall be true and correct in all material respects as of the Closing Date, except in the case of any Acquisition Agreement Representation or Specified Representation which expressly relates to a given date or period, in which case such representation and warranty shall be true and correct in all material respects (or in all respects in the case of the Acquisition Agreement Representations) as of the respective date or respective period, as the case may be (provided that, to the extent any Specified Representation is qualified by, or subject to, “materiality”, “material adverse effect” or similar language, (i) such qualification shall refer to the definition of “Material Adverse Effect” and (ii) the same shall be true and correct in all respects).

(n) No Material Adverse Effect. Since the date of the Acquisition Agreement, there shall not have occurred any Company Material Adverse Effect (as defined in the Acquisition Agreement as in effect on February 20, 2018).

(o) Officer’s Certificate. The Administrative Agent shall have received a customary officer’s certificate of an Authorized Officer of Borrower certifying to the knowledge of such officer as to the satisfaction of the conditions set forth in Sections 3.1(c), (l), (m) and (n).

For purposes of determining whether the conditions specified in this Section 3.1 have been satisfied, by releasing its signature page hereto, the Administrative Agent and each Lender shall be deemed to have consented to, approved or accepted or waived, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.

Notwithstanding the foregoing, to the extent any security interest in the Collateral (other than (x) any Collateral the security interest in which may be perfected by the filing of a UCC financing statement for entities organized in the United States, (y) the delivery of certificates evidencing Equity Interests for Borrower and wholly owned subsidiaries of Borrower that are not Immaterial Subsidiaries and that are not direct or indirect subsidiaries of Foreign Subsidiaries (other than certificates evidencing Equity Interests in the subsidiaries of Borrower that have not been delivered to Borrower prior to the Closing Date, to the extent the Borrower has used commercially reasonable efforts to procure delivery thereof, which may instead be delivered ten (10) Business Days after the Closing Date (or such later date as may be consented to by the Administrative Agent, such consent not to be unreasonably withheld, delayed or conditioned)) or (z) any Collateral the security interest in which may be perfected by filings in the United States Patent and Trademark Office or the United States Copyright Office; provided that such filing shall be made within ten (10) business days after the Closing Date (or such later date as may be consented to by the Administrative Agent, such consent not to be unreasonably withheld, delayed or conditioned)) is not or cannot be provided on the Closing Date after Borrower’s use of commercially reasonable efforts to do so without undue burden or expense (each such security interest, a “Post-Funding Deliverable”), then the provision and/or perfection of security interests in such Collateral shall not constitute a condition precedent to the making of any Credit Extension on the Closing Date, but shall be required to be delivered and/or perfected within 90 days after the Closing Date (in each case, subject to extensions to be reasonably agreed upon by the Administrative Agent). The provisions in this paragraph are referred to as the “Limited Conditionality Provisions”.

3.2 Conditions to Any Revolving Credit Extension After the Closing Date. The obligation of each Revolving Lender to make any Revolving Loan (other than any continuation or conversion) or each L/C Issuer to issue any Letter of Credit, on any Credit Date (other than the Closing Date), are subject to the satisfaction (or waiver), of the following conditions precedent:

(a) Administrative Agent shall have received a fully executed and delivered Funding Notice (and, with respect to any Credit Extensions requested during the Restricted Period, such Funding Notice shall also certify compliance with clause (e) of this Section 3.2) or Letter of Credit Application, as the case may be;

(b) after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

(c) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided further that, with respect to any Credit Date on or prior to April 13, 2021, any event, development or circumstance relating to COVID-19 pandemic, including its effects on the business, financial condition or operations of the Borrower and its Restricted Subsidiaries, that has been disclosed in writing to the Administrative Agent and/or the Revolving Lenders prior to the Amendment No. 4 Effective Date, including in the presentation delivered to the Administrative Agent on September 29, 2020, shall be disregarded in determining whether a Material Adverse Effect has occurred for purposes of this Section 3.2(c) as it relates to the representation and warranty set forth in Section 4.6;

(d) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default;

(e) with respect to any such Credit Extensions requested during the Restricted Period, the Borrower and its Restricted Subsidiaries shall be in compliance with the Financial Maintenance Covenant set forth in Section 6.10(b) after giving pro forma effect to the incurrence of such Credit Extensions and use of proceeds thereof, as of such Credit Date.

3.3 Conditions to the 2020 Delayed Draw Incremental Term Loans. The obligation of each 2020 Incremental Term Lender to make any 2020 Delayed Draw Incremental Term Loans (other than any continuation or conversion thereof), are subject to the satisfaction (or waiver), of the following conditions precedent:

(a) Administrative Agent shall have received a fully executed and delivered Funding Notice;

(b) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

(c) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default; and

(d) all fees that are due and payable by the Borrower as of such Credit Date, as separately agreed in writing, shall have been paid in full by the Borrower in accordance with the terms thereof.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce Agents, Lenders and L/C Issuers to enter into this Agreement and to make each Credit Extension to be made thereby, Borrower, with respect to itself and each of its Restricted Subsidiaries (and, for purposes of Sections 4.1, 4.2, 4.3, 4.4, 4.7, 4.9, 4.17, 4.18, 4.20 and 4.21, Holdings), represents and warrants to each Agent, Lender and L/C Issuer on the Closing Date (subject to the following proviso) and on each other Credit Date, that the following statements are true and correct; provided that such representations and warranties on the Closing Date shall be limited to the Specified Representations:

4.1 Organization; Powers. Each of Holdings, Borrower and its Restricted Subsidiaries (a) is a limited liability company, corporation or partnership duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status to the extent such equivalent status exists under the laws of any foreign jurisdiction of organization) under the laws of the jurisdiction of its organization, i) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, ii) is qualified to do business in each jurisdiction where such qualification is required and iii) has the power and authority to execute, deliver and perform its obligations under each of the Credit Documents and each other agreement or instrument contemplated thereby to which it is a party and, in the case of Borrower, to borrow and otherwise obtain credit hereunder, except for clauses (a) through (c) where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization. The execution, delivery and performance by each of the Credit Parties of each of the Credit Documents to which it is a party and the borrowings hereunder (a) have been duly authorized by all corporate, stockholder or limited liability company or partnership or organizational action required to be obtained by such Credit Party and iv) will not violate (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such Credit Party or (2) any applicable order of any court or any rule, regulation or order of any Governmental Authority that has jurisdiction over such Credit Party, where any such conflict or violation referred to in clause (b)(i) (other than with respect to the certificate or articles of incorporation or other constitutive documents or by-laws), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.3 Enforceability. The Credit Documents have been duly executed and delivered by each Credit Party that is a party thereto and constitute the legal, valid and binding obligations of such Credit Party and are enforceable against each such Credit Party in accordance with their respective terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing.

4.4 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or third party is or will be required in connection with the Transactions, the perfection or maintenance of the Liens created under the Collateral Documents or the exercise by any Agent or any Lender of its rights under the Credit Documents or the remedies in respect of the Collateral, except for (a) the filing of UCC financing statements and equivalent filings or other notifications in other foreign jurisdictions, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of any mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such other actions, consents and approvals with respect to which the failure to be obtained or made could not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 4.4.

4.5 Financial Statements. The audited consolidated financial statements of Fogo de Chão, Inc. and its subsidiaries as of and for the years ended December 31, 2017, January 1, 2017 and January 3, 2016, together with the unqualified auditor’s reports thereon, fairly present in all material respects the consolidated financial condition of Fogo de Chão, Inc. as of the dates thereof and its results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein and subject to normal year-end audit adjustments.

4.6 No Material Adverse Effect. Since the Closing Date, there has been no event, development or circumstance that has had a Material Adverse Effect.

4.7 Title to Properties. (i) Each of Borrower and the Credit Parties has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its owned or leased material real properties and has valid title to its personal property and assets, except where the failure to have such title, interests or easements could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets fee-owned (or in jurisdictions where no fee-owned concept is applicable, owned) by any Credit Party, are free and clear of Liens, other than Liens and encumbrances expressly permitted by Section 6.2, (ii) each Mortgage executed and delivered after the Closing Date will be, effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable first priority Lien on all of the applicable Credit Parties’ right, title and interest in and to the real property with a Required Mortgage thereunder and the proceeds thereof, and when each Mortgage is filed or recorded in the proper real estate filing or recording offices, and all relevant mortgage taxes and recording charges are duly paid, the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected first priority Lien on, and security interest in, all right, title, and interest of the applicable Credit Parties in such real property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to the Lien of any other Person, except for Permitted Collateral Priority Liens, and (iii) either (x) no real property with a Required Mortgage is a Flood Hazard Property or (y) if a parcel of real property with a Required Mortgage is a Flood Hazard Property, the Borrower or the applicable Credit Party has delivered to the Collateral Agent the Flood Insurance Documents with respect to such real property.

4.8 Equity Interests and Ownership of Subsidiaries.

(a) Schedule 4.8 sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of Holdings and, as to each such subsidiary, the percentage of each class of Equity Interests owned by Holdings, Borrower or any such subsidiary.

(b) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of Borrower or any of its Restricted Subsidiaries, except as set forth in the Organizational Documents of such Person or rights of current and former employees and consultants to purchase Equity Interests of Borrower or as set forth on Schedule 4.8.

4.9 Litigation; Compliance with Laws.

(a) As of the Closing Date, except as set forth on Schedule 4.9, there are no actions, suits or proceedings at law or in equity or, to the knowledge of Borrower, investigations by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of Borrower, threatened in writing against Borrower or its Restricted Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) None of Borrower or any of its Restricted Subsidiaries or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.10 Federal Reserve Regulations.

(a) None of Borrower or any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board of Governors, including Regulation U or Regulation X.

4.11 Investment Company Act. Neither Borrower nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

4.12 Use of Proceeds.

(a) The proceeds of the Revolving Loans will be used (1) on the Closing Date, in an aggregate amount for clauses (x), (y) and (z) not exceeding $10,000,000, (x) to fund fees and expenses related to the Transactions, (y) to fund purchase price (including purchase price adjustments) pursuant to the Acquisition Agreement and (z) for working capital and general corporate purposes and (2) after the Closing Date, for working capital and general corporate purposes (including capital expenditures, Restricted Payments, Permitted Acquisitions and other Investments and the payment of all fees, expenses, bonuses and awards related to the Transactions).

(b) Borrower shall use the proceeds of (i) the Term Loans made on the Closing Date (x) to pay, directly or indirectly, the consideration for the Acquisition and pay the expense related thereto, (y) to refinance the Target’s Existing Indebtedness and (z) to fund fees and expenses, bonuses and awards related to the Transactions, (ii) the 2018 Refinancing Term Loans made on the Refinancing Amendment Effective Date pursuant to Refinancing Amendment No. 1 to prepay in full all of the Term Loans outstanding hereunder as of the Refinancing Amendment Effective Date (immediately prior to giving effect to the Refinancing Amendment No. 1) and all other Obligations of the Borrower in respect thereof and fees and expenses related thereto and (iii) the 2020 Incremental Term Loans for working capital and general corporate purposes.

4.13 Tax Returns. Except as could not reasonably be expected to have a Material Adverse Effect, each of Borrower and, to Borrower’s knowledge, its Restricted Subsidiaries (i) has timely filed or caused to be timely filed all U.S. federal, state and local and all non-U.S. Tax returns required to have been filed by it that are material to such companies taken as a whole and each such Tax return is true and correct in all material respects and (ii) has timely paid or caused to be timely paid all material Taxes shown thereon to be due and payable by it and all other material Taxes or assessments, except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.3 and for which Borrower or its Restricted Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP or to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

4.14 No Material Misstatements.

(a) All written information (other than the Projections, estimates, forecasts, forward looking information and information of a general economic nature or general industry nature) (the “Information”) concerning Borrower or any of its Restricted Subsidiaries (but as of the Closing Date, only to the knowledge of Borrower with respect to any Restricted Subsidiary that was not a subsidiary of Borrower prior to the Closing Date) or the Transactions and otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lender or the Administrative Agent in connection with the Transactions for use in evaluating the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects as of the date such Information was furnished to the Lenders and as of the Closing Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in any material respect in light of the circumstances under which such statements were made (after giving effect to all supplements and updates thereto and all other publicly available information from time to time).

(b) The Projections, estimates, forecasts and forward-looking information (other than information of a general economic nature or general industry nature) prepared by or on behalf of Borrower or its Restricted Subsidiaries and furnished to the Administrative Agent or Lenders have been prepared in good faith based upon assumptions believed by Borrower to be reasonable at the time such Projections were furnished (it being understood that actual results may vary materially from the Projections) and as of the Closing Date.

4.15 Employee Benefit Plans. (a) Borrower and each of its subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, (b) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and, to the knowledge of Borrower, nothing has occurred subsequent to the issuance of such determination letter which could cause such Employee Benefit Plan to lose its qualified status, (c) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Borrower, any of its subsidiaries or any of their ERISA Affiliates, (d) no ERISA Event has occurred or is reasonably expected to occur and (e) Borrower, each of its subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan; in each case, except as could not reasonably be expected to result, in the aggregate, in a Material Adverse Effect.

4.16 Environmental Matters. Except as set forth on Schedule 4.16, neither Borrower nor any of its Restricted Subsidiaries is subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are and, to each of Borrower’s and its subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither Borrower nor any of its subsidiaries nor, to Borrower’s or any of its Domestic Subsidiaries’ knowledge, any predecessor of Borrower or any of its subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any facility, and none of Borrower’s or any of its Restricted Subsidiaries’ operations involves the treatment, storage or disposal (“TSD”) of hazardous waste, such as could subject it to regulation as a TSD facility as defined under 40 C.F.R. Parts 260-270 or any state equivalent. Both Borrower and the Restricted Subsidiaries are, and for the past three years, have been, in compliance in all material respects with all Environmental Laws, and future compliance with all requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of Borrower and each of its subsidiaries, no event or condition has occurred or is occurring with respect to Borrower or any of its subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

4.17 Collateral Documents.

(a) Subject to laws affecting creditors’ rights generally, each Lien under each Collateral Document (other than the Pledge and Security Agreement) creates the Lien which it is expressed to create with the ranking and priority it is expressed to have over the property which it is expressed to apply, subject to the Permitted Liens.

(b) The Pledge and Security Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the pledged collateral described in the Pledge and Security Agreement, when certificates or promissory notes, as applicable, representing such pledged collateral are delivered to the Collateral Agent, and, in the case of the other Collateral described in the Pledge and Security Agreement (other than the Intellectual Property), when financing statements and other filings specified in the Pledge and Security Agreement are filed in the offices specified in the schedules to the Pledge and Security Agreement, the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing UCC financing statements, in each case prior and superior in right to the Lien of any other person (except for Permitted Collateral Priority Liens).

(c) When the Pledge and Security Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (b) of this Section 4.17, the Collateral Agent (for the benefit of the Secured Parties) shall have, solely if and to the extent that a security interest in such Intellectual Property can be perfected by filing security interests in such offices, a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties thereunder in all Intellectual Property in the United States, in each case prior and superior in right to the Lien of any other person (except for Permitted Collateral Priority Liens) (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights and copyright applications acquired by the grantors after the Closing Date).

Notwithstanding anything in this Agreement (including this Section 4.17) or in any other Credit Document to the contrary, other than to the extent set forth in this Agreement, no Credit Party makes any representation or warranty as to the effects of perfection or non-perfection or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.

4.18 Solvency. On the Closing Date, after giving effect to the consummation of the Transactions, including the making of the Loans hereunder, and after giving effect to the application of the proceeds of such Indebtedness:

(a) the fair value of the assets of Holdings and its subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

(b) the present fair saleable value of the property of Holdings and its subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

(c) Holdings and its subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

(d) Holdings and its subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that could reasonably be expected to become an actual and matured liability.

4.19 Intellectual Property. Except as set forth on Schedule 4.19 or as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) to the knowledge of Borrower, each of Borrower and its Restricted Subsidiaries owns, or possesses the right to use, all of the patents, trademarks, service marks, trade names, copyrights, mask works, domain names, and any and all applications or registrations for any of the foregoing, and trade secrets, know-how and proprietary information (collectively, “Intellectual Property Rights”) that are used in the operation of their respective businesses as currently conducted, (b) to the knowledge of Borrower, none of Borrower or its Restricted Subsidiaries nor the operation of their respective businesses is infringing or misappropriating any Intellectual Property Rights of any Person, (c) Borrower has not received any written notice that any claim or litigation regarding any of the foregoing is pending or, to the knowledge of Borrower, threatened.

4.20 Anti-Terrorism Laws.

(a) No Credit Party is in material violation of any applicable law relating to sanctions, terrorism or money laundering (“Anti-Terrorism Laws”), including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the U.S.A. Patriot Act, the laws and regulations administered by OFAC, the Trading with the Enemy Act (12 U.S.C. §95), the Proceeds of Crime Act and the International Emergency Economic Powers Act (50 U.S.C. §§1701-1707); and

(b) Neither any Credit Party nor any Restricted Subsidiary is any of the following:

(i) a Prohibited Person or a person controlled by, or acting for or on behalf of, any person that is a Prohibited Person; or

(ii) a person who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order.

4.21 Foreign Corrupt Practices Act. Neither any Credit Party nor any Restricted Subsidiary has paid, offered, promised to pay, or authorized the payment of, directly or indirectly, any money or anything of value to any Foreign Official for the purpose of influencing any act or decision of such Foreign Official or of such Foreign Official’s Governmental Authority or to secure any improper advantage, for the purpose of obtaining or retaining business for or with, or directing business to, any person, in each case in material violation of any applicable law in the jurisdictions in which it operates including but not limited to the Foreign Corrupt Practices Act 1977.

SECTION 5. AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, until the Termination Date, Borrower will, and will cause each of its Restricted Subsidiaries to:

5.1 Existence; Material Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect the legal existence of Holdings, Borrower and each Restricted Subsidiary of Borrower (other than Immaterial Subsidiaries), in each case except as otherwise expressly permitted under this Agreement.

(b) Do or cause to be done all things necessary to at all times maintain and preserve all material property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (with ordinary wear and tear and any casualty or condemnation excepted), except where the failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5.2 Insurance.

(a) Maintain casualty and liability insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance) and, with respect to the Collateral of the Credit Parties, use commercially reasonable efforts to cause any material property and property casualty insurance policies to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement (or comparable provisions applicable in the relevant foreign jurisdiction), in form and substance reasonably satisfactory to the Administrative Agent (provided that such endorsements shall not be required to be delivered prior to the date that is 60 days after the Closing Date (or such later date as the Administrative Agent) may agree).

(b) If any parcel of real property with a Required Mortgage is at any time a Flood Hazard Property, then the Borrower shall, or shall cause each applicable Credit Party to, use its commercially reasonable efforts to provide to the Administrative Agent the Flood Insurance Documents with respect to such real property with a Required Mortgage no later than the dates required by the Flood Laws. The Administrative Agent shall provide to the Secured Parties copies of the Flood Insurance Documents (including any Flood Insurance Documents delivered in connection with a Flood Compliance Event), to the extent received from the Borrower. The Administrative Agent agrees to request such Flood Insurance Documents at the request of any Secured Party. The Borrower and each Credit Party shall cooperate with the Administrative Agent in connection with compliance with the Flood Laws, including by providing any information reasonably required by the Administrative Agent (or by any Secured Party through the Administrative Agent) in order to confirm compliance with the Flood Laws.

(c) If a Flood Redesignation shall occur with respect to any real property with a Required Mortgage, the Administrative Agent shall obtain a completed Flood Hazard Determination with respect to the applicable real property, and the Borrower shall use its commercially reasonable efforts to provide to the Administrative Agent the Flood Insurance Documents with respect to such real property reasonably promptly following the date of the Flood Redesignation or any earlier date required by the Flood Laws.

(d) If (i) a Flood Compliance Event shall occur and (ii) at the time of such Flood Compliance Event there shall be any real property encumbered by a Required Mortgage, the Borrower shall use its commercially reasonable efforts, to the extent required by the Flood Laws, to provide, or re-provide, as the case may be, to the Administrative Agent the Flood Insurance Documents with respect to the applicable real property by not later than the date of the Flood Compliance Event (or such later date as may be permitted under the Flood Laws).

(e) Notwithstanding the requirements of Sections 5.2(a) through 5.2(d) above, if at any time Flood Insurance Documents are required to be delivered to the Administrative Agent in relation to a parcel of real property encumbered (or to be encumbered) by a Required Mortgage and either (1) such Flood Insurance Documents cannot be obtained by the delivery date specified therefor following use by the applicable Credit Party of commercially reasonable efforts to obtain the same, or (2) in the good faith business judgment of the Borrower such Flood Insurance Documents can be obtained only at a cost that is not commercially reasonable, then, in either such case, the real property that is (or would be) subject to such Required Mortgage shall be deemed to be Excluded Property and no Required Mortgage shall be required to be delivered with respect to such real property, and if a Required Mortgage already has been delivered with respect to such property, the Collateral Agent shall promptly release or reconvey such Mortgage and, for the avoidance of doubt, no consent or approval of any of the Lenders shall be required to be obtained in connection with such release.

5.3 Taxes. Pay and discharge promptly when due all Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims that, if unpaid, might give rise to a Lien (other than any Lien permitted under Section 6.2) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required (a) with respect to any such Tax so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Borrower or the affected Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto, or (b) to the extent failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

5.4 Financial Statements, Reports, Etc. Furnish to the Administrative Agent, who shall furnish to each Lender (including each Public Lender):

(a) (i) within 90 days after the end of each Fiscal Year (other than for the Fiscal Year ended December 31, 2018, in which case, within 135 days after the end of such Fiscal Year), (i) a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of Borrower and its subsidiaries as of the close of such Fiscal Year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior Fiscal Year and (ii) a Narrative Report for such Fiscal Year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to the scope of the audit or as to the status of Borrower or any Material Subsidiary as a going concern (except any “going concern” qualification due to the impending maturity of any indebtedness or any prospective default of any financial maintenance covenant included in this Agreement or any exceptions or qualification relating to changes in accounting principles or practices reflecting a change in GAAP and required or approved by Borrower’s independent certified public accountant) to the effect that such consolidated financial statements give a true and fair view, in all material respects, of the financial position and results and cash flows of Borrower and its subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by Borrower, or any Parent Entity of an Annual Report on Form 10-K (or a successor form thereto) shall satisfy the requirements of this Section 5.4(a) to the extent such Annual Report includes the information specified herein);

(b) within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending March 31, 2018 (other than for the Fiscal Quarters ending March 31, 2018 and June 30, 2018, in which case, 90 days after the end of such Fiscal Quarter), (i) a consolidated balance sheet and related statements of operations and cash flows showing the financial position of Borrower and its subsidiaries as of the close of such Fiscal Quarter and the consolidated results of their operations during such Fiscal Quarter and the then-elapsed portion of the Fiscal Year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior Fiscal Year and (ii) a Narrative Report for such Fiscal Quarter, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of Borrower on behalf of Borrower as fairly presenting, in all material respects, the financial position and results of operations of Borrower and its subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by Borrower or any Parent Entity of a Quarterly Report on Form 10-Q (or a successor form thereto) shall satisfy the requirements of this Section 5.4(b) to the extent such quarterly reports include the information specified herein);

(c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section 5.4, a Compliance Certificate of a Financial Officer of Borrower (i) certifying that no Event of Default or Default has occurred and is then continuing, (ii) setting forth the calculation of the Total Net Leverage Ratio for the twelve-month period immediately preceding the end of such fiscal period and (iii) commencing in respect of the Fiscal Year ending December 31, 2019, in connection with the financial statements delivered under Section 5.4(a), a certificate setting forth the calculation of Excess Cash Flow for the applicable Excess Cash Flow Period;

(d) within 120 days after the beginning of each Fiscal Year commencing with the Fiscal Year ended December 31, 2018 (other than for the first Fiscal Year ending December 31, 2018, in which case, within 135 days after the beginning of such Fiscal Year), a consolidated annual budget for such Fiscal Year, including a description of underlying assumptions with respect thereto, which budget shall in each case be accompanied by the statement of a Financial Officer of Borrower to the effect that such budget is based on assumptions believed by such Financial Officer to be reasonable as of the date of delivery thereof;

(e) promptly, from time to time, such other customary information (which is readily available) regarding the operations, business affairs and financial condition of the Credit Parties and their Restricted Subsidiaries and their compliance with the terms of any Credit Document, in each case, as the Administrative Agent may reasonably request (for itself or on behalf of any Lender); and

(f) promptly upon becoming aware of the occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrower, any of its subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened in writing by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

5.5 Litigation and Other Notices. Furnish to the Administrative Agent written notice (promptly after any Authorized Officer of Borrower obtains actual knowledge thereof) of the following and which notice the Administrative Agent shall furnish to the Lenders:

(a) any Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto; and

(b) the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Borrower or any other Credit Party as to which an adverse determination is reasonably probable and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

5.6 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.6 shall not apply to Environmental Laws, which are the subject of Section 5.9, or to laws related to Taxes, which are the subject of Section 5.3.

5.7 Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP in all material respects and, upon at least ten (10) Business Days’ notice (or, if an Event of Default has occurred and is continuing, upon at least five (5) Business Days’ notice), permit the Administrative Agent to visit and inspect the financial records and the properties of Borrower and its Restricted Subsidiaries at reasonable times to be agreed during normal business hours, up to twice per year (or, if an Event of Default shall have occurred and be continuing, such visit and inspection may occur from time to time), subject to (i) reasonable requirements of confidentiality, including requirements imposed by law or by contract and (ii) the rights of tenants (to the extent the tenants are not Holdings or any of its subsidiaries), if applicable. Borrower shall reimburse the Administrative Agent for its actual out-of-pocket costs incurred (i) in connection with such visits or inspections following the occurrence and during the continuance of an Event of Default and (ii) in connection with one such visit and inspection per year if no Event of Default has occurred and is continuing.

5.8 Use of Proceeds. Use the proceeds of the Loans in the manner set forth in Section 4.12.

5.9 Compliance with Environmental Laws. Comply with all Environmental Laws applicable to its operations and properties; and comply with and obtain and renew all material permits, licenses and other approvals required pursuant to Environmental Law for its operations and properties, except, in each case with respect to this Section 5.9, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10 Further Assurances; Additional Security.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of Borrower, and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents (subject to the limitations set forth in the Collateral and Guarantee Requirement).

(b) Subject to Section 5.2, if Borrower or any Credit Party directly acquires fee-owned real property after the Closing Date (with any fee-owned real property of (x) any Restricted Subsidiary that is acquired after the Closing Date and becomes a Credit Party, (y) any Subsidiary that is designated a Restricted Subsidiary pursuant to a Subsidiary Redesignation and becomes a Credit Party and (z) any Immaterial Subsidiary that is designated a Material Subsidiary and becomes a Credit Party being deemed to have been acquired after the Closing Date) that has a fair market value of $5,000,000 or more on an individual basis at the time of acquisition of fee ownership of such real property (i) notify the Administrative Agent and provide the Administrative Agent with a description of such property promptly after the acquisition thereof, (ii) cause each such fee-owned real property to be subject to a Mortgage within 90 days of the date of such acquisition, (iii) obtain customary fully paid American Land Title Association Lender’s Extended Coverage title insurance policies, in each case in an amount equal to the fair market value of the applicable real property or such other amount as is reasonably acceptable to the Collateral Agent (the “Mortgage Policies”), (iv) to the extent reasonably requested by the Administrative Agent, obtain customary American Land Title Association/National Society of Professional Surveyors on Surveying and Mapping form surveys, (v) obtain customary opinions of local counsel to the applicable Credit Parties (A) with respect to the enforceability and perfection of any such Mortgage in the states in which such fee-owned real properties are located and (B) with respect to the valid existence, corporate power and authority of the applicable Credit Parties in the granting of such Mortgage in the states in which the Credit Parties party to such Mortgage are organized or formed, (vi) if any Building on such fee-owned real property is located within a Special Flood Hazard Area, use its commercially reasonable efforts to provide to the Collateral Agent, no later than the date required under the Flood Laws (A) the Flood Insurance Documents and (B) evidence of (x) Flood Insurance and (y) the insurance required by the terms of the Mortgage, and consistent with the requirements of Section 5.2, and naming the Collateral Agent as additional loss payee on behalf of the Secured Parties and (vii) take, and cause the applicable Credit Party to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to perfect such Liens, including actions described in clause (a) of this Section 5.10, in each case, at the expense of the Credit Parties, subject to clause (e) of this Section 5.10.

(c) If any additional subsidiary of Borrower (other than an Excluded Subsidiary) is formed or acquired after the Closing Date, concurrently with the delivery of the certificate described in Section 5.4(c) for the Fiscal Quarter during which such subsidiary was formed or acquired, notify the Collateral Agent and the Lenders thereof and, within 60 days after the date such notice is given (or such longer period as the Collateral Agent shall agree), cause the Collateral and Guarantee Requirement to be satisfied with respect to such subsidiary and with respect to any Equity Interest in or Indebtedness of such subsidiary owned by or on behalf of Borrower or any other Credit Party, subject to clause (e) of this Section 5.10.

(d) In each case other than in connection with the Acquisition, furnish to the Administrative Agent within 30 days thereafter written notice of any change in (A) corporate or organization name or (B) organizational structure with respect to Borrower and the other Credit Parties; provided that Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all Collateral (to the extent otherwise required hereunder) for the benefit of the applicable Secured Parties.

(e) The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be satisfied with respect to any Excluded Property or any exclusions and carve-outs from the perfection requirements set forth in the Pledge and Security Agreement.

(f) Nothing in this Section 5.10 shall require Borrower or any other Credit Party to take any action outside the United States to create or perfect any security interests in any Collateral located outside the United States. Furthermore, with respect to real property, no perfection steps shall be required by any means other than (1) solely with respect to any properties subject to any Mortgages on fee-owned real property not excluded from the Collateral pursuant to this Agreement (“Required Mortgages”), fixture filings pursuant to the UCC in the applicable UCC filing office of the relevant jurisdiction in which such fee-owned real property is located and (i) the recording of Required Mortgages in the applicable county offices referred to in the foregoing clause (1).

Notwithstanding anything to the contrary in this Agreement, the Pledge and Security Agreement or any other Credit Document, (x) the Administrative Agent may grant extensions of time for, or waive the requirements with respect to, notices, the creation or perfection of security interests in, or the obtaining of title insurance with respect to, particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Credit Parties on such date) and delivery of documents, in each case, where it determines, in consultation with Borrower, that such extension of time is reasonable and that the cost, burden or consequences (including adverse Tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the practical benefit afforded thereby; and (y) Liens required to be granted from time to time pursuant to the Collateral Documents shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdictions, as otherwise agreed between the Administrative Agent and Borrower.

5.11 Maintenance of Ratings.

At all times, Borrower shall use commercially reasonable efforts to maintain public ratings for the senior secured debt and a public corporate family rating by each of S&P and Moody’s and to obtain an annual refresh of a public point-in-time ratings from either S&P or Moody’s (it being understood that Borrower shall not be required to maintain any particular rating level).

SECTION 6. NEGATIVE COVENANTS

Borrower covenants and agrees that, until the Termination Date, Borrower will not, nor will it permit any of its Restricted Subsidiaries to:

6.1 Indebtedness. Incur, create, assume, Guarantee or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the Closing Date either (i) individually with a principal amount of less than $200,000 or (ii) set forth on Schedule 6.1(a) and, in each case, any Refinancing Indebtedness incurred to Refinance any such Indebtedness set forth in clause (a)(i) or (a)(ii);

(b) Indebtedness created hereunder or under the other Credit Documents, Refinancing Loans, Refinancing Equivalent Debt, Incremental Loans (including the 2020 Initial Incremental Term Loans and the 2020 Delayed Draw Incremental Term Loans), Incremental Equivalent Debt and any Refinancing Indebtedness incurred to Refinance any of the foregoing Indebtedness (including the 2018 Refinancing Term Loans incurred on the Refinancing Amendment Effective Date);

(c) (i) other Indebtedness incurred, issued or assumed or Guaranteed by Borrower or any Restricted Subsidiary so long as immediately after giving effect to the issuance, incurrence or assumption or Guarantee of such Indebtedness, the Total Net Leverage Ratio (when tested for purposes of the incurrence of such Indebtedness) on a Pro Forma Basis is no greater than 4.70:1.00, or, if incurred in connection with a Permitted Acquisition or Investment, the Total Net Leverage Ratio immediately prior to such incurrence of Indebtedness (it being understood that (x) any Indebtedness in the form of loans incurred pursuant to this clause (c) (other than Indebtedness incurred in connection with a Permitted Acquisition or Investment and other than Indebtedness that is secured on a junior basis to the Obligations, unsecured or subordinated in right of payment or security) shall be subject to the MFN Provision on the same terms as Incremental Term Loans (including the exceptions thereto as such exceptions would otherwise apply if such Indebtedness was incurred in the form of Incremental Term Loans), (y) except with respect to customary bridge facilities (but not long-term Indebtedness which is exchanged for or otherwise replaces such bridge facilities), any Indebtedness incurred pursuant to this clause

(c) shall be subject to the Maturity Requirement (including the exceptions thereto as such exceptions would otherwise apply if such Indebtedness was incurred in the form of Incremental Term Loans) (except by virtue of amortization or prepayment of the 2018 Refinancing Term Loans prior to the time of such incurrence) and (ii) Refinancing Indebtedness in respect thereof; provided that, as long as any 2020 Incremental Term Loan or 2020 Incremental Term Loan Commitment is outstanding, no Indebtedness shall be incurred pursuant to this Section 6.1(c)(i) after the Incremental Amendment No. 3 Effective Date without the prior written consent of the Requisite Class Lenders for the 2020 Incremental Term Loans;

(d) Indebtedness pursuant to Hedge Agreements not entered into for speculative purposes;

(e) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance pursuant to reimbursement or indemnification obligations to such person, in each case, in the ordinary course of business; provided that, upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 60 days following such incurrence;

(f) Indebtedness of Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to Borrower or any other Restricted Subsidiary; provided that (i) any Indebtedness owing by a Credit Party to a Restricted Subsidiary that is not a Credit Party shall be subordinated to the Obligations pursuant to (or on terms at least as favorable to the Secured Parties as those set forth in) the Intercreditor Agreements and (ii) the aggregate principal amount outstanding of such Indebtedness incurred pursuant to this clause (f) owing to any and all Credit Parties by any and all Restricted Subsidiaries that are not Credit Parties, shall not exceed, at the time of incurrence of such Indebtedness (after giving effect thereto), the greater of (x) $45,000,000 and (y) 70.0% of Consolidated Adjusted EBITDA; provided further that, as long as any 2020 Incremental Term Loan or 2020 Incremental Term Loan Commitment is outstanding, Indebtedness incurred pursuant to this Section 6.1(f)(ii) after the Incremental Amendment No. 3 Effective Date shall not in the aggregate exceed the greater of (x) $20,000,000 and (y) 30.0% of Consolidated Adjusted EBITDA without the prior written consent of the Requisite Class Lenders for the 2020 Incremental Term Loans;

(g) Indebtedness in respect of surety bonds, stay bonds, custom bonds, bid bonds, appeal bonds, performance guarantees, completion guarantees and similar obligations (including performance guarantees of suppliers, customers and licensees of Borrower and its subsidiaries and those incurred to secure health, safety and environmental obligations);

(h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management treasury services in the ordinary course of business;

(i) (i) (A) Indebtedness of a subsidiary acquired after the Closing Date or a person merged into, amalgamated or consolidated with Borrower or any Restricted Subsidiary after the Closing Date and Indebtedness incurred or assumed in connection with the acquisition of assets or in connection with a Permitted Acquisition or (B) Indebtedness incurred to finance any such acquisition or Permitted Acquisition and where, in each case, such acquisition, merger, amalgamation or consolidation is permitted by this Agreement; provided that immediately after giving effect to such acquisition, merger, amalgamation or consolidation and the assumption or incurrence of any such Indebtedness on a Pro Forma Basis, the Total Net Leverage Ratio (when tested for purposes of the incurrence of such Indebtedness) does not exceed the greater of (x) 4.70:1.00 or (y) the Total Net Leverage Ratio immediately before giving effect to such acquisition, merger, amalgamation or consolidation and the assumption or incurrence of any such Indebtedness (in each case when tested for purposes of the incurrence of such Indebtedness) (it being understood that (x) except with respect to customary bridge facilities (but not any long-term Indebtedness which is exchanged for or otherwise replaces such bridge facilities), any Indebtedness incurred pursuant to this clause (i) shall be subject to the Maturity Requirement (including the exceptions thereto as such exceptions would otherwise apply if such Indebtedness was incurred in the form of Incremental Term Loans) (except by virtue of amortization or prepayment of the 2018 Refinancing Term Loans prior to the time of such incurrence) and (ii) any Refinancing Indebtedness incurred to Refinance such Indebtedness; provided further that, as long as any 2020 Incremental Term Loan or 2020 Incremental Term Loan Commitment is outstanding, no Indebtedness shall be incurred pursuant to this Section 6.1(i)(i) after the Incremental Amendment No. 3 Effective Date without the prior written consent of the Requisite Class Lenders for the 2020 Incremental Term Loans;

(j) Capital Lease Obligations, Indebtedness incurred with respect to the acquisition, construction, installation, repair, replacement, improvement and removal of fixed or capital assets, purchase money Indebtedness, Indebtedness with respect to mortgage financings and Indebtedness with respect to additions or improvements to real property in an aggregate principal amount outstanding not to exceed, at the time of incurrence of such Indebtedness (and after giving effect thereto), the greater of (i) $20,000,000 and (ii) 32.5% of Consolidated Adjusted EBITDA and any Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that Capital Lease Obligations incurred in connection with a Sale and Lease Back Transaction shall not be subject to such limit to the extent the proceeds thereof are used to prepay Loans or other Indebtedness secured by a Lien on the assets subject to such Sale and Lease Back Transaction;

(k) guarantees (i) by Borrower or any Credit Party of any Indebtedness of Borrower or any Credit Party permitted to be incurred under this Agreement, (ii) by Borrower or any Credit Party of Indebtedness otherwise permitted hereunder of any subsidiary that is not a Credit Party to the extent such guarantees are permitted by Section 6.3, and (iii) by any subsidiary of Borrower that is not a Credit Party of Indebtedness of another subsidiary of Borrower that is not a Credit Party; provided that guarantees by Borrower or any Credit Party under this Section 6.1(k) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Obligations on terms not less favorable to the Lenders than the subordination terms applicable to such other Indebtedness;

(l) Indebtedness arising from agreements of Holdings, Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations), in each case, incurred or assumed in connection with any Permitted Acquisition or other Investment or the disposition of any business, assets or a subsidiary not prohibited by this Agreement, other than guarantees of Indebtedness for borrowed money incurred for the purpose of financing such Permitted Acquisition or other Investment or the acquisition of such business, assets or subsidiary;

(m) Indebtedness in connection with Permitted Receivables Financings;

(n) Indebtedness consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations;

(p) Indebtedness of Borrower and the Restricted Subsidiaries incurred under lines of credit or overdraft facilities (including, but not limited to, intraday, ACH and purchasing card services) extended by one or more financial institutions and established for Borrower’s and the Restricted Subsidiaries’ ordinary course of operations (such Indebtedness, the “Overdraft Line”);

(q) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business and to the extent such Indebtedness is secured by cash or Cash Equivalents;

(r) unsecured Indebtedness in respect of obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services incurred in the ordinary course of business and not in connection with the borrowing of money or any Hedge Agreements;

(s) Indebtedness representing deferred compensation to employees, directors or consultants incurred in the ordinary course of business;

(t) Indebtedness consisting of promissory notes issued to current or former officers, directors and employees, their respective estates or family members to finance the purchase or redemption of Equity Interests of Borrower or any Parent Entity permitted by Section 6.3;

(u) Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred by such person in connection with Permitted Acquisitions or any other Investment permitted hereunder;

(v) guarantees of any lease permitted hereunder of real property entered into by Borrower or any Restricted Subsidiary;

(w) Indebtedness of Restricted Subsidiaries that are not Credit Parties in an aggregate amount outstanding not to exceed, at the time of incurrence thereof (and after giving effect thereto), $10,000,000; provided that, as long as any 2020 Incremental Term Loan or 2020 Incremental Term Loan Commitment is outstanding, Indebtedness incurred pursuant to this Section 6.1(w) after the Incremental Amendment No. 3 Effective Date shall not in the aggregate exceed $5,000,000 without the prior written consent of the Requisite Class Lenders for the 2020 Incremental Term Loans;

(x) Indebtedness in an aggregate amount equal to 100% of (i) the net cash proceeds received by Borrower from the issuance or sale of its Equity Interests or by Holdings from the issuance and sale of its Equity Interests and contributed to Borrower and (ii) any cash consisting of a capital contribution received by Holdings from the holders of its Equity Interests and contributed to Borrower, in each case excluding any Equity Interests issued or capital contribution made on or prior to the Closing Date; provided that, in each case the amount of such proceeds or capital contribution shall not count toward Cumulative Credit or constitute a Specified Equity Contribution (“Contribution Debt”); provided that, as long as any 2020 Incremental Term Loan or 2020 Incremental Term Loan Commitment is outstanding, Indebtedness incurred pursuant to this Section 6.1(x) after the Incremental Amendment No. 3 Effective Date shall not (i) be incurred by Restricted Subsidiaries that are not Credit Parties or (ii) rank senior or pari passu in right of security or senior in right of payment to the 2020 Incremental Term Loans, in each case, without the prior written consent of the Requisite Class Lenders for the 2020 Incremental Term Loans; and

(y) other Indebtedness in an aggregate principal amount outstanding not to exceed, at the time of incurrence thereof (and after giving effect thereto), the greater of (x) $25,000,000 and (y) 40.0% of Consolidated Adjusted EBITDA; provided that, as long as any 2020 Incremental Term Loan or 2020 Incremental Term Loan Commitment is outstanding, Indebtedness incurred pursuant to this Section 6.1(y) after the Incremental Amendment No. 3 Effective Date shall not (i) be incurred by Restricted Subsidiaries that are not Credit Parties or (ii) rank senior or pari passu in right of security or senior in right of payment to the 2020 Incremental Term Loans, in each case, without the prior written consent of the Requisite Class Lenders for the 2020 Incremental Term Loans; provided further that, notwithstanding the foregoing, any Indebtedness arising in connection with Sale and Lease-Back Transactions otherwise permitted under this Agreement may be incurred pursuant to this Section 6.1(y).

For purposes of determining compliance with this Section 6.1, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness described in Section 6.1(a) through (y) but may be permitted in part under any combination thereof and (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness described in Sections 6.1(a) through (y), Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.1 and will only be required to include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses and such item of Indebtedness shall be treated as having been incurred or existing pursuant to only one of such clauses. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

6.2 Liens. Create, incur or assume any Lien securing Indebtedness on any property or assets (including stock or other securities of any person, including any subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof, except:

(a) (i) Liens existing on the Closing Date (or created following the Closing Date pursuant to agreements in existence on the Closing Date requiring the creation of such Liens) and, in each case, set forth on Schedule 6.2(a); and (ii) Liens existing on the Closing Date securing property or assets having a fair market value at the Closing Date not to exceed $200,000 in the aggregate and, in each case, any modifications, replacements, renewals or extensions of any Liens permitted by clause (a)(i) or (a)(ii);

(b) any Lien created under the Credit Documents (including, without limitation, Liens created under the Collateral Documents securing obligations in respect of Hedge Agreements to the extent such obligations constitute Obligations secured pursuant to the Collateral Documents and the 2018 Refinancing Term Loans incurred on the Refinancing Amendment Effective Date) and any Lien created under the definitive documentation evidencing any other Indebtedness permitted under Section 6.1(b);

(c) [reserved];

(d) any Lien securing Indebtedness permitted by Section 6.1(i) or Refinancing Indebtedness in respect thereof; provided that immediately after giving effect to the assumption or incurrence of any such Indebtedness, and the acquisition, merger or consolidation in connection with which the Indebtedness is assumed or incurred, on a Pro Forma Basis, (i) the Total Net Leverage Ratio (when tested for purposes of the incurrence of such Indebtedness) on a Pro Forma Basis does not exceed the greater of (A) 4.70:1.00 or (B) the Total Net Leverage Ratio immediately before giving effect to such transaction;

(e) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.3;

(f) Liens imposed by law (including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens) arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Borrower or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(g) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance;

(h) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with public utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred by Borrower or any Restricted Subsidiary in the ordinary course of business that do not materially and adversely affect the use of the property encumbered thereby for its intended purpose, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(i) zoning restrictions, survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way covenants, conditions, restrictions and declarations on or agreements with respect to the use of real property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that, in the aggregate, do not interfere in any material respect with the business of Borrower and the Restricted Subsidiaries, taken as a whole;

(j) Liens securing Indebtedness permitted to be incurred pursuant to any Sale and Lease-Back Transactions so long as such liens attach only to the property to which such Indebtedness relates (or accessions to such property and proceeds thereof);

(k) Liens securing judgments that do not constitute an Event of Default under Section 8.1(i);

(l) other Liens with respect to property or assets of Borrower or any Restricted Subsidiary not constituting Collateral for the Obligations securing Indebtedness in an aggregate principal amount outstanding not to exceed, at the time of incurrence thereof (and after giving effect thereto), the greater of (i) $25,000,000 and (ii) 40.0% of Consolidated Adjusted EBITDA; provided that, as long as any 2020 Incremental Term Loan or 2020 Incremental Term Loan Commitment is outstanding, Liens incurred pursuant to this Section 6.2(l) (other than any such Liens securing obligations permitted pursuant to Section 6.1(j)) after the Incremental Amendment No. 3 Effective Date shall not in the aggregate exceed $5,000,000 without the prior written consent of the Requisite Class Lenders for the 2020 Incremental Term Loans;

(m) Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided further that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(n) Liens in respect of Permitted Receivables Financings that extend only to the receivables subject thereto, the agreements governing the receivables included in such Permitted Receivables Financings, the rights under any such agreements, the proceeds thereof and the accounts into which such proceeds are paid;

(o) any interest or title of a lessor or sublessor under any leases or subleases entered into by Borrower or any Restricted Subsidiary in the ordinary course of business;

(p) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts or cash pooling arrangements (including with respect to any joint and several liability provisions in relation thereto) of Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers in the ordinary course of business;

(q) Liens arising by virtue of any statutory or common law provisions or similar provisions applicable in foreign jurisdictions relating to banker’s liens, rights of set-off or similar rights;

(r) Liens securing obligations in respect of trade-related letters of credit, trade-related bank guarantees or similar trade-related obligations and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, bank guarantees or similar obligations and the proceeds and products thereof;

(s) leases or subleases, licenses or sublicenses (including with respect to Intellectual Property Rights and software) granted to or from others in the ordinary course of business and not interfering in any material and adverse respect with the business of Borrower and the Restricted Subsidiaries, taken as a whole;

(t) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(u) Liens on the assets of a subsidiary of Borrower that is not a Credit Party that secure obligations of a subsidiary of Borrower that is not a Credit Party permitted to be incurred under Section 6.1;

(v) other Liens so long as, (i) after giving effect to any such Lien and the incurrence of any Indebtedness incurred at the time such Lien is created, or incurred, on a Pro Forma Basis, the Total Net Leverage Ratio (when tested for purposes of the incurrence of such Lien) either does not exceed 4.70:1.00 or, if the applicable Indebtedness is incurred in connection with a Permitted Acquisition or Investment, the Total Net Leverage Ratio immediately prior to the issuance, incurrence or assumption or guarantee of the Indebtedness secured by such Lien, (ii) at the time of the incurrence of such Lien and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom and (iii) the Indebtedness or other obligations secured by such Lien are otherwise permitted by this Agreement; provided that, if such Liens are on the Collateral, such Liens shall be either secured on a pari passu basis and be subject to the Intercreditor Agreements or secured on a junior basis with respect to the Obligations pursuant to the Intercreditor Agreements or an intercreditor arrangement reasonably satisfactory to the Administrative Agent (it being understood that any such intercreditor agreement that is substantially similar to the Intercreditor Agreements shall be reasonably satisfactory); provided further that, as long as any 2020 Incremental Term Loan or 2020 Incremental Term Loan Commitment is outstanding, no Liens shall be incurred pursuant to this Section 6.2(v) after the Incremental Amendment No. 3 Effective Date without the prior written consent of the Requisite Class Lenders for the 2020 Incremental Term Loans;

(w) Liens solely on any cash earnest money deposits made by Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(x) Liens arising out of consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(y) Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(z) Liens securing Hedge Agreements not entered into for speculative purposes;

(aa) Liens arising from precautionary UCC financing statements or similar or analogous financing statements in any jurisdiction or consignments entered into in connection with any transaction otherwise permitted under this Agreement;

(bb) Liens securing Contribution Debt; provided that, as long as any 2020 Incremental Term Loan or 2020 Incremental Term Loan Commitment is outstanding, Liens incurred pursuant to this Section 6.2(bb) after the Incremental Amendment No. 3 Effective Date shall not (i) attach to any property or assets of Restricted Subsidiaries that are not Credit Parties or (ii) secure Indebtedness that ranks senior or pari passu in right of security or senior in right of payment to the 2020 Incremental Term Loans, in each case, without the prior written consent of the Requisite Class Lenders for the 2020 Incremental Term Loans;

(cc) Liens arising from the right of distress enjoyed by landlords or Liens otherwise granted to landlords, in either case, to secure the payment of arrears of rent in respect of leased properties;

(dd) easements, rights of way, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances incurred which, either individually or in the aggregate, are not substantial in amount, and which do not in any case interfere in any material respect with the ordinary conduct of the businesses of Borrower or any Restricted Subsidiary;

(ee) deemed trusts or other Liens that are unregistered and that secure amounts that are not yet due and payable in respect of employee source deductions, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, workers’ compensation and pension fund obligations;

(ff) Liens on Equity Interests of any joint venture or Unrestricted Subsidiary (i) securing obligations of such joint venture or Unrestricted Subsidiary, as the case may be, or (ii) pursuant to the relevant joint venture agreement or arrangement;

(gg) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (v) of the definition thereof;

(hh) Liens on goods or Inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of Borrower or any Restricted Subsidiary in the ordinary course of business; provided that such Lien secures only the obligations of Borrower or such Restricted Subsidiary, as applicable, in respect of such letter of credit or bank guarantee to the extent incurrence of such letter of credit or bank guarantee is permitted under Section 6.1 (other than Section 6.1(y));

(ii) Liens securing obligations under any Secured Hedge Agreements or Secured Cash Management Agreements;

(jj) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien permitted by the foregoing clauses; provided, however, that (x) such new Lien pursuant to this clause shall be limited to all or part of the same property (which, for the avoidance of doubt, may include after-acquired property to the extent such after-acquired property would be subject to the existing Lien) that secured the original Lien (plus improvements on and accessions to such property), and (y) the Indebtedness secured by such Lien at such time pursuant to this clause is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

(kk) other Liens securing obligations in an aggregate principal amount outstanding not to exceed, at the time of incurrence thereof (and after giving effect thereto), the greater of (x) $25,000,000 and (y) 40.0% of Consolidated Adjusted EBITDA; provided that, as long as any 2020 Incremental Term Loan or 2020 Incremental Term Loan

Commitment is outstanding, Liens incurred pursuant to this Section 6.2(kk) after the Incremental Amendment No. 3 Effective Date shall not (i) attach to any property or assets of Restricted Subsidiaries that are not Credit Parties or (ii) secure Indebtedness that ranks senior or pari passu in right of security or senior in right of payment to the 2020 Incremental Term Loans, in each case, without the prior written consent of the Requisite Class Lenders for the 2020 Incremental Term Loans.

For purposes of determining compliance with this Section 6.2, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in Section 6.2(a) through (kk) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in Section 6.2(a) through (kk), Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the above clauses and such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to only one of such clauses. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

Any reference in any of the Credit Documents to a permitted Lien described in this Section 6.2 is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Credit Documents to any such permitted Lien.

6.3 Investments, Loans and Advances. Make or acquire an Investment except:

(a) Investments arising as a result of Permitted Receivables Financings;

(b) Investments by Borrower or any Restricted Subsidiary in joint ventures or Unrestricted Subsidiaries in an aggregate amount outstanding not to exceed, at the time such an Investment is made (and after giving effect thereto), the greater of (x) $25,000,000 and (y) 40.0% of Consolidated Adjusted EBITDA; provided that, as long as any 2020 Incremental Term Loan or 2020 Incremental Term Loan Commitment is outstanding, no Investment shall be made pursuant to this Section 6.3(b) after the Incremental Amendment No. 3 Effective Date without the prior written consent of the Requisite Class Lenders for the 2020 Incremental Term Loans;

(c) cash, Cash Equivalents and Investments that were Cash Equivalents when made;

(d) Investments arising out of the receipt by Borrower or any Restricted Subsidiary of non-cash consideration for the sale or other disposition of assets permitted under Section 6.4;

(e) loans and advances to officers, directors, employees or consultants of Borrower or any Restricted Subsidiary (i) in an aggregate amount outstanding not to exceed, at the time of incurrence thereof (and after giving effect thereto), the greater of (x) $3,000,000 and (y) 5.0% of Consolidated Adjusted EBITDA, (ii) in respect of payroll payments and expenses in the ordinary course of business or (iii) in connection with such person’s purchase of Equity Interests of any Parent Entity or Holdings solely to the extent that the amount of such loans and advances are contributed to Holdings in cash as either common equity or a capital contribution;

(f) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and any prepayments and other credits to suppliers made in the ordinary course of business;

(g) Hedge Agreements not entered into for speculative purposes;

(h) Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 6.3(h) and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date);

(i) Investments resulting from pledges and deposits referred to in Sections 6.2(a), (f), (g), (h), (j), (u), (v) and (y);

(j) Investments by Borrower or any Restricted Subsidiary in Borrower or any entity that is or becomes a Restricted Subsidiary (including Investments consisting of the acquisition of Indebtedness issued or borrowed by Borrower or any Restricted Subsidiary); provided that the aggregate amount outstanding of Investments in any Restricted Subsidiary that is not a Guarantor made after the date hereof under this clause (j) shall not exceed, at the time any such Investment is made (and after giving effect thereto), the greater of (x) $45,000,000 and (y) 70.0% of Consolidated Adjusted EBITDA; provided further that, as long as any 2020 Incremental Term Loan or 2020 Incremental Term Loan Commitment is outstanding, Investments in any Restricted Subsidiary that is not a Guarantor made pursuant to this Section 6.3(j) after the Incremental Amendment No. 3 Effective Date (i) shall not in the aggregate exceed the greater of (x) $20,000,000 and (y) 30.0% of Consolidated Adjusted EBITDA and (ii) shall be made with cash or Cash Equivalents, in each case, unless the Requisite Class Lenders for the 2020 Incremental Term Loans otherwise agree;

(k) Investments constituting Permitted Acquisitions;

(l) intercompany loans and other Investments between Restricted Subsidiaries that are not Credit Parties and guarantees by Restricted Subsidiaries that are not Credit Parties permitted by Section 6.1(k);

(m) the Transactions;

(n) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, or Investments acquired by Borrower or any Restricted Subsidiary as a result of a foreclosure by Borrower or any of the Restricted Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(o) Investments of a subsidiary acquired after the Closing Date or of an entity merged into, or amalgamated or consolidated with, Borrower or merged into, or amalgamated or consolidated with, a Restricted Subsidiary in accordance with Section 6.4 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(p) Investments in exchange for Equity Interests of Borrower or any other Parent Entities;

(q) guarantees by Borrower or any Restricted Subsidiary of operating leases (other than Capital Lease Obligations), real property leases, or of other obligations that do not constitute Indebtedness, in each case, entered into by any Restricted Subsidiary in the ordinary course of business;

(r) Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.5;

(s) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(t) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of Borrower or any Restricted Subsidiary;

(u) Investments by Borrower or any Restricted Subsidiaries, including loans or advances to any Holdings or Parent Entity, if Borrower or any Restricted Subsidiary would otherwise be permitted to make a Restricted Payment in such amount (provided that the amount of any such Investment shall also be deemed to be a Restricted Payment under the appropriate clause of Section 6.5 for all purposes of this Agreement);

(v) acquisitions by any Credit Party of obligations of one or more officers or other employees of Borrower, any Parent Entity, such Credit Party or its subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of Borrower or any Parent Entity, so long as no cash is actually advanced by Borrower or any other Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;

(w) guarantees permitted under Section 6.1 (except to the extent such Guarantee is expressly subject to Section 6.3);

(x) Investments consisting of the licensing or contribution of Intellectual Property Rights pursuant to joint marketing or joint development arrangements with other Persons;

(y) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property Rights, in each case, in the ordinary course of business;

(z) Investments in assets useful in the business of Borrower and any of its Restricted Subsidiaries made with the proceeds of any Reinvestment Deferred Amount or Below Threshold Asset Sale Proceeds;

(aa) Investments in the Term Loans, the Revolving Loans and other Permitted Indebtedness of Borrower and its Restricted Subsidiaries, in each case to the extent such purchases or repurchases are not otherwise prohibited hereunder;

(bb) other Investments by Borrower or any Restricted Subsidiary; provided that, after giving effect to such Investment, the aggregate amount outstanding of all Investments made pursuant to this clause (bb) (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) shall not exceed the greater of (x) $20,000,000 and (y) 32.5% of Consolidated Adjusted EBITDA; provided further that, as long as any 2020 Incremental Term Loan or 2020 Incremental Term Loan Commitment is outstanding, Investments made pursuant to this Section 6.3(bb) after the Incremental Amendment No. 3 Effective Date (i) shall not in the aggregate exceed the greater of (x) $10,000,000 and (y) 16.25% of Consolidated Adjusted EBITDA and (ii) shall be made with cash or Cash Equivalents, in each case, unless the Requisite Class Lenders for the 2020 Incremental Term Loans otherwise agree;

(cc) so long as no Specified Event of Default has occurred and is continuing, Investments made with any portion of the Cumulative Credit; provided that, as long as any 2020 Incremental Term Loan or 2020 Incremental Term Loan Commitment is outstanding, no Investment shall be made pursuant to this Section 6.3(cc) after the Incremental Amendment No. 3 Effective Date without the prior written consent of the Requisite Class Lenders for the 2020 Incremental Term Loans; and

(dd) Investments by Borrower or any Restricted Subsidiary so long as, after giving effect to such Investment on a Pro Forma Basis, the Total Net Leverage Ratio (when tested for purposes of the making of such Investment) does not exceed 3.95:1.00; provided that, as long as any 2020 Incremental Term Loan or 2020 Incremental Term Loan Commitment is outstanding, no Investment shall be made pursuant to this Section 6.3(dd) after the Incremental Amendment No. 3 Effective Date without the prior written consent of the Requisite Class Lenders for the 2020 Incremental Term Loans.

For purposes of determining compliance with this Section 6.3, (A) Investments need not be permitted solely by reference to one category of permitted Investments described in Section 6.3(a) through (dd) but may be permitted in part under any combination thereof and (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments described in Sections 6.3(a) through (dd), Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Investment (or any portion thereof) in any manner that complies with this Section 6.3 and will only be required to include the amount and type of such Investment (or any portion thereof) in one of the above clauses and such Investment shall be treated as having been made or existing pursuant to only one of such clauses.

6.4 Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate, or liquidate, wind up or dissolve themselves or convey, sell, lease or sublease (as lessor or sub-lessor), transfer or otherwise dispose of, in a single transaction or in a related series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except:

(a) any Restricted Subsidiary may be merged or consolidated or amalgamated with or into Borrower or any Restricted Subsidiary; provided that (i) in the case of a merger, amalgamation or consolidation involving Borrower, Borrower shall be the continuing or surviving person and (ii) in the case of a merger, amalgamation or consolidation involving any other Credit Party, either (x) to the extent such Person is otherwise required to be a Credit Party hereunder, such Credit Party shall be the continuing or surviving person or the continuing or surviving person shall be or become a Credit Party or (y) such transaction shall be treated as an Investment and shall comply with Section 6.3;

(b) sales or other dispositions among Borrower and its Restricted Subsidiaries or by and among Restricted Subsidiaries (upon voluntary liquidation or otherwise); provided that any such sale or disposition by a Credit Party to a Person that is not a Credit Party shall (i) be for fair market value, (ii) treated as an Investment and otherwise be made in compliance with Section 6.3 (other than Sections 6.3(d) and (o)) or (iii) otherwise not exceed in the aggregate the greater of (x) $25,000,000 and (y) 40.0% of Consolidated Adjusted EBITDA;

(c) (i) the liquidation or dissolution of any Restricted Subsidiary or change in form of entity of any Restricted Subsidiary if (A) (1) Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of Borrower and its subsidiaries, taken as a whole, and (2) either Borrower or a Restricted Subsidiary receives any assets of such dissolved or liquidated Restricted Subsidiary; provided that in the case of a dissolution or liquidation of a Credit Party that results in a distribution of assets to a subsidiary that is not a Credit Party, such distribution shall be treated as an Investment and shall be permitted under Section 6.3, and (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) a sale or disposition otherwise permitted under this Section 6.4 (other than Section 6.4(a), Section 6.4(b) or Section 6.4(c)); provided, in the case of a change in the form of entity of any Restricted Subsidiary that is a Credit Party, after such change, the security interests of the Collateral Agent and the Secured Parties in the Collateral of such Credit Party shall remain in full force and effect and be perfected to the same extent as prior to such change or (B) an Investment permitted under Section 6.3;

(d) (x) sales or leases of inventory or equipment in the ordinary course of business and (y) the leasing or subleasing of real property in the ordinary course of business;

(e) disposals of surplus, obsolete, damaged, used or worn out property or other property that is no longer useful (including any assets acquired in connection with an acquisition or Investment);

(f) dispositions of Cash Equivalents;

(g) transfers, dispositions, mergers, amalgamations, consolidations or conveyances that constitute Liens permitted by Section 6.2, Investments permitted pursuant to Section 6.3 or Restricted Payments permitted by Section 6.5;

(h) sales or other dispositions of any assets of Borrower or any Restricted Subsidiary for fair market value; provided that at least 75.0% of the consideration for such sale or disposition shall consist of cash and Cash Equivalents (provided that for purposes of the 75.0% consideration requirement (w) the expected amount of any earn outs or royalties to be paid to Borrower or any of its Restricted Subsidiaries (as determined by Borrower in good faith), (x) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to Borrower or a Restricted Subsidiary) of Borrower or any Restricted Subsidiary (as shown on such person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets and for which Borrower and its Restricted Subsidiaries shall have been validly released by all relevant creditors in writing, (y) any Equity Interests received by Borrower or any Restricted Subsidiary from such transferee that are converted by such person into Cash Equivalents (to the extent of the Permitted Investments received) within 180 days following the closing of the applicable sale or disposition and (z) any Designated Non-Cash Consideration received in respect of such sale or disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that when received does not exceed the greater of $13,000,000 and 20.0% of Consolidated Adjusted EBITDA, in each case, shall be deemed to be Cash Equivalents);

(i) to the extent that (i) the relevant property or assets are exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant sale or disposition are promptly applied to the purchase price of such replacement property, so long as the exchange, sale or disposition is made for fair value and on an arm’s-length basis for like property or assets; provided that upon the consummation thereof, in the case of any Credit Party, the Administrative Agent has a perfected Lien having the same priority as any Lien held on the property or assets so exchanged, sold or disposed;

(j) dispositions of Investments in joint ventures to the extent required by, or made pursuant to, contractual buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(k) sales, discounting or forgiveness of accounts receivable in the ordinary course of business or in connection with the collection or compromise thereof;

(l) dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under an open source license), which (i) do not materially interfere with the business of Borrower and its subsidiaries or (ii) relate to closed facilities or distribution centers or the discontinuation of any product line;

(m) (i) termination of leases in the ordinary course of business, (ii) the expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(n) transfers of property subject to casualty, eminent domain or condemnation proceedings (including in lieu thereof);

(o) the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;

(p) sales of non-core assets acquired in connection with an acquisition permitted hereunder and sales of real estate assets acquired in an acquisition permitted hereunder which, within 60 days of the date of the acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of Borrower or any of the Restricted Subsidiaries or any of their respective businesses;

(q) exchanges or swaps, including transactions covered by Section 1031 of the Code, of property or assets so long as the exchange or swap is made for fair value and on an arm’s-length basis for like property or assets; provided that upon the consummation of such exchange or swap, in the case of any Credit Party, the Administrative Agent has a perfected Lien having the same priority as any Lien held on the property or assets so exchanged or swapped;

(r) other sales and dispositions for fair market value (measured at the time of such sale or disposition) in an aggregate amount not to exceed the greater of (x) $25,000,000 and (y) 40.0% of Consolidated Adjusted EBITDA;

(s) (i) licensing and cross-licensing arrangements involving any technology or Intellectual Property Rights of Borrower or any Restricted Subsidiary in the ordinary course of business, other than any such exclusive licensing arrangement that prevents Borrower or any Restricted Subsidiary from conducting its business in any material respect, and (ii) the sale, disposal, abandonment, cancellation or lapse of Intellectual Property Rights, or any issuances or registrations, or applications for issuances or registrations, of any Intellectual Property Rights, which, in the reasonable good faith determination of Borrower, are uneconomical, negligible, or not material to the conduct of the business of Borrower and/or the Restricted Subsidiaries;

(t) terminations of Hedge Agreements;

(u) sales or dispositions of Equity Interests of Unrestricted Subsidiaries; and

(v) transactions involving (i) any Sale and Lease-Back transaction disclosed to the Agent prior to the date hereof, (ii) any Sale and Lease-Back transaction involving any real property located outside the United States and (iii) the Sale and Lease-Back of any other real property, the Net Cash Proceeds of which are in an aggregate amount not to exceed (after giving effect to such Sale and Lease-Back Transaction) the greater of (i) $15,000,000 and (ii) 25.0% of Consolidated Adjusted EBITDA.

To the extent any Collateral is disposed of as expressly permitted by this Section 6.4 to any person other than a Credit Party, such Collateral shall automatically be sold free and clear of the Liens created by the Credit Documents, and the Administrative Agent shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing.

For purposes of determining compliance with this Section 6.4, (A) actions need not be permitted solely by reference to one category of permitted actions described in Section 6.4(a) through (v) but may be permitted in part under any combination thereof and (B) in the event that an action meets the criteria of one or more of the categories of permitted actions described in Sections 6.4(a) through (v), Borrower shall, in its sole discretion, classify or reclassify, or later classify or reclassify, such action in any manner that complies with this Section 6.4 and will only be required to include such action in one of the above clauses and such action shall be treated as having been made or existing pursuant to only one of such clauses.

6.5 Restricted Payments. Pay or make, directly or indirectly, any Restricted Payment, except:

(a) Borrower may make Restricted Payments to the extent necessary to permit any Parent Entity:

(1) to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses and customary salary, bonus and other benefits payable to directors, officers, employees, members of management and/or consultants of any Parent Entity) and franchise fees and Taxes and similar fees, Taxes and expenses required to maintain the organizational existence of such Parent Entity, plus any reasonable and customary indemnification claims made by directors, officers, members of management, employees or consultants of any Parent Entity;

(2) to discharge the consolidated, combined, unitary or similar income Tax liabilities of such Parent Entity and its subsidiaries when and as due, to the extent such liabilities are attributable to the net income of Holdings, Borrower and/or one or more of its Restricted Subsidiaries;

(3) to pay audit and other accounting and reporting expenses at such Parent Entity to the extent relating to the ownership or operations of Holdings and/or its subsidiaries;

(4) for the payment of insurance premiums to the extent relating to the ownership or operations of Holdings and/or its subsidiaries;

(5) to pay fees and expenses related to financings, refinancings or offerings or placements, investments or acquisitions by Holdings or any of its subsidiaries (whether or not consummated) related to Holdings or its subsidiaries;

(6) to pay the consideration to finance any Investment permitted under Section 6.3 (provided that (x) such Restricted Payments under this clause (6) shall be made substantially concurrently with the closing of such Investment and (y) such Parent Entity shall, promptly following the closing thereof, cause all such property acquired to be contributed to Borrower or one of the Restricted Subsidiaries, or the merger or amalgamation of the person formed or acquired into Borrower or one of the Restricted Subsidiaries, in order to consummate such Investment in a manner that causes such Investment to comply with the applicable requirements of Section 5.10 as if undertaken as a direct Investment by Borrower or such Restricted Subsidiary);

(7) to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, employees or consultants of any Parent Entity to the extent such salary, bonuses and other benefits are directly attributable and reasonably allocated to the operations of Holdings, Borrower and/or the Restricted Subsidiaries, in each case, so long as such Parent Entity applies the amount of any such Restricted Payment for such purpose; and

(8) pay monitoring, consulting, management, transaction, advisory, termination or similar fees payable to the Sponsor or any Sponsor Affiliate;

(b) Borrower may pay (or make Restricted Payments to allow any Parent Entity to pay) for the repurchase, redemption, retirement or other acquisition or retirement for value of Equity Interests of any Parent Entity held by any future, present or former employee, officer, director, member of management, manager or consultant (or any Affiliate or family member thereof) of any Parent Entity, Borrower or any Restricted Subsidiary so long as the aggregate amount of all cash payments at the time of such payment does not exceed $5,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to all succeeding Fiscal Years;

(c) as required by the terms of contracts of Borrower or any Restricted Subsidiary that are in effect on the Closing Date and set forth in Schedule 6.5(c);

(d) Borrower may make Restricted Payments (i) to any Parent Entity to enable such Parent Entity to make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of such Parent Entity and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management or consultants of Borrower, any Restricted Subsidiary or any Parent Entity or any of their respective family members, in each case solely to the extent such Taxes relate to the foregoing persons’ ownership of Equity Interests in the Parent Entities and/or (b) repurchases of Equity Interests in consideration of the payments described in clause (A), including demand repurchases in connection with the exercise of stock options;

(e) So long as no Event of Default under Sections 8.1(b), (c), (g) or (h) shall have occurred and be continuing, Borrower may make Restricted Payments consisting of the Equity Interests of any Unrestricted Subsidiary (other than any Unrestricted Subsidiary substantially all of the assets of which consist of cash or Cash Equivalents that have been contributed to it by the Borrower or a Restricted Subsidiary) or Net Cash Proceeds of any disposition of such Equity Interests permitted under Section 6.4;

(f) Borrower may repurchase Equity Interests of Borrower or any Parent Entity upon exercise of options or warrants if such Equity Interests represent all or a portion of the exercise price of such options or warrants as part of a “cashless” exercise;

(g) Borrower may make Restricted Payments the proceeds of which are applied on the Closing Date, solely to effect the consummation of the Transactions;

(h) so long as no Event of Default shall have occurred and be continuing at the time of the declaration thereof, following the consummation of a Qualified IPO, Borrower may make Restricted Payments with respect to any Equity Interests in an amount not to exceed the greater of (i) 6.0% per annum of the proceeds received by or contributed to Borrower from any Qualified IPO and (ii) 6.0% of market capitalization of Borrower (to be calculated based on the average closing price per share of the common equity interests of the Borrower (or applicable Parent Entity) for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment);

(i) Borrower may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Equity Interests (“Treasury Capital Stock”) of Borrower or any Restricted Subsidiary or (c) Equity Interests of any Parent Entity, in the case of each of clauses ((A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to Borrower or a subsidiary) of, Equity Interests of Borrower or any Parent Entity to the extent contributed as a common equity or capital contribution of Borrower or any subsidiary (in each case, other than Disqualified Stock) (“Refunding Capital Stock”) and (d) declare and pay dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to Borrower or a subsidiary) of the Refunding Capital Stock;

(j) to the extent constituting a Restricted Payment, Borrower may consummate any transaction permitted by Section 6.3 (other than Sections 6.3(r) and (u)) and Section 6.4 (other than Section 6.4(g));

(k) so long as no Default or Event of Default shall have occurred and be continuing, Borrower may make additional Restricted Payments so long as, after giving effect to such Restricted Payments on a Pro Forma Basis, the Total Net Leverage Ratio (when tested for purposes of the making of such Restricted Payment) does not exceed 3.70:1.00;

(l) Borrower may make Restricted Payments with (i) any portion of the Cumulative Credit (other than the Earnings Component) or (ii) any portion of the Earnings Component if at the time such Restricted Payment pursuant to this clause (ii) is made, no Event of Default shall have occurred and be continuing; and

(m) Borrower may make Restricted Payments in an aggregate amount not to exceed, at the time of such Restricted Payment (and after giving effect thereto), the greater of (i) $20,000,000 and (ii) 32.5% of Consolidated Adjusted EBITDA.

For purposes of determining compliance with this Section 6.5, (A) Restricted Payments need not be permitted solely by reference to one category of permitted Restricted Payments described in Section 6.5(a) through (l) but may be permitted in part under any combination thereof and (B) in the event that a Restricted Payment (or any portion thereof) meets the criteria of one or more of the categories of permitted Restricted Payments described in Sections 6.5(a) through (l), Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Restricted Payment (or any portion thereof) in any manner that complies with this Section 6.5 and will only be required to include the amount and type of such Restricted Payment (or any portion thereof) in one of the above clauses and such Restricted Payment shall be treated as having been made or existing pursuant to only one of such clauses.

Notwithstanding the foregoing, during the Restricted Period, the Borrower shall not, and shall not permit any Restricted Subsidiary to, make any Restricted Payment pursuant to Section 6.5(a)(8) (except to the extent consisting of reimbursement of reasonable out-of-pocket costs and expenses of the Sponsor attributable to the Borrower and its Subsidiaries in an amount not to exceed $100,000 in the aggregate), 6.5(b), 6.5(e), 6.5(h), 6.5(k), 6.5(l) or 6.5(m), or any Restricted Payment pursuant to Section 6.5(c) that is a monitoring, consulting, management, transaction, advisory, termination or similar fee payable to the Sponsor or any Sponsor Affiliate, in each case without the written consent of the Requisite Class Lenders for the Revolving Commitments.

In addition, notwithstanding the foregoing, after the Incremental Amendment No. 3 Effective Date and until such time as the 2020 Incremental Term Loans have been repaid in full and any 2020 Incremental Term Loan Commitments have been terminated, the Borrower shall not and shall not permit any Restricted Subsidiary to, make any Restricted Payment pursuant to Section 6.5(a)(8) (except to the extent consisting of reimbursement of reasonable out-of-pocket costs and expenses of the Sponsor attributable to the Borrower and its Subsidiaries in an amount not to exceed $100,000 per year), 6.5(b), 6.5(e), 6.5(h), 6.5(k), 6.5(l) or 6.5(m), or any Restricted Payment pursuant to Section 6.5(c) that is a monitoring, consulting, management, transaction, advisory, termination or similar fee payable to the Sponsor or any Sponsor Affiliate, in each case, without the prior written consent of the Requisite Class Lenders for the 2020 Incremental Term Loans; provided that, after January 1, 2021, the Borrower may pay or make

Restricted Payments to the extent necessary to permit any Parent Entity to pay monitoring, consulting, management, transaction, advisory, termination or similar fees payable to the Sponsor or any Sponsor Affiliate so long as Consolidated Adjusted EBITDA (calculated for the preceding six-month period most recently ended prior to such payment and multiplied by two and evidenced by a certificate of an Authorized Officer of Borrower) is greater than or equal to $40,000,000.

6.6 Transactions with Affiliates.

(a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates in a transaction involving consideration in excess of $10,000,000 for such transaction, unless such transaction is (i) otherwise expressly permitted (or required) with such Affiliates or holders under this Agreement or (ii) upon terms that are not materially less favorable to Borrower or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate.

(b) The foregoing clause (a) shall not prohibit, to the extent otherwise permitted under this Agreement:

(1) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of Borrower;

(2) loans (or cancellation of loans) or advances to employees or consultants of any Parent Entity, Borrower or any Restricted Subsidiary in accordance with Section 6.3(e);

(3) transactions among Borrower and any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction (including via merger, amalgamation or consolidation in which a Restricted Subsidiary is the surviving entity) not prohibited by this Agreement;

(4) the payment of fees, benefits and out-of-pocket costs and indemnities to directors, officers, consultants and employees of any Parent Entity, Borrower and the Restricted Subsidiaries;

(5) the Transactions and other transactions pursuant to the agreements and arrangements in existence on the Closing Date and set forth on Schedule 6.6(b) or any amendment thereto or a substantially similar transaction or arrangement to the extent such amendment or substantially similar transaction or arrangement is not adverse to the Lenders in any material respect;

(6) (A) any employment or consulting agreements entered into by Borrower or any of the Restricted Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, consultants, officers or directors, and (C) any employee or consultant compensation, indemnification arrangement, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees or consultants, and any reasonable employment or consulting contract and transactions pursuant thereto;

(7) Restricted Payments permitted under Section 6.5, including payments to any Parent Entity;

(8) any purchase of Equity Interests of Borrower or any contribution to the equity capital of Borrower;

(9) payments by Borrower or any of the subsidiaries to a Permitted Holder or any Affiliate or family member thereof made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with financings, acquisitions or divestitures (in each case, whether or not consummated);

(10) transactions with subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business;

(11) any transaction in respect of which Borrower delivers to the Administrative Agent a letter addressed to the Board of Directors of Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing in the United States, which letter states that (A) such transaction is on terms that are no less favorable to Borrower or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (B) is fair, from a financial point of view, to Borrower or such Restricted Subsidiary;

(12) subject to clause (14) below, the payment of all fees, expenses, bonuses and awards related to the Transactions, or as set forth on Schedule 6.6(b);

(13) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement and upon terms no less favorable to Borrower or the Restricted Subsidiaries than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate (as determined by Borrower in good faith);

(14) transactions between Borrower or any of the subsidiaries and any person, a director of which is also a director of Borrower or any Parent Entity;

(15) transactions with a joint venture, partnership, limited liability company or other entity in the ordinary course of business that would be deemed an Affiliate transaction under Section 6.6(a) solely because Borrower or any Restricted Subsidiary owns Equity Interests in such joint venture, partnership, limited liability company or other entity;

(16) transactions permitted by, and complying with, the provisions of Section 6.4;

(17) transactions pursuant to any Permitted Receivables Financing;

(18) (i) any deferred fees (to the extent such fees were within such amount in clause (i) above originally), plus (ii) payments to the Sponsor and its Affiliates for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures (in each case whether or not consummated) plus (iii) reimbursement of the Sponsor’s out-of-pocket expenses and indemnification obligations, plus (iv) as long as no Event of Default has occurred and is continuing, in the event of a Qualified IPO, the present value of all future amounts payable pursuant to any agreement referred to above in connection with the termination of such agreement with the Permitted Holder and its Affiliates; provided that, if any such payment pursuant to clause (iv) is not permitted to be paid as a result of an Event of Default, such payment shall accrue and may be payable when no Events of Default are continuing to the extent that no further Event of Default would result therefrom;

(19) intercompany transactions for the purpose of improving the consolidated tax efficiency of Borrower and its subsidiaries and not for the purpose of circumventing any of the covenants and restrictions hereunder; and

(20) (i) payments by Borrower and any of its Restricted Subsidiaries pursuant to any tax sharing agreements among Borrower and any of its Restricted Subsidiaries on customary terms that require each party to make payments when taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party and (ii) payments by any Parent Entity, Borrower or any of its Restricted Subsidiaries pursuant to any tax sharing agreements among such Parent Entity, Borrower and any of its Restricted Subsidiaries on customary terms that require each party to make payments when taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis, and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party.

6.7 Business of Borrower and Its Restricted Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than:

(a) in the case of Borrower or any Restricted Subsidiary, (x) any business or business activity conducted by any of them on the Closing Date and any business or business activities incidental or related thereto, or any business or business activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto, including the consummation of the Transactions (as determined by Borrower in good faith) and (y) such other business or business activity as may be consented to by either the Administrative Agent or the Requisite Lenders from time to time, such consent not to be unreasonably withheld, delayed or conditioned; and

(b) in the case of a Special Purpose Receivables Subsidiary, Permitted Receivables Financings.

6.8 Limitation on Modifications and Payments of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Etc.

(a)

(1) Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness of Borrower or any Restricted Subsidiary that is expressly subordinate to the Obligations (“Junior Financing”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing except for (i) Refinancing Indebtedness, (ii) payments of regularly scheduled interest, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of any Junior Financing, (iii) payments or distributions in respect of all or any portion of the Junior Financing with the proceeds contributed to Borrower or any Restricted Subsidiary by Borrower or any Parent Entity from the issuance, sale or exchange by Borrower (or any Parent Entity) of Equity Interests or any contributions to such Parent Entity made within 18 months prior thereto, (iv) the conversion of any Junior Financing to Equity Interests of Borrower or any of its direct or indirect parents and (v) so long as no Event of Default has occurred and is continuing or would result therefrom, payments or distributions in respect of Junior Financings prior to their scheduled maturity (1) in an aggregate amount not to exceed the greater of (x) $15,000,000 and (y) 25.0% of Consolidated Adjusted EBITDA, (2) out of amounts available to make Restricted Payments under Section 6.5(k), (3) in respect of any mandatory prepayments declined by the Lenders under the Term Loan and (vi) payments or distributions in respect of Junior Financings prior to their scheduled maturity (1) using any portion of the Cumulative Credit (other than the Earnings Component) or (2) using any portion of the Earnings Component if at the time such payment or distribution pursuant to this clause is made, no Event of Default shall have occurred and be continuing and after giving effect to such Restricted Payments on a Pro Forma Basis and (3) in an unlimited amount so long as the Total Net Leverage Ratio on a Pro Forma Basis for the Fiscal Quarter immediately preceding the making of such payments shall be less than or equal to 3.70:1.00; or

(2) Amend or modify, or permit the amendment or modification of, any provision of any Junior Financing (or any Refinancing Indebtedness in respect thereof) or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (a) do not affect the subordination or payment provisions thereof (if any) in a manner materially adverse to the Lenders (as determined conclusively by Borrower and evidenced by a certificate of an Authorized Officer of Borrower) or (b) otherwise comply with the definition of “Refinancing Indebtedness”.

(b) Enter into, or permit any Restricted Subsidiary to enter into, any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances by such Restricted Subsidiary to Borrower or any other Restricted Subsidiary that is a direct or indirect parent of such Restricted Subsidiary or (ii) the granting, perfection or enforcement of Liens by such Restricted Subsidiary or Borrower pursuant to the Collateral Documents in respect of the Loans, in each case other than those arising under any Credit Document, except, in each case, restrictions existing by reason of:

(A) restrictions imposed by applicable law;

(B) contractual encumbrances or restrictions (i) in effect on the Closing Date, (ii) on the granting of Liens pursuant to documentation governing Indebtedness incurred in compliance with Section 6.1 on terms that are consistent with, or not materially more restrictive, taken as a whole, than, the restrictions set forth herein or otherwise consistent with market terms at the time such Indebtedness is incurred (as determined conclusively by Borrower and evidenced by a certificate of an Authorized Officer of Borrower), or (iii) pursuant to documentation related to any permitted renewal, extension or refinancing of any Indebtedness existing on the Closing Date that does not expand the scope of any such encumbrance or restriction (as determined conclusively by Borrower and evidenced by a certificate of an Authorized Officer of Borrower);

(C) any restriction on a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(D) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(E) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement (other than Indebtedness secured by second-priority Liens on the Collateral) to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F) customary provisions contained in leases or licenses of Intellectual Property Rights and other similar agreements entered into in the ordinary course of business;

(G) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(I) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.4 pending the consummation of such sale, transfer, lease or other disposition;

(J) any agreement in effect at the time such subsidiary becomes a Restricted Subsidiary;

(K) customary net worth provisions contained in real property leases entered into by Borrower or its Restricted Subsidiaries, so long as Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of Borrower and its Restricted Subsidiaries to meet their ongoing obligations;

(L) restrictions in agreements representing Indebtedness permitted under Section 6.1 of a subsidiary of Borrower that is not a Credit Party;

(M) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(N) restrictions contained in any Permitted Receivables Document with respect to any Special Purpose Receivables Subsidiary;

(O) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.1 or Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained herein; or

(P) any encumbrances or restrictions of the type referred to in Sections 6.8(b)(i) and 6.8(b)(ii) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (O) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Borrower, not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

(c) Except as permitted by Section 6.4, amend the Organizational Documents of Borrower in a manner that is materially adverse to the interests of the Lenders without the consent of the Requisite Lenders.

6.9 Fiscal Year. Permit its fiscal year to end on any date other than the Sunday closest to December 31 in each year without the prior consent of the Administrative Agent (such consent not to be unreasonably conditioned, withheld or delayed).

6.10 Financial Maintenance Covenants.

(a) Other than during the Covenant Waiver Period, upon the occurrence and during the continuance of a Covenant Trigger Event, Borrower shall maintain a Total Net Leverage Ratio of not greater than 7.25:1.00 for the most recent period of four consecutive Fiscal Quarters for which financial statements have been delivered pursuant to Section 5.4. Other than during the Covenant Waiver Period, commencing on the last day of the first full Fiscal Quarter ending after the Closing Date, the Financial Maintenance Covenant set forth in this Section 6.10(a) shall be tested following a Covenant Trigger Event, and for so long as such Covenant Trigger Event is continuing as of the last day of the most recent Fiscal Quarter covered by such financial statements, upon the delivery of each set of financial statements pursuant to Section 5.4 after (and for so long as) such Covenant Trigger Event has been triggered.

(b) As of (i) the last day of any fiscal month and (ii) any date on which a Revolving Loan is made (other than any continuation or conversion), immediately after giving pro forma effect to the incurrence and use of proceeds thereof, in each case during the Restricted Period, the Borrower and its Restricted Subsidiaries shall maintain Liquidity of no less than $8,000,000. Within five (5) Business Days after the end of each fiscal month, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower is in compliance with this Section 6.10(b) and setting forth reasonably detailed calculations of Liquidity as of the end of such fiscal month (it being understood and agreed that such calculations shall be based on the Borrower’s treasury system, which is reasonably believed by the Borrower in good faith to be accurate in all material respects).

6.11 Transfers of Intellectual Property. After the Incremental Amendment No. 3 Effective Date and until such time as the 2020 Incremental Term Loans have been repaid in full and any 2020 Incremental Term Loan Commitments have been terminated, the Borrower shall not and shall not permit any Restricted Subsidiary to, transfer, sell or otherwise dispose of any Intellectual Property that is material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole to any Person that is not a Restricted Subsidiary without the prior written consent of the Requisite Class Lenders for the 2020 Incremental Term Loans.

Section 6A. HOLDINGS NEGATIVE COVENANT

6A.1 Holdings Negative Covenant. Holdings shall not conduct, transact or otherwise engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests of Borrower, including payment of dividends and other amounts in respect of its Equity Interests; (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Credit Documents, any Refinancing Loans, Refinancing Equivalent Debt, Incremental Loans, Incremental Equivalent Debt and any Indebtedness otherwise permitted to be incurred by Borrower or any of its Restricted Subsidiaries hereunder (including under any guaranty in respect of any such Indebtedness) and any management agreement entered into with a Sponsor or an Affiliate of Sponsor, which management agreement has terms reasonably consistent with the terms of similar agreements entered into by financial sponsors and portfolio companies at the time such management agreement is entered into, (iv) any public offering of its common stock or any other issuance or sale of its Equity Interests and related activities to becoming and maintaining any requirements as a public reporting company or registrant with the SEC or any other securities regulatory authorities, and any redemption or repurchase thereof, (v) the issuance of securities, payment of dividends, making contributions to the capital of Borrower and guaranteeing the obligations of Borrower and its Restricted Subsidiaries to the extent not prohibited under this Agreement (vi) participating in tax, accounting and other administrative matters (x) as a member of Borrower, (y) as a member of any unitary, combined or similar group including Holdings and Borrower, or (z) with respect to its own business and activities, (vii) holding any cash or property (but not operate any property) received in connection with permitted Restricted Payments pending application of the proceeds thereof and (viii) providing indemnification to officers and directors.

SECTION 7. GUARANTY

7.1 Guaranty of the Obligations. Subject to the provisions of Section 7.2, the Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations of Borrower, when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any equivalent provision in any applicable jurisdiction) (each, a “Guaranteed Obligation” and, collectively, the “Guaranteed Obligations”).

7.2 Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its

Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third-party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3 Payment by Guarantors. Subject to Section 7.2, the Guarantors, as applicable, hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the applicable Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any equivalent provision in any applicable jurisdiction), the Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all applicable Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code or other similar legislation in any jurisdiction, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other applicable Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the applicable Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor, whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the applicable Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the applicable Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the applicable Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the applicable Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the applicable Guaranteed Obligations;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the applicable Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the applicable Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the applicable Guaranteed Obligations and take and hold security for the payment hereof or the applicable Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the applicable Guaranteed Obligations, any other guaranties of the applicable Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the applicable Guaranteed Obligations;

(v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the applicable Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Credit Party or any security for the applicable Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or any Hedge Agreements; and

(f) this Guaranty and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the applicable Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Hedge Agreements, at law, in equity or otherwise) with respect to the applicable Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the applicable Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the applicable Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the applicable Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the applicable Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the applicable Guaranteed Obligations) to the payment of indebtedness other than the applicable Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the applicable Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its subsidiaries and to any corresponding restructuring of the applicable Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the applicable Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the applicable Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the applicable Guaranteed Obligations.

7.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the applicable Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Credit Party or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the applicable Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other applicable Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the applicable Guaranteed Obligations, except behavior which amounts to bad faith; (e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the applicable Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6 Guarantors’ Rights of Subrogation, Contribution, Etc. Until the applicable Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the applicable Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the applicable Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired (without any pending drawing) or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the applicable Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all applicable Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the applicable Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7 Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the applicable Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the applicable Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the applicable Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired (without any pending drawing) or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any applicable Guaranteed Obligations.

7.9 Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10 Financial Condition of Borrower. Any Credit Extension may be made to Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the applicable Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

7.11 Bankruptcy, Etc.

(a) So long as any applicable Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the applicable Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the applicable Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the applicable Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the applicable Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the applicable Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such applicable Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors to pay Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the applicable Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute applicable Guaranteed Obligations for all purposes hereunder.

7.12 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.12, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount); provided, that for the avoidance of doubt, any Foreign Subsidiary and any Foreign Subsidiary Holding Company shall not make any contribution in support of any Obligations of Borrower. The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Guaranteed Obligations have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired (without any pending drawing) or have been cancelled or Cash Collateralized with at least 102% coverage. Each Qualified ECP Guarantor intends that this Section 7.12 constitute, and this Section 7.12 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 8. EVENTS OF DEFAULT

8.1 Events of Default. If any one or more of the following conditions or events shall occur:

(a) any representation or warranty made or deemed made by any Credit Party in any Credit Document, or any representation, warranty or certification contained in any certificate furnished by Borrower or any other Credit Party in connection with or pursuant to any Credit Document, shall prove to have been false in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof, at a date fixed for prepayment thereof, by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Credit Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d) (i) default shall be made in the due observance or performance by Holdings of the covenant contained in Section 6A or by Borrower or any of its Restricted Subsidiaries of any covenant contained in Section 5.1(a) (solely with respect to Borrower), Section 5.5(a) or Section 6 or (ii) default shall be made in the due observance or performance by any Credit Party of any covenant, condition or agreement contained in any

Credit Document (other than any default specified in clause (b) or (c) above or clause (d)(i) above), and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to Borrower;

(e) (i) Holdings, Borrower or any Restricted Subsidiary shall fail to pay when due any principal of or interest on any Material Indebtedness, in each case giving effect to any grace or cure period, or (ii) any event or condition shall occur that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (e) shall not apply to (x) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, (y) any Indebtedness that becomes due pursuant to customary prepayment or redemption provisions solely as a result of a voluntary sale or transfer of property or assets or (z) any Indebtedness that becomes due solely as a result of a refinancing thereof permitted by this Agreement;

(f) there shall have occurred a Change of Control;

(g) (i) an involuntary case or proceeding shall be commenced or an involuntary petition shall be filed (including the filing of a notice of intention in respect thereof) relating to (A) the liquidation, reorganization, winding-up, dissolution or suspension of general operations or other relief in respect of Borrower or any Material Subsidiary, or of a substantial part of the property or assets of Borrower or any Material Subsidiary under any Debtor Relief Law, (B) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, interim receiver, receiver and manager, trustee, custodian, sequestrator, conservator or similar official for Borrower or any Material Subsidiary, or for a substantial part of the property or assets of Borrower or any Material Subsidiary; or (C) the winding-up or liquidation of Borrower or any Material Subsidiary (except, in the case of any Material Subsidiary, in a transaction permitted by Section 6.4); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition or application or its shareholders shall pass a resolution seeking liquidation, winding-up, reorganization or other relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, interim receiver, receiver and manager, receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of Borrower or any of the Material Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(i) Borrower or any Restricted Subsidiary shall fail to pay one or more final and non-appealable judgments aggregating in excess of $30,000,000 (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 60 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Borrower or any Restricted Subsidiary to enforce any such judgment;

(j) (i) a trustee shall be appointed by a U.S. district court to administer any Pension Plan, (ii) an ERISA Event or ERISA Events shall have occurred or (3) Borrower or any of its subsidiaries shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan; and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(k) (i) any Credit Document shall for any reason be asserted in writing by any Credit Party not to be a legal, valid and binding obligation of such party thereto, (ii) any security interest purported to be created by any Collateral Document and to extend to a material portion of the Collateral of the Credit Parties on a consolidated basis shall cease to be, or shall be asserted in writing by Borrower or any other Credit Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Collateral Document and subject to such limitations and restrictions as are set forth herein and therein) in the Collateral covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the applicable Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Pledge and Security Agreement or to file UCC continuation statements or similar filings in other jurisdictions and except to the extent that such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, or (iii) the guarantees pursuant to the Collateral Documents by Holdings or any other Credit Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by any Credit Party not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof);

then, except as provided below with respect to a Financial Covenant Default, (i) in every such event (other than an event with respect to Borrower described in clause (g) or (h) of this Section 8.1), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Requisite Lenders, shall, by notice to Borrower, take any or all of the following actions, at the same or different times: (A) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of Borrower accrued hereunder and under any other Credit Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any other Credit Document to the contrary notwithstanding; (B) declare Commitments of each

Lender and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated; (C) require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and (D) exercise all rights and remedies granted to it under any Credit Document and all of its rights under any other applicable law or in equity, and (ii) in any event with respect to Borrower described in clause (g) or (h) of this Section 8.1, the principal of the Loans then outstanding, together with accrued interest thereon , the 2020 Incremental Prepayment Premium and any unpaid accrued fees and all other liabilities of Borrower accrued hereunder and under any other Credit Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any other Credit Document to the contrary notwithstanding. Upon the occurrence of a failure by Borrower to comply with the requirements of any Financial Maintenance Covenant (a “Financial Covenant Default”), the Requisite Class Lenders with respect to the Revolving Loans may (i) with respect to a Financial Covenant Default under the Financial ~~Maintenace~~Maintenance Covenant set forth in Section 6.10(a), on the date that is ten (10) Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.4(a) or (b) and only if such Financial Covenant Default has not been cured pursuant to Section 8.2 and (ii) with respect to a Financial Covenant Default under the Financial ~~Maintenace~~Maintenance Covenant set forth in Section 6.10(b), immediately, in each case either (x) terminate the Revolving Commitments and/or (y) take the actions specified in this Section 8.1 in respect of the Revolving Commitments and the Revolving Loans; provided that, solely with respect to a Financial Covenant Default under the Financial ~~Maintenace~~Maintenance Covenant set forth in Section 6.10(a), until the tenth Business Day following the date the applicable financial statements are to be delivered, neither the Administrative Agent, the Collateral Agent nor any Lender shall exercise the right (or have the right) to accelerate the Loans, terminate the Commitments, foreclose on or take possession of the Collateral or take or have the right to take any other remedy under the Credit Documents on the basis of such Financial Covenant Default. In respect of a Financial Covenant Default that is continuing, the Requisite Lenders may take the actions specified in this Section 8.1 on the date that is 30 days after the first date on which the Requisite Class Lenders with respect to the Revolving Loan would be entitled to terminate the Revolving Loans and accelerate all Obligations in respect of the Revolving Loans and only if the Requisite Class Lenders with respect to the Revolving Loans have actually accelerated such Revolving Loans; provided, however, that the Requisite Lenders may not take such actions if either (A) the Revolving Loans have been repaid in full (other than contingent indemnification and reimbursement obligations for which no claim has been made), no Letters of Credit are outstanding (unless Cash Collateralized) or unreimbursed and the Revolving Commitments have been terminated or (B) the Financial Covenant Default has been waived by the Requisite Class Lenders with respect to the Revolving Loans or such Requisite Class Lenders have not actually terminated the Revolving Commitments or taken the actions specified in this Section 8.1 in respect of the Revolving Commitments and the Revolving Loans. Notwithstanding anything herein to the contrary, the 2020 Incremental Prepayment Premium shall become immediately due and payable in the event the 2020 Initial Incremental Term Loans or funded 2020 Delayed Draw Incremental Term Loans are accelerated upon or following an Event of Default (including any automatic acceleration resulting from the commencement of a bankruptcy or other insolvency proceeding in accordance with Sections 8.1(g) and (h) and the last paragraph of Section 8.1), as if the outstanding 2020 Incremental Term Loans had been optionally prepaid on the date of such acceleration.

8.2 Right to Cure. Notwithstanding anything to the contrary contained in Section 8.1, for purposes of determining whether a Financial Covenant Default under the Financial Maintenance Covenant set forth in Section 6.10(a) has occurred, any equity contribution (in the form of common or preferred equity, and to the extent such equity is Disqualified Stock, the terms of such Disqualified Stock must be reasonably acceptable to the Administrative Agent) made to Borrower after the last day of any Fiscal Quarter and on or prior to the day that is 10 Business Days after the day on which financial statements are required to be delivered for that Fiscal Quarter will, at the request of Borrower, be included as an addition in the calculation of Consolidated Adjusted EBITDA solely for the purposes of calculating the Financial Maintenance Covenant set forth in Section 6.10(a) on a Pro Forma Basis at the end of such Fiscal Quarter and any subsequent period that includes such Fiscal Quarter (any such equity contribution, a “Specified Equity Contribution”); provided that, (a) Borrower shall not be permitted to so request that a Specified Equity Contribution be included as an addition in the calculation of Consolidated Adjusted EBITDA with respect to any Fiscal Quarter unless, after giving effect to such requested Specified Equity Contribution, (x) there will be a period of at least two (2) consecutive Fiscal Quarters in the Relevant Four Fiscal Quarter Period in which no Specified Equity Contribution has been made, and (y) there have been no more than five (5) Fiscal Quarters in which a Specified Equity Contribution has been made, (b) the amount of any Specified Equity Contribution and the use of proceeds therefrom will be no greater than the amount required to cause the Total Net Leverage Ratio on a Pro Forma Basis to be in compliance with Section 6.10(a) and (c) all Specified Equity Contributions and the use of proceeds therefrom will be disregarded for all other purposes under the Credit Documents (including calculating Consolidated Adjusted EBITDA for purposes of determining basket levels, Applicable Margin and other items governed by reference to Consolidated Adjusted EBITDA and calculating the Cumulative Credit and Liquidity). To the extent that the proceeds of the Specified Equity Contribution are used to repay Indebtedness, such Indebtedness shall not be deemed to have been repaid for purposes of calculating the Total Net Leverage Ratio on a Pro Forma Basis set forth in Section 6.10(a) for the Relevant Four Fiscal Quarter Period. For purposes of this Section 8.2, the term “Relevant Four Fiscal Quarter Period” means, with respect to any requested Specified Equity Contribution, the four consecutive Fiscal Quarter period ending on (and including) the Fiscal Quarter in which Consolidated Adjusted EBITDA will be increased as a result of such Specified Equity Contribution.

SECTION 9. AGENTS

9.1 Authorization and Action. Each Lender and each L/C Issuer (in its capacity as such and on behalf of itself and its Affiliates as potential Lender Counterparties) hereby irrevocably appoints Credit Suisse to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents, as applicable, for the benefit of the Secured Parties, and hereby irrevocably appoints Credit Suisse to act on its behalf as the Collateral Agent hereunder and under the other Credit Documents, as applicable, for the benefit of the Secured Parties, and each such Lender and each such L/C Issuer irrevocably authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Credit Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Credit Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or, if required hereby, all Lenders), and such instructions shall be binding upon all Lenders, all L/C Issuers and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Without any further consent of the Lenders or the L/C Issuers, the Agents shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any Intercreditor Agreement or any amendment (or amendment and restatement) to the Collateral Documents.

9.2 Agent’s Reliance, Etc. Neither Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation to the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment Agreement entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of the Collateral Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment Agreement, in each case as provided in Section 10.4; (b) may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Secured Party and shall not be responsible to any Secured Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Credit Document on the part of any Credit Party or the existence at any time of any Default under the Credit Documents or to inspect the property (including the books and records) of any Credit Party, and shall be deemed to have no knowledge of any Default or Event of Default unless such Agent shall have received notice thereof in writing from a Lender or a Credit Party stating that a Default or Event of Default has occurred and specifying the nature thereof; (e) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Credit Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, electronic mail or Internet or intranet posting or other distribution) believed by it to be genuine and signed or sent by the proper party or parties. Without limitation on any other provision hereof, neither Agent shall be deemed to have notice or knowledge of an Event of Default unless written notice thereof has been received from Borrower or any Lender.

9.3 Credit Suisse and Its Affiliates. With respect to its Commitments, the Loans made by it and the Notes issued to it, if any, Credit Suisse shall have the same rights and powers under the Credit Documents as any other Lender or other Secured Party and may exercise the same as though it were not an Agent; and each of the terms “Lender” and “Secured Party” shall, unless otherwise expressly indicated, include Credit Suisse in its individual capacity. Credit Suisse and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Credit Party, any subsidiaries of any Credit Party and any Person that may do business with or own securities of any Credit Party or any such subsidiary, all as if Credit Suisse was not an Agent and without any duty to account therefor to the Lenders or any other Secured Party. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Credit Party or any subsidiaries of any Credit Party to the extent such information was obtained or received in any capacity other than as such Agent.

9.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 5.4 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

9.5 Indemnification of Agents.

(a) Each Lender severally agrees to indemnify each Agent or any Related Party (in each case, to the extent not reimbursed by Borrower) from and against such Lender’s Pro Rata Share (to be determined on the basis of the sum of (i) the Outstanding Amount of all Loans outstanding at such time and (ii) the Outstanding Amount of all L/C Obligations outstanding at such time) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits or other proceedings, reasonable and documented out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent, any L/C Issuer or any Related Party in any way relating to or arising out of the Credit Documents or any action taken or omitted by such Agent, any L/C Issuer or any Related Party under the Credit Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits or other proceedings, costs, expenses or disbursements resulting from such Agent’s, any L/C Issuer’s or any Related Party’s gross negligence, bad faith or willful misconduct or a material breach of the obligations of such Agent, L/C Issuer or any Related Party as found in a final non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse each Agent, each L/C Issuer or any Related Party promptly upon demand for its Pro Rata Share of any costs and expenses (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) (including, without limitation, reasonable fees and expenses of counsel) payable by Borrower under Section 10.5, to the extent that such Agent, each L/C Issuer or any Related Party is not promptly reimbursed for such costs and expenses by Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 9.5 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. The obligations of the Lenders under this clause (a) are subject to the provisions of Section 2.1(a).

(b) The failure of any Lender to reimburse any Agent, each L/C Issuer or any Related Party, as the case may be, promptly upon demand for its Pro Rata Share of any amount required to be paid by the Lenders to such Agent, any L/C Issuer or any Related Party, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent, any L/C Issuer or Related Party, as the case may be, for its Pro Rata Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent, any L/C Issuer or Related Party, as the case may be, for such other Lender’s Pro Rata Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 9.5 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Credit Documents.

9.6 Successor Agents. Any Agent may resign or, if it or its controlling affiliate thereof is subject to a Distress Event, be removed by Borrower or the Requisite Lenders, in each case, at any time by giving ten days’ written notice thereof to the Lenders and Borrower. Upon any such resignation or removal as Administrative Agent, the Requisite Lenders shall have the right to appoint a successor Agent that is not a Disqualified Person which successor Agent (unless an Event of Default under Section 8.1(b), 8.1(c), 8.1(g) or 8.1(h) has occurred and is continuing at the time of such appointment), shall be subject to approval by Borrower (which approval shall not be unreasonably withheld if such successor Agent is a commercial bank with a combined capital and surplus of at least $5,000,000,000 and otherwise may be withheld in Borrower’s sole discretion). If no successor Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent that is not a Disqualified Person, subject to approval by Borrower in accordance with the preceding sentence. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Requisite Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Credit Documents; provided that Borrower shall have no obligation to pay any fee to any successor Agent that is greater than or in addition to the fees payable to the Administrative Agent on the Closing Date. If within 30 days after written notice is given of the retiring Agent’s resignation under this Section 9.6 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 30th day (a) the retiring Agent’s resignation shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Credit Documents and (c) the Requisite Lenders shall thereafter perform all duties of the retiring Agent under the Credit Documents until such time, if any, as the Requisite Lenders appoint a successor Agent that is not a Disqualified Person as provided above. After any retiring Agent’s resignation hereunder as Agent shall have become effective, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

9.7 Lead Arrangers Have No Liability. It is understood and agreed that the Lead Arrangers shall not have any duties, responsibilities or liabilities under or in respect of this Agreement whatsoever.

9.8 Administrative Agent May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Agents and the other Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Agents and the other Secured Parties and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 2.3(j), 2.9 and 10.5) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under Section 2.9 and Section 10.5.

(b) Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any other Secured Party or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any other Secured Party in any such proceeding.

9.9 Collateral and Guaranty Matters.

(a) The Lenders and the L/C Issuer irrevocably authorize the Collateral Agent and the Administrative Agent, at their option and in their discretion:

(i) to release any Lien on any property granted to or held by the Collateral Agent under any Credit Document (A) upon termination of the aggregate Commitments and payment in full of all Obligations, including all obligations under all Hedge Agreements, and the expiration or termination of all Letters of Credit, (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Credit Document, or (C) subject to Section 10.8, if approved, authorized or ratified in writing by the Requisite Lenders;

(ii) to release any Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; and

(iii) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 6.2(j).

(b) Upon request by the Administrative Agent or the Collateral Agent at any time, the Requisite Lenders (or, if necessary, all Lenders) will confirm in writing the authority of the Agents to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the applicable Guaranty pursuant to this Section 9.9. In each case as specified in this Section 9.9, the Administrative Agent and the Collateral Agent will, at Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the applicable Guaranty, in each case in accordance with the terms of the Credit Documents and this Section 9.9.

9.10 Withholding. To the extent required by any applicable law, any Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding Tax applicable to such payment. If the Internal Revenue Service or any other Governmental Authority asserts a claim that an Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason, or an Administrative Agent has paid over to the Internal Revenue Service’s applicable withholding Tax relating to a payment to a Lender but no deduction has been made from such payment, such Lender shall indemnify such Administrative Agent fully for all amounts paid, directly or indirectly, by such Administrative Agent as Tax or otherwise, including any penalties or interest and together with any and all expenses incurred, unless such amounts have been indemnified by any Credit Party or the relevant Lender. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 9.10. Each party’s obligations under this

Section 9.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

9.11 Intercreditor Agreements. Each Lender (in its capacity as such and on behalf of itself and its Affiliates as Lender Counterparties) hereunder (x) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements and (y) authorizes and instructs Credit Suisse to enter into the Intercreditor Agreements as Collateral Agent on behalf of such Lender. The foregoing provisions are intended as an inducement to the Lenders hereunder to extend credit and such Lenders are intended third-party beneficiaries of such provisions and the provisions of the Intercreditor Agreements. Each Lender (in its capacity as such and on behalf of itself and its Affiliates as Lender Counterparties) hereby further agrees that (a) the Agents may, from time to time on and after the Closing Date, without any further consent of any Lender, enter into amendments to, amendments and restatements of, supplements to and/or replacements of any Intercreditor Agreement, and to enter into any other intercreditor agreement with the Collateral Agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral that is permitted under this Agreement, in each case, in order to effect the first-priority Liens on the Collateral and to provide for certain additional rights, obligations and limitations in respect of, any Liens required by the terms of this Agreement to be pari passu with or junior or senior to the Liens securing the Obligations with respect to part or all of the Collateral, which are, in each case, incurred in accordance with Section 6 of this Agreement, and to establish certain relative rights as between the holders of the Obligations and the holders of the Indebtedness secured by such Liens, v) the Agents may rely exclusively on a certificate of an Authorized Officer of Borrower as to whether any such Liens are permitted, and vi) such Intercreditor Agreements and any other intercreditor agreement referred to in the foregoing clause (a) entered into by the Agents shall be binding on the Secured Parties. Furthermore, each Lender (in its capacity as such and on behalf of itself and its Affiliates as Lender Counterparties) hereby authorizes the Agents to release or subordinate any Lien on any property granted to or held by the Agents under any Credit Document as provided in Section 10.18.

9.12 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Credit Party, that:

(i) none of the Administrative Agent or any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto);

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

As used in this Section 9.12, the following terms shall have the following meanings:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

SECTION 10. MISCELLANEOUS

10.1 Notices; Communications.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.1(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, in each case, as follows:

(i) if to any Credit Party or the Administrative Agent, to the address, facsimile number, e-mail address or telephone number specified for such person on Schedule 10.1; and

(ii) if to any other Lender, to the address, facsimile number, e-mail address or telephone number specified in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.1(b) shall be effective as provided in such Section 10.1(b).

(d) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(e) Documents required to be delivered pursuant to Section 5.4 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 10.17) and, if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents or provides a link thereto on its website on the internet at the website address listed on Schedule 10.1 or (ii) on which such documents are posted on Borrower’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the

Administrative Agent); provided that Borrower shall notify the Administrative Agent and each Lender (by facsimile or e-mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided, further, that, upon reasonable request by the Administrative Agent, Borrower shall also provide a hard copy to the Administrative Agent of any such document; provided, further, that any documents posted for which a link is provided after normal business hours for the recipient shall be deemed to have been given at the opening of business on the next Business Day for such recipient. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Credit Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

10.2 Survival of Agreement. All covenants, agreements, representations and warranties made by the Credit Parties herein, in the other Credit Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Lenders and the L/C Issuers and shall survive the making by the Lenders of the Loans, the execution and delivery of the Credit Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Obligation or any other amount payable under this Agreement or any other Credit Document is outstanding and unpaid and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Section 2.15, Section 2.16, Section 2.17, Section 2.19 and Section 10.5) shall survive the payment in full of the principal and interest hereunder and the termination of the Commitments or this Agreement.

10.3 Binding Effect. This Agreement shall become effective when it has been executed by Holdings, Borrower, the Guarantors and the Administrative Agent and when the Administrative Agent has received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, Borrower, the Guarantors, each Agent, each Lender and their respective permitted successors and assigns.

10.4 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.4. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (h) of this Section 10.4) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Credit Documents.

(b) (i) Subject to the conditions set forth in clause (b) and (c) of this Section 10.4, any Lender (in such capacity, an “Assignor”) may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement including all or a portion of its Commitments and the Loans at the time owing to it with the prior written consent of:

(ii) Borrower (not to be unreasonably withheld); provided that no consent of Borrower shall be required (1) for an assignment of Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (2) for an assignment of Revolving Loans or Revolving Commitments to a Lender or an Affiliate of a Lender, (3) for an assignment of the Loans in connection with initial syndication, or (4) if a Specified Event of Default has occurred and is continuing, for an assignment to any other person; provided, further, that such consent shall be deemed to have been given if Borrower has not responded within 10 Business Days after written notice by the Administrative Agent or the respective Assignor; provided, further, that the Borrower hereby consents to the assignment by Credit Suisse AG, Cayman Islands Branch of any or all of its rights and obligations in its capacity as 2020 Incremental Term Loan Lender, to any Persons previously disclosed to and agreed by the Borrower in writing, so long as such assignment is completed within 60 days of the Amendment No. 3 Effective Date;

(iii) the Administrative Agent (not to be unreasonably withheld, conditioned or delayed); provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(iv) the L/C Issuers (not to be unreasonably withheld, conditioned or delayed); provided that no consent of any L/C Issuer shall be required for an assignment of all or any portion of a Term Loan.

(c) Assignments shall be subject to the following additional conditions:

(i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the Assignor’s Commitments or Loans, the amount of the Commitments or Loans of the Assignor subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) in the case of an assignment of Term Loans, $1,000,000 and (y) in the case of an assignment of Revolving Loans or Revolving Commitments, $5,000,000, in each case, unless Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of Borrower shall be required if a Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Approved Funds shall be treated as one assignment for purposes of meeting the minimum assignment amount requirement), if any;

(ii) the Eligible Assignee of any Revolving Loans or Revolving Commitments shall be a bank or an Approved Fund that is managed by a bank;

(iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);

(iv) the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17;

(v) the Assignor shall deliver to the Administrative Agent any Note issued to it with respect to the assigned Loan;

(vi) the Assignor may only assign or otherwise transfer such rights or obligations so long as there will be at least two Lenders after doing so; and

(vii) the Administrative Agent and the Collateral Agent shall have carried out all “know your customer” or other similar checks which it is required to comply with in relation to the assignment to the Eligible Assignee.

For the purposes of this Section 10.4, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(d) Subject to acceptance and recording thereof pursuant to clause (f) of this Section 10.4, from and after the effective date specified in each Assignment Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the Assignor thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17 and Section 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (h) of this Section 10.4.

(e) The Administrative Agent, acting for this purpose as the Administrative Agent of Borrower, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and the Register. The entries in the Register shall be conclusive, and Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender (solely with respect to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice.

(f) Upon its receipt of a duly completed Assignment Agreement executed by an Assignor and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire (unless the Eligible Assignee shall already be a Lender hereunder), all applicable tax forms, any Note outstanding with respect to an assigned Loan, the processing and recordation fee referred to in clause (iii) of Section 10.4(c), the satisfaction of all “know your customer” checks referred to in clause (vii) of Section 10.4(c) and any written consent to such assignment required by clause (b) of this Section 10.4, the Administrative Agent promptly shall accept such Assignment Agreement and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (f).

(g) By executing and delivering an Assignment Agreement, the Assignor thereunder and the Eligible Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such Assignor warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the outstanding balances of its Loans and the L/C Exposure owing to it, in each case, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment Agreement; (ii) except as set forth in clause (i) above, such Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto, or the financial condition of Borrower or any subsidiary or the performance or observance by Borrower or any subsidiary of any of their respective obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (iii) the Eligible Assignee represents and warrants that it is legally authorized to enter into such Assignment Agreement; (iv) the Eligible Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.4, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (v) the Eligible Assignee will independently and without reliance upon the Administrative Agent or the Collateral Agent, such Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) the Eligible Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative

Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Eligible Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(h) Any Lender may, without the consent of Borrower or the Administrative Agent, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Credit Documents; provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 10.4(b) or clause (i), (ii), (iii) or (v) of the second proviso to Section 10.8(b) and (2) directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to Section 10.4(i), Borrower agrees that each Participant shall be entitled to the benefits of Section 2.15, Section 2.16 and Section 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(c) and (g) (it being understood that the documentation required under Section 2.17(c) and (g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 10.4. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.6 as though it were a Lender; provided that such Participant shall be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any person except (i) to Borrower or(ii) to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(i) A Participant shall not be entitled to receive any greater payment under Section 2.15, Section 2.16 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(j) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 10.4 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Eligible Assignee for such Lender as a party hereto.

(k) Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in clause (j) of this Section 10.4.

(l) [Reserved].

(m) If Borrower wishes to replace the Loans with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders, instead of prepaying the Loans to be replaced, to (i) require the Lenders to assign such Loans to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 10.8 (with such replacement, if applicable, being deemed to have been made pursuant to Section 10.8(d)). Pursuant to any such assignment, all Loans to be replaced shall be purchased at par (allocated among the Lenders in the same manner as would be required if such Loans were being optionally prepaid), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 10.5(b). By receiving such purchase price, the Lenders shall automatically be deemed to have assigned the Loans pursuant to the terms of the form of Assignment Agreement attached hereto as Exhibit E, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this clause (m) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(n) Notwithstanding the foregoing, no assignment may be made or participation sold to a Disqualified Person without the prior written consent of Borrower.

(o) Notwithstanding anything to the contrary contained herein, no Sponsor Affiliated Lender shall have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender at which representatives of Borrower are not then present, (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to this Agreement), (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Credit Documents in the absence, with respect to any such person, of the gross negligence, bad faith (including a material breach of obligations under the Credit Documents) or willful misconduct by such person and its primary Related Parties (as determined by a court of competent jurisdiction by final and nonappealable judgment) or (iv) receive advice of counsel to the Administrative Agent or the Lenders or challenge the Lenders’ attorney-client privilege.

(p) Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to any person who, after giving effect to such assignment, would be a Sponsor Affiliated Lender; provided that:

(i) such assignment shall be made pursuant to (A) an open market purchase (including, for the avoidance of doubt, any purchase made during the initial syndication of the Term Loans and privately negotiated transactions) on a non-pro rata basis or (B) a Dutch Auction open to all Lenders of the applicable Class on a pro rata basis;

(ii) in the case of an assignment to a Non-Sponsor Affiliated Institutional Lender, the assigning Lender and such Non-Sponsor Affiliated Institutional Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit H (a “Non-Sponsor Affiliated Institutional Lender Assignment Agreement”) in lieu of an Assignment Agreement;

(iii) in the case of an assignment to a Non-Sponsor Affiliated Institutional Lender, at the time of such assignment and after giving effect to such assignment, such persons shall not, in the aggregate, hold Term Loans (and participating interests in Term Loans) with an aggregate principal amount in excess of 25.0% of the Outstanding Amount of the Term Loans at such time; and

(iv) in the case of an assignment to a Non-Sponsor Affiliated Institutional Lender, the applicable assignor shall provide a customary “big boy” letter.

(q) To the extent not previously disclosed to the Administrative Agent, Borrower shall, upon reasonable request of the Administrative Agent (but not more frequently than once per calendar quarter), report to the Administrative Agent the amount and Class of Term Loans held by Non-Sponsor Affiliated Institutional Lenders and the identity of such holders. Notwithstanding the foregoing, any Sponsor Affiliated Lender shall be permitted to contribute any Term Loan so assigned to such Sponsor Affiliated

Lender pursuant to this Section 10.4(q) to Borrower or any of its subsidiaries for purposes of cancellation, which contribution may be made, subject to Section 6.6, in exchange for Equity Interests (other than Disqualified Stock) of any Parent Entity or Indebtedness of Borrower to the extent such Indebtedness is permitted to be incurred pursuant to Section 6.1 at such time; provided that any Term Loans so contributed shall be automatically and permanently canceled upon the effectiveness of such contribution and will thereafter no longer be outstanding for any purpose hereunder.

(r) Notwithstanding anything in Section 10.4 or the definition of “Requisite Lenders” to the contrary, for purposes of determining whether the Requisite Lenders, all affected Lenders or all Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Credit Document or any departure by any Credit Party therefrom, (ii) otherwise acted on any matter related to any Credit Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document (collectively, “Requisite Lender Consent Items”):

(A) a Non-Sponsor Affiliated Institutional Lender shall be deemed to have voted its interest as a Lender in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Non-Sponsor Affiliated Institutional Lenders, unless the result of such Requisite Lender Consent Item would reasonably be expected to deprive such Non-Sponsor Affiliated Institutional Lender of its pro rata share (compared to Lenders which are not Non-Sponsor Affiliated Institutional Lenders) of any payments to which such Non-Sponsor Affiliated Institutional Lender is entitled under the Credit Documents without such Non-Sponsor Affiliated Institutional Lender providing its consent or such Non-Sponsor Affiliated Institutional Lender is otherwise adversely affected thereby compared to Term Loan Lenders which are not Non-Sponsor Affiliated Institutional Lenders (in which case for purposes of such vote such Non-Sponsor Affiliated Institutional Lender shall have the same voting rights as other Term Loan Lenders which are not Non-Sponsor Affiliated Institutional Lenders); and

(B) Term Loans held by Sponsor Affiliated Institutional Lender may not account for more than 49.9% of the Term Loans of consenting Lenders included in determining whether the Requisite Lenders have consented to any action pursuant to Section 10.4.

(s) Additionally, the Credit Parties and each Non-Sponsor Affiliated Institutional Lender hereby agree that, and each Non-Sponsor Affiliated Institutional Lender Assignment Agreement by a Non-Sponsor Affiliated Institutional Lender shall provide a confirmation that, if a case under any Debtor Relief Law is commenced against any Credit Party, such Credit Party shall seek (and each Non-Sponsor Affiliated Institutional Lender shall consent) to provide that the vote of any Non-Sponsor Affiliated Institutional Lender (in its capacity as a Lender) with respect to any plan of reorganization of such Credit Party shall not be counted except that such Non-Sponsor Affiliated Institutional Lender’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Obligations or claims held by such Non-Sponsor Affiliated Institutional Lender in a manner that is less favorable to such Non-Sponsor Affiliated Lenders than the proposed treatment of the Term Loans or claims held by Lenders that are not Affiliates of Borrower.

(t) Notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to Borrower or any Restricted Subsidiary; provided that:

(i) the Assignor and the Purchasing Borrower Party purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent a Non-Sponsor Affiliated Institutional Lender Assignment Agreement in lieu of an Assignment Agreement;

(ii) such assignment shall be made pursuant to (A) an open market purchase (including, for the avoidance of doubt, any purchase made during the initial syndication of the Term Loans and privately negotiated transactions) on a non-pro rata basis or (B) a Dutch Auction open to all Lenders of the applicable Class on a pro rata basis;

(iii) any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder;

(iv) immediately after giving effect to any such purchase, no Default or Event of Default shall exist;

(v) the applicable Purchasing Borrower Party shall in the relevant offer document delivered by it with respect to such Dutch Auction and at the time of consummation of any purchase of Term Loans pursuant thereto affirm the representation that it is not in possession of any material non-public information;

(vi) the aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased pursuant to this Section 10.4(t) and each principal repayment installment with respect to the Term Loans of such Class shall be reduced pro rata by the aggregate principal amount of Term Loans purchased; and

(vii) no proceeds from Revolving Loans shall be used to consummate any such purchase.

10.5 Expenses; Indemnity.

(a) Borrower agrees to pay all reasonable, documented and invoiced out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent, the Collateral Agent, each L/C Issuer and each Lead Arranger in connection with the preparation of this Agreement and the other Credit Documents, or by the Administrative Agent (and in the case of enforcement of this Agreement, the Lenders and L/C Issuers) in connection with the preparation, execution and delivery, amendment, modification, waiver or enforcement of this Agreement or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated), including the reasonable, documented and invoiced fees, charges and disbursements of one primary outside counsel for the Administrative Agent, the Collateral Agent and the Lead Arrangers (and in the case of enforcement of this Agreement, the Lenders and L/C Issuers), one firm of local counsel in each appropriate jurisdiction and, in the case of any actual or perceived conflict of interest, one additional firm of counsel for the Administrative Agent and the Lead Arrangers (and in the case of enforcement of this Agreement, the Lenders and L/C Issuers).

(b) Borrower agrees to indemnify and hold harmless each Agent, each Lead Arranger, each Lender, each L/C Issuer, each of their respective Affiliates (including, without limitation, controlling persons) and each of their respective directors, officers, employees, agents, advisors, controlling persons, equityholders, partners, members and other representatives and each of their respective successors and permitted assigns (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all joint and several actions, suits, judgments and other proceedings, investigations, inquiries, losses, claims, damages, liabilities, obligations, penalties and reasonable and documented out-of-pocket expenses, costs or disbursements (including reasonable, documented and invoiced fees, charges and disbursements of one primary outside counsel for all Indemnitees, taken as a whole, and, if reasonably necessary, a single outside local counsel in each appropriate jurisdiction (which may include a single special counsel in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel for all Indemnitees subject to such conflict taken as a whole)) and proceedings, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Credit Document, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use or proposed use of the proceeds of the Loans or any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Borrower or any of its subsidiaries or Affiliates or Related Parties; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (1) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties or (2) a material breach of the obligations of such Indemnitee hereunder or (B) result from any proceeding between or among Indemnitees that does not involve an act or omission by Borrower or the Restricted Subsidiaries (other than claims against any Agent or any Lead Arranger in its capacity or in fulfilling its role as an Agent or a Lead Arranger or any similar role hereunder (excluding its role as a Lender)).

(c) Subject to and without limiting the generality of the foregoing sentence, Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable, documented and invoiced fees, charges and disbursements of one firm of counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of counsel in each appropriate jurisdiction (which may include a single special counsel in multiple jurisdictions) for all Indemnitees subject to such conflict taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel for all Indemnitees taken as a whole) and reasonable, documented and invoiced consultant fees, in each case, incurred by or asserted against any Indemnitee arising out of, relating to, or as a result of any claim related to Environmental Laws and Borrower or any of the Restricted Subsidiaries, or any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any property for which Borrower or any of its respective Restricted Subsidiaries is, or is alleged to be, liable under Environmental Laws; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties.

(d) Except as expressly provided in Section 10.5(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 10.5 shall not apply to Taxes other than any Taxes that represent losses or damages from any non-Tax claim.

(e) To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(f) The agreements in this Section 10.5 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement. All amounts due under this Section 10.5 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

10.6 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrower or any Guarantor against any of and all the obligations of Borrower or any Guarantor now or hereafter existing under this Agreement or any other Credit Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Credit Document and although the obligations may be unmatured. The rights of each Lender under this Section 10.6 are in addition to other rights and remedies (including other rights of set-off) of such Lender and may be exercised only at the direction of the Administrative Agent or the Requisite Lenders.

10.7 Applicable Law. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER CREDIT DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

10.8 Waivers; Amendment.

(a) No failure or delay of the Administrative Agent or any Lender in exercising any right or power hereunder or under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent and the Lenders hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Credit Document or consent to any departure by Borrower or any other Credit Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section 10.8, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Borrower or any other Credit Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any other Credit Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.15, Section 2.20, Section 2.21 and Section 2.22, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Requisite Lenders; provided that any waiver, amendment or modification that relates to a particular Class and does not amend, waive or modify such provisions with respect to another Class shall only require a writing entered into by Borrower and the Requisite Lenders of such Class directly affected, and (z) in the case of any other Credit Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent and consented to by the Requisite Lenders; provided, however, that except as provided in Section 2.15(b), Section 2.20 and Section 2.21, no such agreement shall:

(i) decrease, forgive, waive or excuse the principal amount of, or any interest on, or any fees in respect of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Advance (other than by waiver or modification of a condition precedent, mandatory prepayment, Default, Event of Default, financial ratio or covenant) or any amendment to effect a new benchmark rate in accordance with Section 2.15(a), without the prior written consent of each Lender directly affected thereby;

(ii) increase or extend the Commitment of any Lender or decrease, forgive, waive or excuse the fees of any Lender or fees of any Agent without the prior written consent of such Lender or Agent, as applicable (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase or extension of the Commitments of any Lender);

(iii) postpone any date fixed by this Agreement or any other Credit Document for any payment (including scheduled amortization payments, but excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Credit Document without the written consent of each Lender adversely affected thereby;

(iv) amend or modify the provisions of this Section 10.8 or the definition of the term “Requisite Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender (it being understood that, with the consent of the Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Requisite Lenders on substantially the same basis as the Loans, Commitments and L/C Obligations are included on the Closing Date);

(v) release all or substantially all of the Collateral (or subordinate the Liens in favor of the Administrative Agent or Collateral Agent, as applicable, on all or substantially all of the Collateral) or release Holdings or all or substantially all of the value of the guarantees under the Pledge and Security Agreement, without the prior written consent of each Lender;

(vi) amend the provisions of Section 2.14 of this Agreement or any analogous provision of any other Credit Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the consent of each Lender adversely affected thereby;

(vii) amend, modify or otherwise affect the rights or duties of the Administrative Agent or L/C Issuer hereunder without the prior written consent of the Administrative Agent or L/C Issuer, as applicable, acting as such at the effective date of such agreement, as applicable; or

(viii) change the coin or currency in which the principal of any Loan or the interest thereon is payable pursuant to Sections 2.1, 2.2 or 2.6, without the prior written consent of each Lender directly affected thereby.

Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 10.8 and any consent by any Lender pursuant to this Section 10.8 shall bind any assignee of such Lender.

Notwithstanding anything herein, the Financial Maintenance Covenants and any financial definition for purposes of calculating the Financial Maintenance Covenants and the cure right in Section 8.2 or other related Events of Default may only be amended, waived or modified by the

Requisite Class Lenders for the Revolving Commitments (other than any Lenders under any Incremental Revolving Facility or Refinancing Revolving Facility that have agreed not to receive the benefit of the Financial Maintenance Covenants).

(c) Without the consent of the Administrative Agent, any L/C Issuer or any Lender, the Credit Parties and the Administrative Agent or Collateral Agent, as applicable, may (in their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment, modification or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d) This Agreement and the other Credit Documents may be amended (or amended and restated) with the written consent of the Requisite Lenders, the Administrative Agent and Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Requisite Lenders.

(e) Notwithstanding anything in this Agreement or any other Credit Document to the contrary, Borrower may enter into Incremental Amendments in accordance with Section 2.20 and Refinancing Amendments in accordance with Section 2.21, Extension Amendments in accordance with Section 2.22, and such Incremental Amendments, Refinancing Amendments and Extension Amendments shall be effective to amend the terms of this Agreement and the other applicable Credit Documents, in each case, without any further action or consent of any other party to any Credit Document. In connection with the incurrence of any Incremental Loan or Incremental Equivalent Debt or Refinancing Indebtedness in respect thereof, in each case, that is to be secured on a pari passu or junior basis with the Obligations as permitted under this Agreement, each of the Lender Parties hereby authorizes the Collateral Agent, and the Collateral Agent hereby agrees, to promptly take such steps, including entering into any amendment, supplement or replacement of any Collateral Document on behalf of the Secured Parties, as Borrower may reasonably request in order to grant a perfected pari passu or junior Lien, as applicable, on the Collateral to the providers of such Incremental Term Loan, Incremental Equivalent Debt or Refinancing Indebtedness, provided that such step would not reasonably be expected to materially and adversely affect the rights and remedies of the Collateral Agent or any of the other existing Secured Parties under such Collateral Document or the ability of the existing Secured Parties to exercise the same (other than as a result of such Indebtedness being incurred or the holders or lenders of such Indebtedness having such Liens on the Collateral).

(f) Notwithstanding the foregoing, the Administrative Agent, with the consent of Borrower, may amend, modify or supplement any Credit Document without the consent of any Lender or the Requisite Lenders in order to (i) correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Credit Document or (ii) comply with local law or advice of local counsel; provided that the Administrative Agent shall promptly give the Lenders notice of any such amendment, modification or supplement.

(g) Notwithstanding the foregoing, Repricing Transactions shall be permitted without the approval or consent of the Lenders other than any Lender holding Term Loans subject to such Repricing Transactions that will continue as a Lender hereunder in respect of the repriced tranche of Loans or modified Loans.

(h) Notwithstanding the foregoing, any amendment or modification to the definition of the term “Applicable Premium” or “2020 Incremental Prepayment Premium” or to any provision in Section 2.11 in which such terms are used shall, in each case, to the extent adversely affecting the 2020 Incremental Term Lenders, require the consent of the Requisite Class Lenders for the 2020 Incremental Term Loans.

10.9 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

10.10 Entire Agreement. This Agreement, the other Credit Documents and the agreements regarding certain fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Credit Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Credit Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Credit Documents.

10.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

10.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 10.3. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be as effective as delivery of a manually signed original.

10.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

10.15 Jurisdiction; Consent to Service of Process.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Credit Documents in the courts of any jurisdiction, except that each of the Credit Parties agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction) and (b) in any such action or proceeding brought against any Credit Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Credit Party from asserting or seeking the same in the New York Courts.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each Credit Party hereby irrevocably and unconditionally:

(i) appoints Borrower, with an office specified in Schedule 10.1, as the authorized agent (in such capacity, the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein; and

(ii) agrees that service of process in any such action or proceeding may be effected by delivering a copy of such process to the Credit Parties in the care of the Authorized Agent at such Authorized Agent’s above address, and by mailing a copy thereof by registered or certified mail (or substantially similar form of mail), postage prepaid, to the Credit Parties at the address set forth in Schedule 10.1.

(d) Each Credit Party hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as agent for service of process, and each Credit Party agrees to take any and all actions that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon such Credit Party.

10.16 Confidentiality. Each of the Lenders and each of the Agents agrees that it shall maintain in confidence any information relating to Borrower and any of the subsidiaries furnished to it by or on behalf of Borrower or any of the subsidiaries (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party in violation of this Section 10.16, (b) has been independently developed by such Lender or such Agent without violating this Section 10.16 or (c) was available to such Lender or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Borrower or any other Credit Party) and shall not reveal the same other than to its respective officers, directors, employees, stockholders, partners, members, accountants, attorneys, agents, representatives and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender or such Agent (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), except: (A) to the extent necessary to comply with law or regulation or any legal, judicial or administrative process, as otherwise required by law or regulation or the orders or requests of any Governmental Authority, the National Association of Insurance Commissioners, any self-regulatory authority or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc.,

(C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), (D) in order to enforce its rights under any Credit Document in a legal proceeding, (E) to any pledgee under Section 10.4(j) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), (F) to any direct or indirect contractual counterparty in Hedge Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.16) and (G) on a confidential basis to (x) any ratings agency in connection with rating Borrower or any of its respective subsidiaries or the Loans hereunder, the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities or (z) market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the other Credit Documents. Notwithstanding the foregoing, no such information shall be disclosed to a Disqualified Person that constitutes a Disqualified Person at the time of such disclosure without Borrower’s prior written consent.

10.17 Platform; Borrower Materials. Borrower hereby acknowledges that (a) the Administrative Agent or the Lead Arrangers will make available to the Lenders materials or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be Public Lenders that do not wish to receive material non-public information with respect to Borrower or its securities. Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (a) all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof, (b) by marking Borrower Materials “PUBLIC”, Borrower shall be deemed to have authorized the Administrative Agent, each Lead Arranger and the Lenders to treat the Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States federal and state securities laws, it being understood that Borrower will be deemed to so designate the financial statements required to be delivered pursuant to Section 5.4(a) and (b) and the Compliance Certificates required to be delivered pursuant to Section 5.4(c), (c) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (d) the Administrative Agent and the Lead Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

10.18 Release of Liens and Guarantees. (a) The Administrative Agent, Collateral Agent, Lenders and the L/C Issuers hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be released and to the extent permitted under applicable law, automatically released: (i) as set forth in Section 10.18(c) or Section 10.18(d) below; (ii) substantially concurrently with or upon the sale or other disposition of such Collateral by any Credit Party to a person that is not (and is not required to become) a Credit Party in a transaction not prohibited by this Agreement or, to the extent the release of such

Liens is required in order to effectuate any such sale or other disposition, immediately prior to such sale or other disposition (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by an Authorized Officer of Borrower upon its reasonable request without further inquiry), (iii) if the release of such Lien is approved, authorized or ratified in writing by the Requisite Lenders (or such other Lenders whose consent may be required in accordance with Section 10.8(b)), (iv) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with clause (b) below and Section 10.8(c), (v) to the extent any asset or property constitutes Excluded Property, (vi) as required by the Collateral Agent to effect any sale or disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents. Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those being released) upon (or Obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale or disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents.

(b) In addition, the Administrative Agent, Collateral Agent, Lenders and the L/C Issuers hereby irrevocably agree that a Guarantor shall be released from the guarantees and the Collateral Documents upon consummation of any transaction not prohibited hereunder resulting in such Guarantor ceasing to constitute a Guarantor (including the designation of such Person as an Unrestricted Subsidiary or Immaterial Subsidiary or the merger or consolidation of such Guarantor where the surviving or continuing Person is not a Guarantor in a transaction permitted hereunder) or otherwise a subsidiary (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by an Authorized Officer of Borrower upon its reasonable request without further inquiry). Notwithstanding the foregoing or anything to the contrary herein, (i) the release of any Guarantor under this Section 10.18 or otherwise hereunder shall only be permitted if any such permitted transaction or series of related transactions is not consummated for the primary purpose of effecting a release of such Guarantor from its Obligations under the Credit Documents in accordance with the terms hereof, and (ii) the Borrower may not effect a release of any Guarantor that is a wholly owned Restricted Subsidiary that becomes an Excluded Subsidiary due solely to a disposition of Equity Interests in (or issuance of Equity Interests by) such Guarantor, unless in the case of this clause (ii) (x) the transaction related to such release is a disposition of Equity Interests for fair market value to an unaffiliated third party and for a bona fide primary business purpose and (y) at the time of such release, after giving pro forma effect to such release and the consummation of the related transaction, the Borrower has capacity to make (and shall be deemed to have made) an Investment in such released subsidiary and such released subsidiary has the capacity to incur (and shall be deemed to have incurred) any Indebtedness and Liens of such released Restricted Subsidiary.

(c) Notwithstanding anything to the contrary contained herein or any other Credit Document, upon request of Borrower, the Administrative Agent or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any other Secured Party) take such actions as shall be required to release or subordinate any Lien on any property granted to or held by the Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 6.2 to be senior to the Liens of the Collateral Agent on such property or that is Excluded Property; provided that, prior to any such request, Borrower shall have in each case delivered to the Administrative Agent a certificate of an Authorized Officer of Borrower certifying that such Lien is permitted to be senior to the Liens under this Agreement or that such property is Excluded Property, as applicable.

(d) Notwithstanding anything to the contrary contained herein or in any other Credit Document, the Lenders and the L/C Issuers hereby irrevocably authorize the Agents, as applicable, to, and the Agents shall promptly, execute and deliver any instruments, documents, and agreements and take any other action (including making any filings) necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 10.18, all without the requirement of notice to or the further consent or joinder of any Lender or L/C Issuer. Any representation, warranty or covenant contained in any Credit Document relating to any such Collateral or Guarantor shall no longer be deemed to be made. In connection with any release hereunder, the Agents shall promptly (and the Lenders and the L/C Issuers hereby authorize the Agents to) take such action (including making any filings) and execute and deliver any such documents as may be reasonably requested by Borrower, at Borrower’s expense, in connection with the release of any Liens created by any Credit Document in respect of such Restricted Subsidiary, property or asset.

10.19 Judgment. The Obligations of Borrower due to any party hereto shall, notwithstanding any judgment in a currency (the “judgment currency”) other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency such party may, in accordance with normal banking procedures, purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to such party in Dollars, Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss; if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement, such party agrees to remit to Borrower such excess.

10.20 USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party in accordance with the USA PATRIOT Act. Each Credit Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

10.21 Acknowledgements. Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Lender Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this

Agreement or the other Credit Documents, irrespective of whether the Lender Parties have advised or are advising the Credit Parties on other matters, and the relationship between the Lender Parties, on the one hand, and the Credit Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Lender Parties, on the one hand, and the Credit Parties, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do the Credit Parties rely on, any fiduciary duty to the Credit Parties or their Affiliates on the part of the Lender Parties, (c) the Credit Parties are capable of evaluating and understanding, and the Credit Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Credit Documents, (d) the Credit Parties have been advised that the Lender Parties are engaged in a broad range of transactions that may involve interests that differ from the Credit Parties’ interests and that the Lender Parties have no obligation to disclose such interests and transactions to the Credit Parties, (e) the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Credit Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Credit Documents, (f) each Lender Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Credit Parties, any of their Affiliates or any other person, (g) none of the Lender Parties has any obligation to the Credit Parties or their Affiliates with respect to the transactions contemplated by this Agreement or the other Credit Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Lender Party and the Credit Parties or any such Affiliate and (h) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lender Parties or among the Lender Parties and the Credit Parties.

10.22 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties hereto, each such party hereto acknowledges that any liability of any Lender or Agent that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Agent that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

10.23 Acknowledgement Regarding Any Supported QFCs. Notwithstanding anything to the contrary in this Agreement, this Section 10.23 shall apply only with respect to Revolving Loans and Revolving Lenders and shall not apply with respect to Term Loans and Term Lenders. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for swap contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States.

(b) As used in this Section 10.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PRIME CUT MERGER SUB INC.,
as Initial Borrower

By:
	Name:	Lucas Flynn
	Title:	Vice President

~~PRIME CUT~~FOGO DE CHÃO
INTERMEDIATE HOLDINGS INC.
(formerly known as Prime Cut
Intermediate Holdings Inc.), as Holdings

By:
	Name:	Lucas Flynn
	Title:	Vice President

[Signature Page to Sampa Credit and Guaranty Agreement]

FOGO DE CHÃO, INC.,
as successor Borrower

By:
	Name:	Lawrence Johnson
	Title:	Chief Executive Officer

[Signature Page to Sampa Credit and Guaranty Agreement]

BRASA (PURCHASER) INC., BRASA (HOLDINGS) INC.,
FOGO DE CHÃO CHURRASCARIA (BELLEVUE) INC., as Guarantors

By:
	Name:	Lawrence Johnson
	Title:	Chief Executive Officer

FOGO DE CHÃO (HOLDINGS) INC., as a Guarantor

By:
	Name:	Lawrence Johnson
	Title:	President and Chief Executive Officer

[Signature Page to Sampa Credit and Guaranty Agreement]

FOGO DE CHÃO CHURRASCARIA (BALTIMORE) LLC,
FOGO DE CHÃO CHURRASCARIA (DENVER) LLC,
FOGO DE CHÃO CHURRASCARIA (INDIANAPOLIS) LLC,
FOGO DE CHÃO CHURRASCARIA (KANSAS CITY) LLC,
FOGO DE CHÃO CHURRASCARIA (SUNRISE FLORIDA) LLC,
FOGO DE CHÃO CHURRASCARIA (PORTLAND) LLC,
FOGO DE CHÃO CHURRASCARIA (SAN FRANCISCO) LLC,
FOGO DE CHÃO CHURRASCARIA (LAS VEGAS) LLC,
FOGO DE CHÃO CHURRASCARIA (WASHINGTON, D.C.) LLC,
FOGO DE CHÃO CHURRASCARIA (MIAMI) LLC,
FOGO DE CHÃO CHURRASCARIA (MINNEAPOLIS) LLC,
FOGO DE CHAO CHURRASCARIA (ORLANDO) LLC,
FOGO DE CHÃO CHURRASCARIA (PHILADELPHIA) LLC,
FOGO DE CHAO CHURRASCARIA (PHOENIX) LLC,
FOGO DE CHÃO CHURRASCARIA (LOS ANGELES) LLC,
FOGO DE CHÃO CHURRASCARIA (DUNWOODY ATLANTA) LLC, as Guarantors

By:
Name:	Lawrence Johnson
Title:	Manager

[Signature Page to Sampa Credit and Guaranty Agreement]

FOGO DE CHÃO CHURRASCARIA (NAPERVILLE) LLC,
FOGO DE CHÃO CHURRASCARIA (ROSEMONT) LLC,
FOGO DE CHÃO 53RD STREET, NEW YORK LLC,
FOGO DE CHÃO CHURRASCARIA (SAN JOSE) LLC,
FOGO DE CHÃO CHURRASCARIA (BOSTON) LLC,
FOGO DE CHÃO CHURRASCARIA (SAN DIEGO) LLC,
FOGO DE CHÃO CHURRASCARIA (PITTSBURGH) LLC,
FOGO DE CHÃO CHURRASCARIA (KING OF PRUSSIA) LLC,
FOGO DE CHÃO CHURRASCARIA (NEW ORLEANS) LLC,
FOGO DE CHÃO (MEXICO) LLC,
FOGO DE CHÃO CHURRASCARIA (TYSONS) LLC,
FOGO DE CHÃO CHURRASCARIA (JACKSONVILLE) LLC,
FOGO DE CHÃO CHURRASCARIA (TROY) LLC,
FOGO DE CHÃO CHURRASCARIA (LONG ISLAND) LLC,
FOGO DE CHÃO CHURRASCARIA (WHITE PLAINS) LLC,
FOGO DE CHÃO CHURRASCARIA (ST. LOUIS) LLC, FOGO DE CHÃO CHURRASCARIA (PARK MEADOW) LLC, as Guarantors

By:
Name:	Lawrence Johnson
Title:	Manager

[Signature Page to Sampa Credit and Guaranty Agreement]

FOGO DE CHÃO CHURRASCARIA (ONE UPTOWN), LLC,
FOGO DE CHÃO CHURRASCARIA (WOODLANDS) LLC,
FOGO DE CHAO CHURRASCARIA (LEGACY PLANO) LLC,
FOGO DE CHÃO CHURRASCARIA (AUSTIN) LLC,
FOGO DE CHÃO CHURRASCARIA (SAN ANTONIO) LLC,
FOGO DE CHAO CHURRASCARIA (TEXAS GP) LLC,
FOGO DE CHÃO CHURRASCARIA (DALLAS) LLC,
VARZEA ALEGRE (DALLAS) LLC, FOGO DE CHÃO CHURRASCARIA (HOUSTON) LLC,
VARZEA ALEGRE II (HOUSTON) LLC, FOGO DE CHAO CHURRASCARIA (ATLANTA) LLC,
FOGO DE CHAO CHURRASCARIA (CALIFORNIA), LLC,
FOGO DE CHÃO CHURRASCARIA (CHICAGO) LLC, as Guarantors

By:
Name:	Lawrence Johnson
Title:	Manager

[Signature Page to Sampa Credit and Guaranty Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Sampa Credit and Guaranty Agreement]

CREDIT SUISSE AG, NEW YORK BRANCH,
as Lender and L/C Issuer

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Sampa Credit and Guaranty Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender and L/C Issuer

By:
Name:
Title:

[Signature Page to Sampa Credit and Guaranty Agreement]

EXHIBIT A-1

[FORM OF]

FUNDING NOTICE

To:	Credit Suisse AG, Cayman Islands Branch,
as Administrative Agent for
the Lenders referred to below

[●], 20[●]

Ladies and Gentlemen:

Reference is made to the Credit and Guaranty Agreement, dated as of April 5, 2018 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), among Prime Cut Merger Sub Inc., Fogo de Chão, Inc., Prime Cut Intermediate Holdings Inc., the guarantors party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the lenders party thereto from time to time. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement.

The undersigned hereby gives you notice pursuant to Section [2.1]1[2.2]2 of the Credit Agreement that it requests a borrowing under the Credit Agreement on [mm/dd/yy] (the “Credit Date”), and in that connection sets forth below the terms on which such borrowing is requested to be made:

Term Loans

☐ Base Rate Loans:	$

☐ Eurodollar Rate Loans, with an initial Interest Period of month(s)	$

Revolving Loans

☐ Base Rate Loans:	$

☐ SOFR Loans, with an initial Interest Period of month(s)	$

[1]	In the case of a Term Loan borrowing.
[2]	In the case of a Revolving Loan borrowing.

The account of the Borrower to which proceeds of the Loans requested on the Credit Date are to be made available by the Administrative Agent to the Borrower are as follows:

Bank Name:
Bank Address:
ABA Number:
Account Number:
Attention:
Reference:

[Remainder of page intentionally left blank]

[PRIME CUT MERGER SUB INC.] [FOGO DE CHÃO, INC.]

By:
Name:
Title:

[Signature Page to Funding Notice]

EXHIBIT A-2

[FORM OF]

NOTICE OF CONVERSION/CONTINUATION

Reference is made to that certain Credit and Guaranty Agreement, dated as of April 5, 2018, among Prime Cut Merger Sub Inc., Fogo de Chão, Inc., Prime Cut Intermediate Holdings Inc., the guarantors party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as administrative agent and as collateral agent, and the lenders party thereto from time to time (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined). Pursuant to Section 2.7 of the Credit Agreement, the Borrower desires to convert or continue Loans as follows:

1.	Date of conversion/continuation: ,

2.	Amount of Loans being converted/continued: $

3.	Class of Loans being converted/continued:

[    ] a. [            ]1 Term Loans

[    ] b. [            ]2 Revolving Loans

4.	Nature of conversion/continuation:

[    ] a. Conversion of Base Rate Loans of Term Loans to Eurodollar Rate Loans

[    ] b. Conversion of Base Rate Loans of Revolving Loans to SOFR Loans

[    ] c. Conversion of Eurodollar Rate Loans of Term Loans to Base Rate Loans

[    ] d. Conversion of SOFR Loans of Revolving Loans to Base Rate Loans

[    ] e. Continuation of Base Rate Loans as such

[    ] f. Continuation of Eurodollar Rate Loans of Term Loans as such

[    ] g. Continuation of SOFR Loans of Revolving Loans as such

[1]	Fill in the appropriate terminology for the Class of Term Loans to be converted/continued (e.g., Term Loans, Incremental Term Loans, Refinancing Term Loans, etc.).
[2]	Fill in the appropriate terminology for the Class of Revolving Loans to be converted/continued (e.g., Revolving Loans, Incremental Revolving Loans, Refinancing Revolving Loans, etc.).

EXHIBIT A-2

5. If Loans are being continued as or converted to Eurodollar Rate Loans, the duration of the new Interest Period that commences on the conversion/continuation date:         month(s)

5. If Loans are being continued as or converted to SOFR Loans, the duration of the new Interest Period that commences on the conversion/continuation date:             month(s)

DATED:	FOGO DE CHÃO, INC.

By:
Name:
Title:

[Signature Page to Notice of Conversion/Continuation]